                                                                                           Effective March 31, 2004

                                            CODE OF ETHICS AND CONDUCT

                                             T. ROWE PRICE GROUP, INC.
                                                AND ITS AFFILIATES

                                            CODE OF ETHICS AND CONDUCT
                                                        OF
                                             T. ROWE PRICE GROUP, INC.
                                                AND ITS AFFILIATES

                                                 TABLE OF CONTENTS
                                                                                                             Page
GENERAL POLICY STATEMENT........................................................................................1-1
       Purpose of Code of Ethics and Conduct....................................................................1-1
       Persons and Entities Subject to the Code.................................................................1-1
       Status as a Fiduciary....................................................................................1-2
       NASDAQ Requirements......................................................................................1-2
       What the Code Does Not Cover.............................................................................1-3
             Sarbanes-Oxley Codes...............................................................................1-3
             Compliance Procedures for Funds and Federal Advisers...............................................1-3
       Compliance with the Code.................................................................................1-3
       Questions Regarding the Code.............................................................................1-3

STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL...........................................................2-1
       Allocation of Client Brokerage...........................................................................2-1
       Annual Verification of Compliance........................................................................2-1
       Antitrust   ........................................................................................2-1; 7-1
       Anti-Money Laundering....................................................................................2-1
       Compliance with Copyright and Trademark Laws........................................................2-1; 5-1
       Computer Security...................................................................................2-1; 6-1
       Conflicts of Interest....................................................................................2-2
             Relationships with Profitmaking Enterprises........................................................2-2
             Service with Nonprofitmaking Organizations.........................................................2-2
             Relationships with Financial Service Firms.........................................................2-3
             Existing Relationships with Potential Vendors......................................................2-3
       Confidentiality..........................................................................................2-3
             Internal Operating Procedures and Planning.........................................................2-3
             Clients, Fund Shareholders, and TRP Brokerage Customers............................................2-4
             Investment Advice..................................................................................2-4
             Investment Research................................................................................2-5
             Employee Information...............................................................................2-5
             Understanding as to Clients' Accounts and Company Records
               at Time of Termination of Association............................................................2-5
             Health Insurance Portability and Accountability Act of 1996 ("HIPAA")..............................2-5
       Employment of Former Government Employees................................................................2-5
       Financial Reporting......................................................................................2-6
       Gifts and Gratuities.....................................................................................2-6
             Receipt of Gifts...................................................................................2-6
             Giving of Gifts....................................................................................2-7
             Additional Requirements for the Giving of Gifts in Connection
               with the Broker/Dealer...........................................................................2-7
             Entertainment......................................................................................2-8
             Research Trips.....................................................................................2-9
             Other Payments from Brokers, Portfolio Companies, and Vendors......................................2-9
       Health and Safety in the Workplace.......................................................................2-9
       Human Resources..........................................................................................2-9
             Equal Opportunity..................................................................................2-9
             Drug Free and Alcohol Free Environment............................................................2-10
             Past and Current Litigation.......................................................................2-10
             Policy Against Harassment and Discrimination......................................................2-10
       Illegal Payments........................................................................................2-11
       Inside Information......................................................................................2-11
       Investment Clubs........................................................................................2-11
       Marketing and Sales Activities..........................................................................2-11
       Political Activities and Contributions..................................................................2-11
             Lobbying..........................................................................................2-12
       Protection of Corporate Assets..........................................................................2-13
       Quality of Services.....................................................................................2-13
       Record Retention........................................................................................2-13
       Referral Fees...........................................................................................2-14
       Release of Information to the Press.....................................................................2-14
       Responsibility to Report Violations.....................................................................2-14
             General Obligation of Officers and Employees......................................................2-14
             Sarbanes-Oxley Whistleblower Procedures...........................................................2-14
             Sarbanes-Oxley Attorney Reporting Requirements....................................................2-15
       Service as Trustee, Executor or Personal Representative.................................................2-15
       Speaking Engagements and Publications...................................................................2-15
       Appendix A  2A

STATEMENT OF POLICY ON MATERIAL, INSIDE (NON-PUBLIC) INFORMATION................................................3-1
APPENDIX B         3B

STATEMENT OF POLICY ON SECURITIES TRANSACTIONS..................................................................4-1

STATEMENT OF POLICY WITH RESPECT TO COMPLIANCE
   WITH COPYRIGHT AND TRADEMARK LAWS............................................................................5-1

STATEMENT OF POLICY WITH RESPECT TO COMPUTER SECURITY
   AND RELATED ISSUES...........................................................................................6-1

STATEMENT OF POLICY ON COMPLIANCE WITH
   ANTITRUST LAWS  7-1

STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY.................................................................8-1

                                            CODE OF ETHICS AND CONDUCT
                                                        OF
                                             T. ROWE PRICE GROUP, INC.
                                                AND ITS AFFILIATES
                                                       INDEX

Access Persons..................................................................................................4-4
Activities, Political..........................................................................................2-11
Alcohol Free Environment.......................................................................................2-10
Allocation of Client Brokerage..................................................................................2-1
Antitrust..................................................................................................2-1; 7-1
Anti-Money Laundering...........................................................................................2-1
Annual Disclosure by Access Persons............................................................................4-30
Annual Verification of Compliance...............................................................................2-1
Assets, Protection of Corporate................................................................................2-13
Association of Investment Management and Research ("AIMR").....................................................2-11
Beneficial Ownership............................................................................................4-5
Chinese Wall...................................................................................................3-12
Clients' Accounts and Company Records...........................................................................2-5
Client Brokerage, Allocation of.................................................................................2-1
Clients, Shareholders and Brokerage Customers...................................................................2-4
Client Limit Orders............................................................................................4-26
Code of Ethics and Conduct, Compliance with.....................................................................1-3
Code of Ethics and Conduct, Purpose of..........................................................................1-1
Code of Ethics and Conduct, Questions Regarding.................................................................1-3
Code of Ethics and Conduct, Persons and Entities Subject to.....................................................1-1
Co-Investment with Client Investment Partnerships..............................................................4-22
Commodity Futures Contracts....................................................................................4-10
Compliance Procedures, Funds and Federal Advisers...............................................................1-3
Computer Security..........................................................................................2-1; 6-1
Conduct, Standards of, Price Group and its Personnel............................................................2-1
Confidentiality/Privacy....................................................................................2-3; 8-1
Confidentiality of Computer Systems Activities and Information..................................................6-1
Conflicts of Interest...........................................................................................2-2
Contributions, Political.......................................................................................2-11
Copyright Laws, Compliance with............................................................................2-1; 5-1
Corporate Assets, Protection of................................................................................2-13
Criminal Justice Act 1993.......................................................................................3-8
Data Privacy and Protection.....................................................................................6-2
Drug Free Environment..........................................................................................2-10
Employment of Former Government Employees.......................................................................2-5
Entertainment...................................................................................................2-8
Equal Opportunity...............................................................................................2-9
Excessive Trading, Mutual Funds Shares..........................................................................4-2
Exchange Traded Funds ("ETFs").................................................................................4-12
Exchange - Traded Index Options................................................................................4-26
Executor, Service as...........................................................................................2-15
Fees, Referral.................................................................................................2-14
Fiduciary, Price Advisers' Status as a .........................................................................1-2
Financial Reporting.............................................................................................2-6
Financial Service Firms, Relationships with.....................................................................2-3
Financial Services and Markets Act 2000....................................................................3-8;3-11
Front Running...................................................................................................4-1
Gambling Related to Securities Markets.........................................................................4-29
General Policy Statement........................................................................................1-1
Gifts, Giving...................................................................................................2-7
Gifts, Receipt of...............................................................................................2-6
Government Employees, Employment of Former......................................................................2-5
Harassment and Discrimination, Policy Against..................................................................2-10
Health and Safety in the Workplace..............................................................................2-9
Health Insurance Portability and Accountability Act of 1996 ("HIPAA")...........................................2-5
iTrade...................................................................................................4-14; 4-16
Illegal Payments...............................................................................................2-11
Independent Directors of Price Funds, Reporting................................................................4-20
Independent Directors of Price Group, Reporting................................................................4-23
Independent Directors of Savings Bank, Transaction Reporting...................................................4-23
Information, Release to the Press..............................................................................2-14
Initial Public Offerings.................................................................................4-12; 4-15
Inside Information........................................................................................2-11; 3-1
Insider Trading and Securities Fraud Enforcement Act of 1988...............................................3-1; 4-1
Interest, Conflicts of..........................................................................................2-2
Internal Operating Procedures and Planning......................................................................2-3
Internet, Access to.............................................................................................6-4
Investment Advice...............................................................................................2-4
Investment Clubs.........................................................................................2-11; 4-24
Investment Personnel............................................................................................4-4
Investment Research.............................................................................................2-5
Large Issuer/Volume Transactions...............................................................................4-25
Litigation, Past and Current...................................................................................2-10
Lobbying.......................................................................................................2-12
Margin Accounts................................................................................................4-24
Marketing and Sales Activities.................................................................................2-11
Mutual Fund Shares, Excessive Trading of .......................................................................4-2
NASDAQ Requirements.............................................................................................1-2
Non-Access Persons..............................................................................................4-4
Nonprofitmaking Organizations, Service with.....................................................................2-2
Options and Futures............................................................................................4-26
Payments from Brokers, Portfolio Companies, and Vendors.........................................................2-9
Payments, Illegal..............................................................................................2-11
Personal Securities Holdings, Disclosure of by Access Persons..................................................4-29
Personal Representative, Service as............................................................................2-15
Political Action Committee ("PAC").............................................................................2-12
Political Activities and Contributions.........................................................................2-11
Press, Release of Information to the...........................................................................2-14
Price Group, Standards of Conduct...............................................................................2-1
Price Group Stock, Transactions in..............................................................................4-6
Prior Transaction Clearance of Securities Transactions (other than Price Group stock)...........................4-9
Prior Transaction Clearance Denials, Requests for Reconsideration..............................................4-18
Privacy Policies and Procedures.................................................................................8-1
Private Placement, Investment In.........................................................................4-13; 4-16
Private Placement Memoranda....................................................................................3-13
Profitmaking Enterprises, Relationships with....................................................................2-2
Protection of Corporate Assets.................................................................................2-13
Publications...................................................................................................2-15
Quality of Services............................................................................................2-13
Questions Regarding the Code....................................................................................1-3
Rating Changes on Security...............................................................................4-17; 4-25
Record Retention...............................................................................................2-13
Referral Fees..................................................................................................2-14
Regulation FD...................................................................................................3-7
Release of Information to the Press............................................................................2-14
Reporting by Independent Directors of the Price Funds..........................................................4-20
Reporting by Independent Directors of Price Group..............................................................4-23
Reporting by Independent Directors of the Savings Bank.........................................................4-23
Reporting, Financial............................................................................................2-6
Reporting, Price Group Stock Transactions.......................................................................4-8
Reporting, Securities Transactions (other than Price Group stock)
     (not Independent Directors).........................................................................4-18; 4-20
Research Trips..................................................................................................2-9
Restricted List................................................................................................3-12
Retention, Record..............................................................................................2-13
Rule 10b5-1.....................................................................................................3-6
Rule 10b5-2.....................................................................................................3-4
Safety and Health in the Workplace..............................................................................2-9
Sales and Marketing Activities.................................................................................2-11
Sanctions.................................................................................................1-3; 4-30
Sarbanes-Oxley Attorney Reporting Requirements.................................................................2-15
Sarbanes-Oxley Codes............................................................................................1-3
Sarbanes-Oxley Whistleblower Procedures........................................................................2-14
Savings Bank....................................................................................................4-1
Securities Accounts............................................................................................4-18
Securities Transactions, Reporting of (other than Price Group stock).....................................4-18; 4-20
Services, Quality of...........................................................................................2-13
Short Sales....................................................................................................4-27
Sixty (60) Day Rule............................................................................................4-28
Software Programs, Application of Copyright Law.................................................................6-9
Speaking Engagements...........................................................................................2-15
Standards of Conduct of Price Group and its Personnel...........................................................2-1
Statement, General Policy.......................................................................................1-1
Trademark Laws, Compliance with.............................................................................2-1;5-1
Temporary Workers, Application of Code to..................................................................1-2; 4-3
Termination of Association......................................................................................2-5
Trading Activity, Generally....................................................................................4-25
Trading Activity, Mutual Fund Shares............................................................................4-2
Trips, Research.................................................................................................2-9
Trustee, Service as............................................................................................2-15
Vendors, Relationships with Potential...........................................................................2-3
Violations, Responsibility to Report...........................................................................2-14
Waiver for Executive Officer, Reporting of......................................................................1-3
Watch List.....................................................................................................3-12
Whistleblower Procedures, Sarbanes-Oxley.......................................................................2-14

                                            CODE OF ETHICS AND CONDUCT
                                                         OF
                                              T. ROWE PRICE GROUP, INC.
                                                 AND ITS AFFILIATES

                                              GENERAL POLICY STATEMENT

Purpose of Code of Ethics and Conduct.  As a global  investment  management  firm, we are considered a fiduciary to many of our  clients  and owe them a duty of  undivided  loyalty.  Our  clients  entrust  us with  their  financial well-being  and expect us to always act in their best  interests.  Over the 67 years of our Company's  history,  we have earned a reputation for fair dealing,  honesty,  candor,  objectivity and unbending  integrity.  This has been possible by conducting our business on a set of shared values and principles of trust.

In order to educate our personnel,  protect our reputation,  and ensure that our tradition of integrity  remains as a principle by which we conduct  business,  T. Rowe Price Group,  Inc.  ("Price Group" or "Group") has adopted this
Code of Ethics and Conduct  ("Code").  Our Code  establishes  standards of conduct that we expect each associate to fully  understand  and  agree  to  adopt.  As we  are  in a  highly  regulated  industry,  we  are  governed  by an ever-increasing  body of federal,  state, and international  laws as well as countless rules and regulations which, if not observed,  can subject the firm and its employees to regulatory  sanctions.  In total,  our Code contains 26 separate Standards of Conduct as well as the following separate Statements of Policy:

1.       Statement of Policy on Material, Inside (Non-Public) Information
2.       Statement of Policy on Securities Transactions
3.       Statement of Policy with Respect to Compliance with Copyright and Trademark Laws
4.       Statement of Policy with Respect to Computer Security and Related Issues
5.       Statement of Policy on Compliance with Antitrust Laws
6.       Statement of Policies and Procedures on Privacy

While the Code is intended to provide  you with  guidance  and  certainty  as to whether or not certain  actions or practices  are  permissible,  it does  not  cover  every  issue  that  you  may  face.  The  firm  maintains  other compliance-oriented  manuals and handbooks that may be directly  applicable to your specific  responsibilities  and duties.  Nevertheless,  the  Code  should  be  viewed  as a guide  for you and the firm as to how we  jointly  must conduct our business to live up to our guiding tenet that the  interests of our clients and  customers  must always come first.

Please read the Code carefully and observe and adhere to its guidance.

Persons and Entities Subject to the Code.  The following entities and individuals are subject to the Code:

o        Price Group

o        The subsidiaries and affiliates of Price Group

o        The officers, directors and employees of Group and its affiliates and subsidiaries

Unless the  context  otherwise  requires,  the terms  "Price  Group" and  "Group"  refer to Price Group and all its affiliates and subsidiaries.

In addition, the following persons are subject to the Code:

1.       All temporary workers hired on the Price Group payroll ("TRP Temporaries");

2.       All  agency  temporaries  whose  assignments  at  Price  Group  exceed  four  weeks  or  whose  cumulative assignments exceed eight weeks over a twelve-month period;

3.       All independent or  agency-provided  consultants whose  assignments  exceed four weeks or whose cumulative assignments  exceed  eight  weeks over a  twelve-month  period  and whose  work is closely  related to the ongoing work of Price Group employees (versus project work that stands apart from ongoing work); and

4.       Any contingent  worker whose  assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

The  independent  directors of Price Group,  the Price Funds and the Savings Bank are subject to the  principles of the Code generally and to specific provisions of the Code as noted.

Status as a Fiduciary.  Several of Price Group's  subsidiaries are investment  advisers  registered with the United
States Securities and Exchange  Commission  ("SEC").  These include T. Rowe Price  Associates,  Inc.  ("TRPA"),  T.
Rowe Price  International,  Inc.  ("TRPI"),  T. Rowe Price Stable Asset  Management,  Inc.  ("SAM"),  T. Rowe Price
Advisory  Services,  Inc.  ("TRPAS"),  T. Rowe Price Canada,  Inc. ("TRP Canada"),  T. Rowe Price Global Investment
Services  Limited  ("TRPGIS") and T. Rowe Price Global Asset  Management  Limited  ("TRPGAM").  TRPI,  TRPGIS,  and
TRPGAM  are  also  registered  with  the  United  Kingdom's  Financial  Services  Authority  ("FSA").  TRPI is also registered with the Hong Kong  Securities and Futures  Commission  ("SFC") and the Monetary  Authority of Singapore
("MAS") and TRPGIS is also regulated by the Kanto Local Finance Bureau ("KLFB") in Japan.  All advisers  affiliated with Group will be referred to collectively as the "Price  Advisers"  unless the context  otherwise  requires.  The
Price Advisers will register with  additional  securities  regulators as required by their  respective  businesses.
The primary  responsibility  of the Price Advisers is to render to their advisory  clients on a professional  basis unbiased  advice  regarding  their  clients'  investments.  As  investment  advisers,  the  Price  Advisers  have a fiduciary  relationship  with all of their  clients,  which  means  that they have an  absolute  duty of  undivided loyalty,  fairness and good faith toward their clients and mutual fund shareholders and a corresponding  obligation to refrain  from taking any action or seeking any benefit for  themselves  which  would,  or which would appear to, prejudice the rights of any client or shareholder or conflict with his or her best interests.

NASDAQ  Requirements.  In 2003,  The Nasdaq  Stock  Market,  Inc.  ("NASDAQ")  adopted  amendments  to its rules to require listed  companies to adopt a Code of Conduct for all  directors,  officers,  and employees.  Price Group is listed on  NASDAQ.  This Code is  designed  to fulfill  this  requirement.  A waiver of this Code for an  executive officer of T. Rowe Price Group,  Inc.  must be granted by Group's  Board of  Directors  and reported as required by the pertinent NASDAQ rule.

What the Code Does Not  Cover.  The Code was not  written  for the  purpose of  covering  all  policies,  rules and regulations to which personnel may be subject.  For example, T. Rowe Price Investment Services,  Inc.  ("Investment
Services") is a member of the National  Association of Securities Dealers,  Inc. ("NASD") and, as such, is required to  maintain  written  supervisory  procedures  to  enable  it  to  supervise  the  activities  of  its  registered representatives  and associated  persons to ensure  compliance with applicable  securities laws and regulations and with the  applicable  rules of the NASD.  In  addition,  TRPI,  TRPGAM  and  TRPGIS  are  subject  to the rules and regulations  of FSA and TRPI is also  subject  to the  rules  and  regulations  of the SFC and MAS.  TRPGIS is also subject to the rules and regulations of the KLFB.

         Sarbanes-Oxley  Codes.  The  Principal  Executive  and Senior  Financial  Officers  of Price Group and the
         Price Funds are also  subject to Codes  (collectively  the "S-O  Codes")  adopted to bring these  entities into  compliance  with the applicable  requirements  of the  Sarbanes-Oxley  Act of 2002  ("Sarbanes-Oxley
         Act").  These S-O  Codes,  which are  available  along with this Code on the  firm's  intranet  site under
         Corporate/Legal/Codes  of Ethics, are supplementary to this Code, but administered  separately from it and each other.

         Compliance  Procedures for Funds and Federal Advisers.  Under Rule 38a-1 of the Investment  Company Act of
         1940,  each fund board is  required  to adopt  written  policies  and  procedures  reasonably  designed to prevent  the  fund  from  violating  federal  securities  laws.  These  procedures  must  provide  for the oversight of  compliance  by the fund's  advisers,  principal  underwriters,  administrators  and transfer agents.  Under Rule  206(4)-7 of the  Investment  Advisers Act of 1940,  it is unlawful for an  investment adviser to provide  investment  advice  unless it has  adopted and  implemented  policies  and  procedures reasonably  designed to prevent  violations of federal  securities  laws by the adviser and its supervised persons.

Compliance  with the Code.  Strict  compliance  with the provisions of this Code is considered a basic condition of employment  or  association  with the firm.  An employee may be required to surrender  any profit  realized  from a transaction  that is deemed  to be in  violation  of the Code.  In  addition,  a breach of the Code may  constitute grounds for  disciplinary  action,  including  fines and  dismissal  from  employment.  Employees may appeal to the
Management  Committee  any ruling or decision  rendered  with respect to the Code.  The names of the members of the
Management Committee are included in Appendix A to this Code.

Questions Regarding the Code.  Questions regarding the Code should be referred as follows:

1.       Standards  of Conduct of Price Group and Its  Personnel:  the  Chairperson  of the Ethics  Committee,  the
         Director of Human Resources, or the TRP International Compliance Team.

2.       Statement of Policy on Material,  Inside (Non-Public)  Information:  Legal Department in Baltimore ("Legal
         Department") or the TRP International Compliance Team.

3.       Statement  of Policy on  Securities  Transactions:  For U.S.  personnel:  the  Chairperson  of the  Ethics
         Committee or his or her designee; for International personnel:  the TRP International Compliance Team.

4.       Statement of Policy with Respect to Compliance with Copyright and Trademark Laws:  Legal Department.

5.       Statement  of Policy with  Respect to Computer  Security  and Related  Issues:  Enterprise  Security,  the
         Legal Department or the TRP International Compliance Team.

6.       Statement of Policy on Compliance with Antitrust Laws: Legal Department.

5.       Statement of Policies and  Procedures on Privacy:  Legal  Department or the TRP  International  Compliance
         Team.

For additional information, consult Appendix A following the Standards of Conduct section of the Code.

                               STANDARDS OF CONDUCT OF PRICE GROUP AND ITS PERSONNEL

Allocation  of Client  Brokerage.  The policies of each of the Price  Advisers  with respect to the  allocation  of client  brokerage  are set  forth  in Part II of Form  ADV of each of the  Price  Advisers.  The  Form  ADV is each adviser's  registration  statement filed with the SEC. It is imperative that all employees -- especially  those who are in a position to make recommendations  regarding brokerage allocation,  or who are authorized to select brokers that will  execute  securities  transactions  on behalf  of our  clients  -- read and  become  fully  knowledgeable concerning our policies in this regard.  Any questions  regarding any of the Price  Advisers'  allocation  policies for client  brokerage  should be addressed to the designated  contact  person(s) of the U.S. Equity or Fixed Income or the International Committee, as appropriate. See Appendix A.

Annual  Verification  of  Compliance.  Each  year,  each  person  subject  to the Code (see p 1-1) is  required  to complete a Verification  Statement regarding his or her compliance with various provisions of this Code,  including its policies on personal  securities  transactions  and  material,  inside  information.  In addition,  each Access
Person (defined on p. 4-4),  except the independent  directors of the Price Funds,  must file an initial and annual
Personal Securities Report (defined on p. 4-30).

Antitrust.  The United  States  antitrust  laws are  designed  to ensure fair  competition  and  preserve  the free enterprise  system.  The United  Kingdom and the  European  Union have  requirements  based on similar  principals.
Some of the most  common  antitrust  issues with which an employee  may be  confronted  are in the areas of pricing
(adviser fees) and trade association  activity.  To ensure its employees'  understanding of these laws, Price Group has adopted a Statement of Policy on Compliance  with  Antitrust  Laws.  All employees  should read and  understand this Statement (see page 7-1).

Anti-Money  Laundering.  Certain  subsidiaries  of Price Group are subject to United States or United  Kingdom laws and regulations  regarding the prevention and detection of money  laundering.  For example,  under the U.S. Patriot
Act,  the  affected  subsidiaries  must  develop  internal  policies,  procedures  and  controls  to  combat  money laundering,  designate a Compliance Officer for the anti-money  laundering program,  implement employee training in this area,  and ensure that an  independent  review of the adequacy of controls and  procedures in this area occurs annually. In addition,  the anti-money laundering program must include a Customer  Identification  Program ("CIP").
Each of these entities has specific procedures in this area, by which its employees must abide.

Compliance  with Copyright and Trademark  Laws. To protect Price Group and its  employees,  Price Group has adopted a  Statement  of Policy  with  Respect to  Compliance  with  Copyright  and  Trademark  Laws.  You should  read and understand this Statement (see page 5-1).

Computer  Security.  Computer  systems and programs play a central role in Price Group's  operations.  To establish appropriate  computer  security to minimize  potential for loss or  disruptions to our computer  operations,  Price
Group has adopted a Statement of Policy with Respect to Computer  Security and Related Issues.  You should read and understand this Statement (see page 6-1).

         Conflicts of Interest.  All employees must avoid placing  themselves in a  "compromising  position"  where their interests may be in conflict with those of Price Group or its clients.

         Relationships  with  Profitmaking  Enterprises.  Depending  upon the  circumstances,  an  employee  may be prohibited  from creating or maintaining a  relationship  with a  profitmaking  enterprise.  In all cases, written approval must be obtained as described below.

                  General  Prohibitions.  Employees are generally  prohibited from serving as officers or directors of  issuers  that are  approved  or likely to be  approved  for  purchase  in our  firm's  client accounts.  In addition,  an employee may not accept outside  employment  that will require him or
                  her  to  become   registered  (or  duly  registered)  as  a  representative  of  an  unaffiliated broker/dealer,  investment  adviser or an insurance broker or company unless approval to do so is first obtained in writing from the Chief  Compliance  Officer of the  broker/dealer.  An employee also may not become independently registered as an investment adviser.

                  Approval  Process.  Any outside business  activity,  which may include a second job,  appointment as an officer or director of a for-profit  enterprise,  or self  employment,  must be approved in writing  by the  employee's  supervisor.  If  the  employee  is a  registered  representative  of
                  Investment  Services,  he or she must also receive the written  approval of the Chief  Compliance
                  Officer of the broker/dealer.

                  Review by Ethics  Committee.  If an employee  contemplates  obtaining an interest or relationship that might  conflict or appear to conflict  with the  interests  of Price  Group,  he or she must also receive the prior written  approval of the Chairperson of the Ethics Committee or his or her
                  designee  and, as  appropriate,  the Ethics  Committee  itself.  Examples of  relationships  that might create a conflict or appear to create a conflict of interest may include  appointment  as a director,  officer or partner of an outside profitmaking  enterprise,  employment by another firm in the  securities  industry,  or self  employment  in an investment  capacity.  Decisions by the
                  Ethics  Committee  regarding such positions in outside  profitmaking  enterprises may be reviewed by the Management  Committee  before becoming final.  See below for a discussion of relationships with financial services firms.

                  Approved  Service as Director or Similar  Position.  Certain  employees may serve as directors or as members of creditors  committees or in similar positions for non-public,  for-profit  entities in  connection  with their  professional  activities  at the firm.  An employee  must receive the written  permission  of the  Management  Committee  before  accepting  such a  position  and must relinquish the position if the entity becomes publicly held,  unless otherwise  determined by the
                  Management Committee.

         Service with  Nonprofitmaking  Organizations.  Price Group  encourages its employees to become involved in community  programs and civic  affairs.  However,  employees  should not permit such  activities to affect the performance of their job responsibilities.

                  Approval  Process.  The approval process for service with a nonprofitmaking  organization  varies depending upon the activity undertaken.

                  By  Supervisor.  An employee  must  receive  the  approval  of his or her  supervisor  in writing before  accepting a position as a trustee or member of the Board of Directors  of any  non-profit organization.

                  By Ethics Committee  Chairperson.  If there is any possibility  that the organization  will issue and/or sell  securities,  the employee must also receive the written  approval of the Chairperson of the  Ethics  Committee  or his or her  designee  and,  as  appropriate,  the Chief  Compliance
                  Officer of the broker/dealer before accepting the position.

         Relationships  with  Financial  Service  Firms.  In order to avoid any  actual or  apparent  conflicts  of interest,  employees are prohibited from investing in or entering into any  relationship,  either directly or  indirectly,  with  corporations,  partnerships,  or other  entities  that are engaged in business as a broker, a dealer,  an underwriter,  and/or an investment  adviser.  As described  above,  this prohibition extends to registration  and/or licensure with an unaffiliated  firm. This  prohibition,  however,  is not meant to prevent  employees from  purchasing  publicly  traded  securities of  broker/dealers,  investment advisers or other  companies  engaged in the mutual  fund  industry.  Of course,  all such  purchases  are subject to prior  transaction  clearance and reporting  procedures,  as applicable.  This policy also does not preclude an employee from engaging an outside investment adviser to manage his or her assets.

         If any member of an  employee's  immediate  family is  employed  by, or has a  partnership  interest  in a broker/dealer,  investment adviser, or other entity engaged in the mutual fund industry,  the relationship must be reported to the Ethics Committee.

         An  ownership  interest of .5% or more in any entity,  including a  broker/dealer,  investment  adviser or other  company  engaged in the mutual fund  industry,  must be reported to the  Compliance  section of the
         Legal Department in Baltimore ("Baltimore Legal/Compliance") See p. 4-29.

         Existing  Relationships  with Potential  Vendors.  If an employee is going to be involved in the selection of a vendor to supply  goods or  services  to the  firm,  he or she must  disclose  the  existence  of any on-going  personal or family  relationship  with any  principal  of the vendor to the  Chairperson  of the
         Ethics Committee in writing before becoming involved in the selection process.

Confidentiality.  The  exercise  of  confidentiality  extends  to the  major  areas  of our  operations,  including internal operating  procedures and planning;  clients,  fund shareholders and TRP Brokerage  customers;  investment advice;  investment  research;  and employee  information.  The duty to exercise  confidentiality  applies not only while an individual is associated with the firm, but also after he or she terminates that association.

         Internal  Operating  Procedures and Planning.  During the years we have been in business,  a great deal of creative  talent has been used to develop  specialized  and unique  methods of  operations  and  portfolio management.  In many cases,  we feel these  methods give us an advantage  over our  competitors  and we do not want these ideas disseminated outside our firm.  Accordingly, you should be guarded in discussing  our business  practices with outsiders.  Any requests from  outsiders  for specific  information  of this type should be cleared with the  appropriate supervisor before it is released.

         Also, from time to time management  holds meetings in which material,  non-public  information  concerning the firm's future plans is disclosed.  You should never discuss confidential  information with, or provide copies of written  material  concerning the firm's  internal  operating  procedures or projections for the future to, unauthorized persons outside the firm.

         Clients,  Fund Shareholders,  and TRP Brokerage  Customers.  In many instances,  when clients subscribe to our services,  we ask them to disclose  fully their  financial  status and needs.  This is done only after we have  assured  them  that  every  member of our  organization  will  hold  this  information  in strict confidence.  It is  essential  that we respect  their  trust.  A simple rule for you to follow is that the names of our clients,  fund  shareholders,  or TRP Brokerage  customers or any  information  pertaining to their  investments  must  never be  divulged  to anyone  outside  the firm,  not even to  members of their immediate  families,  and must never be used as a basis for personal trades over which you have beneficial interest or control.

         In addition, the firm has adopted a specific Statement of Policies and Procedures on
         Privacy, which is part of this Code (see p. 8-1).

         Investment  Advice.  Because  of the fine  reputation  our firm  enjoys,  there is a great  deal of public interest  in what we are doing in the  market.  There are two major  considerations  that  dictate  why we must not provide investment "tips":

         o From the point of view of our clients, it is not fair to give other  people  information  which  clients must purchase.

         o From the point of view of the firm, it is not desirable to create an outside  demand for a stock when we are trying to buy it for our clients, as this will only serve to push the price up. The  reverse is true if we are selling.

         In light of these  considerations,  you must never disclose to outsiders our buy and sell recommendations, securities we are considering for future  investment,  or the portfolio  holdings of our clients or mutual funds without specific firm authorization.

         The  practice  of giving  investment  advice  informally  to members of your  immediate  family  should be restricted  to very close  relatives.  Any  transactions  resulting  from such  advice are  subject to the prior  transaction  clearance  (Access  Persons  only  except for Price Group  stock  transactions,  which require prior  transaction  clearance by all personnel)  and reporting  requirements  (Access  Persons and
         Non-Access Persons) of the Statement of Policy on Securities  Transactions.  Under no circumstances should you receive  compensation  directly or indirectly  (other than from a Price  Adviser or an affiliate)  for rendering advice to either clients or non-clients.

         Investment  Research.  Any report  circulated by a research  analyst is  confidential  in its entirety and should not be reproduced or shown to anyone outside of our organization, except our  clients  where  appropriate.  If a  circumstance  arises  where it may be  appropriate  to share this information otherwise, the Chairperson of the Ethics Committee should be consulted first.

         Employee  Information.  For business and regulatory purposes,  the firm collects and maintains information
         (e.g.,  social  security  number,  date of birth,  home  address)  about its  employees,  temporaries  and consultants.  You may  not  use  such  information  for any  non-business  or  non-regulatory  purpose  or disclose it to anyone outside the firm without  specific  authorization  from the Legal  Department or the
         TRP International Compliance Team as appropriate.

         Understanding  as to Clients'  Accounts and Company  Records at Time of  Termination of  Association.  The
         accounts of clients,  mutual fund  shareholders,  and TRP  Brokerage  customers  are the sole  property of
         Price Group or one of its  subsidiaries.  This  includes  the accounts of clients for which one or more of the Price Advisers acts as investment  adviser,  regardless of how or through whom the client relationship originated  and  regardless  of who  may  be the  counselor  for a  particular  client.  At  the  time  of termination  of  association  with Price Group,  you must:  (1) surrender to Price Group in good condition any and all  materials,  reports or records  (including  all copies in your  possession or subject to your control)  developed  by you or any other  person that are  considered  confidential  information  of Price
         Group (except copies of any research  material in the production of which you  participated  to a material extent);  and (2)  refrain  from  communicating,  transmitting  or making  known to any person or firm any information  relating to any  materials or matters  whatsoever  that are  considered  by Price Group to be confidential.

         You must use care in  disposing  of any  confidential  records or  correspondence.  Confidential  material that is to be  discarded  should be torn up or shredded  or, if a quantity of  material is  involved,  you should contact Document Management for instructions regarding proper disposal.

         In addition,  the firm has adopted a specific  Statement of Policies and  Procedures on Privacy,  which is part of this Code (see p. 8-1).

         HIPAA.  The firm's  Flexible  Benefits Plan has adopted a specific  Privacy Notice  regarding the personal
         health   information  of   participants  in  compliance   with  the  Health   Insurance   Portability  and
         Accountability  Act of 1996  ("HIPAA").  A copy of the HIPAA  Privacy  Notice  can be found on the  firm's intranet under Corporate Human Resources/Benefits/HIPAA Privacy Notice.

Employment of Former  Government  Employees.  United States laws and  regulations  govern the  employment of former employees of the U.S.  Government  and its agencies,  including the SEC. In addition,  certain  states have adopted similar  statutory  restrictions.  Finally,  certain  states  and  municipalities  that are  clients  of the  Price
Advisers have imposed  contractual  restrictions in this regard.  Before any action is taken to discuss  employment by Price  Group of a former  government  or  regulatory  organization  employee,  whether in the  United  States or internationally, guidance must be obtained from the Legal Department.

Financial  Reporting.  Price Group's  records are  maintained  in a manner that provides for an accurate  record of all financial  transactions  in conformity with generally  accepted  accounting  principles.  No false or deceptive entries may be made and all entries must contain an  appropriate  description of the  underlying  transaction.  All reports,  vouchers, bills, invoices,  payroll and service records and other essential data must be accurate, honest and timely and should provide an accurate and complete  representation  of the facts.  The Audit Committee of Price
Group has adopted  specific  procedures  regarding the receipt,  retention  and  treatment of certain  auditing and accounting complaints.  See Responsibility to Report Violations at p. 2-14.

Gifts and  Gratuities.  The firm,  as well as its  employees  and members of their  families,  should not accept or give  gifts  that  might in any way  create or appear  to create a  conflict  of  interest  or  interfere  with the impartial  discharge  of our  responsibilities  to  clients  or  place  our  firm in a  difficult  or  embarrassing position.  Such gifts would  include  gratuities or other  accommodations  from or to business  contacts,  brokers, securities salespersons,  suppliers,  clients, or any other individual or organization with whom our firm has or is considering a business  relationship,  but would not include certain types of business  entertainment  as described later in this section.  If an employee  accepts tickets to a sporting event,  play or similar event from a business contact  and is not  accompanied  to the event by the  business  contact or one or more of the  business  contact's associates, the tickets are a gift, not business entertainment.

         Receipt of Gifts.  Personal  contacts may lead to gifts that are offered on a friendship  basis and may be perfectly  proper.  It  must  be  remembered,  however,  that  business  relationships  cannot  always  be separated  from  personal  relationships  and that the  integrity  of a  business  relationship  is always susceptible to criticism in hindsight where gifts are received.

         Under no  circumstances  may employees  accept gifts from any business or business  contact in the form of cash or cash  equivalents.  A gift  certificate  may only be accepted if used;  it may not be converted to cash except for nominal amounts not consumed when the gift certificate is used.

         There may be an occasion where it might be awkward to refuse a token non-cash  expression of  appreciation given in the  spirit  of  friendship.  In such  cases,  the value of all gifts  received  from a  business contact  should not exceed $100 in any  twelve-month  period;  your  department may also require that your supervisor  approve  the  acceptance  of a gift  that  meets  the Code  limitations.  The  value of a gift directed to the members of a department  as a group may be divided by the number of the  employees in that
         Department.  A gift with a value of over $100 sent to the firm  generally  may be awarded to the winner of a random  drawing open to all eligible  employees.  Supervisors  should  monitor how  frequently  specific business  contacts  offer  tickets to firm  personnel to avoid  potential  conflicts of interest.  Tickets should not be accepted from a business contact or firm on a standing, recurring, or on-going basis.

         Gifts  received  which are  unacceptable  according  to this policy must be returned to the givers.  Gifts should be received at your normal  workplace,  not your home. If you have any questions  regarding whether a gift may be  accepted,  you should  contact the Legal  Department  or the TRP  International  Compliance
         Team, as appropriate.

         Giving  of  Gifts.  An  employee  may not give a gift to a  business  contact  in the form of cash or cash equivalents,  including  gift  certificates  redeemable  for cash other than nominal  amounts not consumed when the gift  certificate  is used.  Incentive  programs for  individual  customers that might fall under the cash gift  restriction  must be reviewed  and approved  specifically  by the Legal  Department  before implementation.

         Token  gifts may be given to business  contacts,  but the  aggregate  value of all such gifts given to the business  contact  may  not  exceed  $100  in  any  twelve-month  period  without  the  permission  of the
         Chairperson of the Ethics  Committee.  If an employee believes that it would be appropriate to give a gift with a value  exceeding  $100 to a  business  contact  in a specific  situation,  he or she must  submit a written request to the Chairperson of the Ethics Committee.  The request should specify:

         o        the name of the giver;
         o        the name of the intended recipient and his or her employer;
         o        the nature of the gift and its monetary value;
         o        the nature of the business relationship; and
         o        the reason the gift is being given.

         NASD and MSRB  regulations  do not permit gifts in excess of the $100 limit for gifts given in  connection with Investment Services' business.

         It is important  to remember  that some clients or potential  clients  (e.g.,  states and  municipalities)
         have  very  stringent   restrictions   and/or   prohibitions  on  the  acceptance  of  gifts  or  business entertainment by their personnel.

         International  Personnel  must report to the TRP  International  Compliance  Team any business  gifts they give or receive, other than gifts of nominal value (e.g., pens, diaries, calendars).

         Additional  Requirements for the Giving of Gifts in Connection with the  Broker/Dealer.  NASD Conduct Rule
         3060  imposes  stringent  reporting  requirements  for gifts given to any  principal,  employee,  agent or similarly  situated  person where the gift is in connection with  Investment  Services'  business with the recipient's  employer.  Examples  of gifts that fall under  this rule would  include  any gift given to an employee of a company to which our firm  provides  investment  products  such as mutual funds (e.g.,  many
         401(k)  plans) or to which we are  marketing  broker/dealer  products or  services.  Under this NASD rule, gifts may not exceed $100 and persons  associated  with  Investment  Services,  including  its  registered representatives, must report each such gift.

         The NASD reporting  requirement is normally met when an item is ordered  electronically from the Corporate
         Gift  website.  If a gift  is  obtained  from  another  source,  it must be  reported  to  Baltimore/Legal
         Compliance.  The report to Baltimore Legal/Compliance should include:

         o        the name of the giver;

         o        the name of the recipient and his or her employer;

         o        the nature of the gift and its monetary value;

         o        the nature of the business relationship; and

         o        the date the gift was given.

         The MSRB has similar restrictions in this area.  See MSRB Rule G-20.

         Entertainment.  Our firm's $100 limit on the  acceptance  and giving of gifts not only applies to gifts of merchandise,  but also covers the  enjoyment or use of property or  facilities  for  weekends,  vacations, trips,  dinners,  and the like.  However,  this limitation does not apply to dinners,  sporting events and other  activities that are a normal part of a business  relationship.  To illustrate  this principle,  the following examples are provided:

                  First  Example:  The head of  institutional  research at brokerage  firm "X" (whom you have known and done  business  with for a number  of  years)  invites  you and your wife to join her and her husband for dinner and afterwards a theatrical production.

                  Second  Example:  You wish to see a recent  hit  play,  but are told it is sold  out.  You call a broker  friend who works at company  "X" to see if he can get  tickets  for you.  The broker says yes and offers you two tickets free of charge.

                  Third  Example:  You have been  invited by a vendor to a multi-day  excursion  to a resort  where the primary  focus is  entertainment  as opposed to business.  The vendor has offered to pay your travel and lodging for this trip.

         In the first example, it would be proper for you to accept the invitation.

         With respect to the second  example,  it would not be proper to solicit a person doing  business  with the firm for free tickets to any event.  You could,  however,  accept the tickets if you pay for them at their face value or, if  greater,  at the cost to the  broker.  As  discussed  above,  if the  business  contact providing the tickets or one of his or her  associates  does not  accompany you to the event,  the tickets are a gift and not a form of business entertainment.

         With respect to the third example,  trips of substantial  value, such as multi-day  excursions to resorts, hunting  locations  or sports  events,  where the primary  focus is  entertainment  as opposed to business activities,  would  not  be  considered  a  normal  part  of  a  business  relationship.  Generally,  such invitations  may not be accepted  unless our firm or the employee  pays for the cost of the  excursion and the employee has obtained approval from his or her supervisor and Division Head (if different).

         The same  principles  apply if an employee  wishes to  entertain  a business  contact.  Inviting  business contacts and, if  appropriate,  their guests,  to an occasional  meal,  sporting  event,  the theater,  or comparable  entertainment  is acceptable as long as it is neither so frequent nor so extensive as to raise any question of propriety.  It is important to understand that if an employee provides,  for example,  tickets to a sporting event to a business contact, and no one is present from our firm at the event,  the tickets are a gift,  not business  entertainment  and the limits on gifts apply.  If an  employee  wishes  to pay for a  business  guest's  transportation  (e.g.,  airfare)  and/or accommodations  as part of business  entertainment,  he or she must first receive the permission of his or her  supervisor  and the  Chairperson of the Ethics  Committee.  Some clients or potential  clients (e.g., states and  municipalities)  have very stringent  restrictions  and/or  prohibitions  on the acceptance of business entertainment or gifts by their personnel.

         Research Trips.  Occasionally,  brokers or portfolio  companies  invite employees of our firm to attend or participate  in research  conferences,  tours of portfolio  companies'  facilities,  or meetings  with the management of such companies.  These  invitations may involve  traveling  extensive  distances to and from the sites of the specified  activities  and may require  overnight  lodging.  Employees may not accept any such  invitations  until  approval has been secured from their  Division  Heads.  As a general rule,  such invitations  should  only be  accepted  after a  determination  has been made that the  proposed  activity constitutes a valuable  research  opportunity  that will be of primary benefit to our clients.  All travel expenses to and from the sites of the  activities,  and the expenses of any  overnight  lodging,  meals or other  accommodations  provided in connection with such activities,  should be paid for by our firm except in situations where the costs are considered to be insubstantial and are not readily ascertainable.

         Other Payments from Brokers,  Portfolio  Companies,  and Vendors.  Employees may not accept  reimbursement from brokers,  portfolio  companies and vendors for travel and hotel  expenses;  speaker fees or honoraria for  addresses  or papers  given  before  audiences;  or  consulting  services  or advice they may render.
         Likewise,  employees may neither request nor accept loans or personal  services from these entities except as offered on the same basis to similarly  situated  individuals  or the general  public (e.g.,  permitted margin accounts, credit cards).

Health and Safety in the Workplace.  Price Group  recognizes  its  responsibility  to provide  personnel a safe and healthful workplace and proper facilities to help them do their jobs effectively.

Human Resources

         Equal  Opportunity.  Price  Group is  committed  to the  principles  of Equal  Employment.  We believe our continued  success depends on the equal treatment of all employees and applicants  without regard to race, creed,  color,  national origin, sex, age,  disability,  marital status,  sexual orientation,  alienage or
         citizenship   status,   veteran  status,   genetic   predisposition   or  carrier  status,  or  any  other
         classification protected by federal, state or local laws.

         This  commitment  to Equal  Opportunity  covers  all  aspects  of the  employment  relationship  including
         recruitment,   application  and  initial  employment,  promotion  and  transfer,  selection  for  training opportunities,  wage and salary administration,  and the application of service,  retirement, and employee benefit plan policies.

         All  members of the T. Rowe Price  staff are  expected  to comply  with the spirit and intent of our Equal
         Employment Opportunity Policy.
         If you feel you have not been treated in accordance with this policy,  contact your immediate  supervisor, the appropriate  Price Group manager or a Human  Resources  representative.  No retaliation  will be taken against you if you report an incident of alleged discrimination in good faith.

         Drug Free and Alcohol Free  Environment.  Price Group is committed to providing a drug-free  workplace and preventing  alcohol  abuse.  Drug and alcohol misuse and abuse affect the health,  safety,  and well-being of all Price Group  employees  and  customers  and restrict  the firm's  ability to carry out its mission.
         Personnel  must  perform job duties  unimpaired  by illegal  drugs or the  improper  use of legal drugs or alcohol.

         Past and Current  Litigation.  As a condition  of  employment,  each new  employee is required to answer a questionnaire  regarding past and current civil (including  arbitrations) and criminal actions and certain regulatory  matters.  Price Group uses the information  obtained  through these  questionnaires  to answer questions asked on governmental  and  self-regulatory  organization  registration  forms and for insurance and bonding purposes.

         Each employee is responsible for keeping answers on the questionnaire current.

         An employee  should  notify  Human  Resources  and either the Legal  Department  or the TRP  International
         Compliance Team promptly if he or she:

         o        Becomes the subject of any proceeding or is convicted of or pleads guilty or no contest to or agrees to enter a pretrial diversion program relating to any felony or misdemeanor or similar criminal charge in a United States  (federal,  state, or local),  foreign or military court, or

         o        Becomes the subject of a Regulatory Action, which includes any action by the SEC, the FSA, the SFC, the MAS, the KLFB, a state, a foreign government,  a federal,  state or foreign regulatory  agency
                  or any domestic or foreign self-regulatory   organization  relating  to securities or investment
                  activities,  dishonesty,  breach of trust, or money  laundering as well as any court  proceeding that has or could  result  in a  judicial  finding  of a  violation  of statutes or  regulations related to such  activities or in an injunction in connection  with any such activities.

         Policy  Against  Harassment  and  Discrimination.  Price Group is  committed  to  providing a safe working environment  in which all  individuals  are treated with respect and dignity.  Individuals  at Price Group have the right to enjoy a workplace that is conducive to high  performance,  promotes  equal  opportunity, and prohibits discrimination including harassment.

         Price  Group will not  tolerate  harassment,  discrimination,  or other  types of  inappropriate  behavior directed by or towards an associate,  supervisor,  manager,  contractor,  vendor,  customer,  visitor,  or other business  partner.  Accordingly,  our zero  tolerance  policy will not tolerate  sexual  harassment, harassment,  or intimidation of any associate based on race,  color,  national  origin,  religion,  creed, gender, sexual orientation,  age, disability,  veteran,  marital or any other status protected by federal, state,  or local law. In addition,  Price Group will not tolerate  slurs,  threats,  intimidation,  or any similar  written,  verbal,  physical,  or  computer-related  conduct that denigrates or shows hostility or aversion toward any individual based on

         their  protected  status.  Harassment  will not be tolerated on our property or in any other  work-related setting such as business-sponsored social events or business trips.

         If you are found to have  engaged  in  conduct  inconsistent  with this  policy,  you will be  subject  to appropriate disciplinary action, up to and including, termination of employment.

Illegal  Payments.  State,  United  States,  and  international  laws  prohibit  the payment of bribes,  kickbacks, inducements  or other  illegal  gratuities  or payments by or on behalf of Price Group.  Price  Group,  through its policies and  practices,  is committed to comply fully with these laws.  The U.S.  Foreign  Corrupt  Practices  Act makes it a crime to  corruptly  give,  promise  or  authorize  payment,  in cash or in kind,  for any  service to a foreign  official or political  party in connection with obtaining or retaining  business.  If you are solicited to make or receive an illegal payment, you should contact the Legal Department.

Inside  Information.  The purchase or sale of securities  while in possession of material,  inside  information  is prohibited by U.S.,  U.K., state and other  governmental  laws and  regulations.  Information is considered  inside and  material  if it has not been  publicly  disclosed  and is  sufficiently  important  that it would  affect  the decision of a reasonable  person to buy, sell or hold  securities  in an issuer,  including  Price Group.  Under no circumstances  may you transmit  such  information  to any other  person,  except to Price Group  personnel who are required to be kept informed on the subject.  You should read and  understand  the Statement of Policy on Material,
Inside (Non-Public) Information (see page 3-1).

Investment  Clubs.  The following  discussion of obligations  of Access  Persons does not apply to the  independent directors of the Price Funds.  Access  Persons must receive the prior  clearance of the  Chairperson  of the Ethics
Committee or his or her designee before forming or  participating  in a stock or investment  club.  Transactions in which Access  Persons have  beneficial  ownership or control (see p. 4-5) through  investment  clubs are subject to the  firm's  Statement  of  Policy on  Securities  Transactions.  As  described  on p.  4-24,  approval  to form or participate  in a stock or  investment  club may permit the  execution of  securities  transactions  without  prior transaction  clearance by the Access Person,  except  transactions  in Price Group stock,  if the Access Person has beneficial  ownership  solely by  virtue of his or her  spouse's  participation  in the club and has no  investment control or input into decisions  regarding the club's securities  transactions.  Non-Access  Persons (defined on p.
4-4) do not have to receive prior  clearance to form or  participate  in a stock or  investment  club and need only obtain prior clearance of transactions in Price Group stock.

Marketing  and  Sales  Activities.   All  written  and  oral  marketing  materials  and  presentations   (including
performance  data) (e.g.,  advertisements;  sales  literature)  must be in compliance  with  applicable  SEC, NASD,
Association  of  Investment   Management  and  Research   ("AIMR"),   FSA,  and  other   applicable   international
requirements.  All such materials  (whether for the Price Funds,  non-Price funds, or various advisory or Brokerage services)  must be reviewed and approved by the Legal  Department  or the TRP  International  Compliance  Team,  as
appropriate,  prior to use. All performance  data  distributed  outside the firm,  including total return and yield information, must be obtained from databases sponsored by the Performance Group.

Political  Activities  and  Contributions.  In  support of the  democratic  process,  Price  Group  encourages  its eligible employees to exercise their rights as citizens by voting in all elections. Price Group encourages employees to study the  issues and  platforms as part  of the  election process, but does not direct employees to support any particular political party or candidate.

All  U.S.-based  officers  and  directors  of Price Group and its  subsidiaries  are  required to disclose  certain
Maryland  local  and state  political  contributions  on a  semi-annual  basis  through  a  Political  Contribution
Questionnaire  sent to officers and directors  each January and July.  In addition,  certain  employees  associated with  Investment  Services  are  subject to  limitations  on and  additional  reporting  requirements  about  their political contributions under Rule G-37 of the United States Municipal Securities Rulemaking Board ("MSRB").

United States law prohibits  corporate  contributions to campaign  elections for federal office (e.g.,  U.S. Senate and House of  Representatives).  This  means that Price  Group  cannot use  corporate  funds,  either  directly  or indirectly,  to help finance any federal  political  candidate or officeholder.  It also means that the firm cannot provide paid leave time to employees for political campaign activity.  However,  employees may use personal time or paid vacation or may request unpaid leave to participate in political campaigning.

T. Rowe Price makes political  contributions  to candidates for local and state offices in Maryland via the T. Rowe
Price  Maryland  Political  Contribution  Committee.  T.  Rowe  Price  does  not  reimburse  employees  for  making contributions to individual candidates or committees.

The  applicable  state  or local  law  controls  the use of  corporate  funds in the  context  of state  and  local elections.  No  political  contribution  of corporate  funds,  direct or indirect,  to any  political  candidate or party,  or to any other  program that might use the  contribution  for a political  candidate  or party,  or use of corporate  property,  services  or other  assets  may be made  without  the  written  prior  approval  of the Legal
Department.  These prohibitions  cover not only direct  contributions,  but also indirect  assistance or support of candidates or political  parties through  purchase of tickets to special dinners or other  fundraising  events,  or the furnishing of any other goods,  services or equipment to political  parties or committees.  Neither Price Group nor its  employees  or  independent  directors  may make a political  contribution  for the purpose of obtaining or retaining business with government entities.

T. Rowe Price does not have a Political Action Committee  ("PAC").  However,  T. Rowe Price has granted  permission to the  Investment  Company  Institute's  PAC  ("IMPAC"),  which  serves the  interests of the  investment  company industry,  to solicit T. Rowe  Price's  senior  management  on an annual  basis to make  contributions  to IMPAC or candidates designated by IMPAC.  Contributions to IMPAC are entirely voluntary.

From time to time, the Legal  Department  sends to U.S.-based  vice  presidents  and inside  directors a memorandum describing the  requirements of United States and pertinent  state law in connection with political  contributions.
This  memorandum  is also posted on the firm's  Intranet  site under  Corporate/Legal  so that it is  available  to everyone employed by or associated with the firm.

An employee may  participate in political  campaigns or run for political  office,  provided this activity does not conflict  with his or her job  responsibilities.  See p. 2-2.  Should the employee  have any  questions,  he or she should consult with his or her immediate supervisor.

         Lobbying.  It is important to realize that under some state laws, even limited  contact,  either in person or by other  means,  with public  officials  in that state may trigger that  state's  lobbying  laws.  For example,  in Maryland,  if $2,500 of a person's  compensation  can be attributed to  face-to-face  contact with  legislative or executive  officials in a six-month  reporting  period,  he or she may be required to register as a Maryland  lobbyist subject to a variety of restrictions and requirements.  Therefore,  it is imperative that you avoid any lobbying on behalf of the firm,  whether  in-person or by other means (e.g., telephone,  letter)  unless the  activity  is cleared  first by the Legal  Department,  so that you do not inadvertently  become subject to regulation as a lobbyist.  If you have any question  whether your contact with a state's  officials may trigger  lobbying laws in that state,  please  contact the Legal  Department before proceeding.

Protection of Corporate  Assets.  All personnel are  responsible  for taking  measures to ensure that Price Group's assets are properly  protected.  This  responsibility  not only applies to our business  facilities,  equipment and supplies,  but also to  intangible  assets  such as  proprietary,  research  or  marketing  information,  corporate trademarks and servicemarks,  copyrights,  client relationships and business  opportunities.  Accordingly,  you may not solicit for your  personal  benefit  clients or utilize  client  relationships  to the  detriment  of the firm.
Similarly, you may not solicit co-workers to act in any manner detrimental to the firm's interests.

Quality of Services.  It is a continuing  policy of Price Group to provide  investment  products and services that:
(1) meet  applicable  laws,  regulations  and  industry  standards;  (2) are offered to the public in a manner that ensures that each  client/shareholder  understands the objectives of each investment product selected;  and (3) are properly advertised and sold in accordance with all applicable SEC, FSA, NASD, and other  international,  state and self-regulatory rules and regulations.

The  quality  of  Price  Group's   investment   products  and  services  and  operations  affects  our  reputation, productivity,  profitability  and  market  position.  Price  Group's  goal is to be a quality  leader and to create conditions that allow and encourage all employees to perform their duties in an efficient, effective manner.

Record Retention.  Under various U.S., U.K., state, and other  governmental laws and regulations,  certain of Price
Group's  subsidiaries  are required to produce,  maintain and retain various  records,  documents and other written
(including  electronic)  communications.  For example,  U.S. law generally requires an investment adviser to retain required  records in a readily  accessible  location  for not less than five years from the end of the fiscal  year during  which the record was made (the  current  year and the two  immediately  preceding  years in an  appropriate office of the  adviser),  although  some records may be required to be retained  longer  depending on their nature.
See Tab 7,  Investment  Adviser  Compliance  Manual.  Any  questions  regarding  retention  requirements  should be addressed to the Legal Department or the TRP International Compliance Team, as appropriate.

Once the firm is aware of  threatened  litigation  or a  governmental  investigation,  its  personnel  are  legally prohibited from  destroying any evidence  relevant to the case or  investigation.  The destruction of such evidence by you could subject you and/or the firm to criminal  charges of  obstruction  of justice.  Such evidence  includes emails,  memoranda,  board  agendas,  recorded  conversations,  studies,  work  papers,  computer  notes,  personal hand-written  notes,  phone records,  expense reports or similar  material  relating to the possible  litigation or investigation.  Even if such a document is scheduled to be destroyed  under our firm's  record  retention  program, it must be retained until the litigation or investigation has concluded.

All personnel are responsible for adhering to the firm's record maintenance and retention policies.

Referral  Fees.  United States  securities  laws  strictly  prohibit the payment of any type of referral fee unless certain  conditions are met. This would include any  compensation  to persons who refer clients or  shareholders to us (e.g., brokers, registered  representatives,  consultants, or any other persons) either directly in cash, by fee splitting,  or indirectly by the providing of gifts or services  (including the allocation of brokerage).  FSA also prohibits the offering of any  inducement  likely to conflict  with the duties of the  recipient.  No  arrangements should be entered into  obligating  Price Group or any employee to pay a referral fee unless  approved first by the
Legal Department.

Release of  Information  to the  Press.  All  requests  for  information  from the media  concerning  T. Rowe Price
Group's corporate affairs,  mutual funds,  investment  services,  investment  philosophy and policies,  and related subjects  should be referred to the Public  Relations  Department  in  Baltimore  or London,  as  appropriate,  for reply.  Investment  professionals  who  are  contacted  directly  by  the  press  concerning  a  particular  fund's investment  strategy  or market  outlook  may use their own  discretion,  but are  advised to check with the Public
Relations  Department in Baltimore or London,  as  appropriate,  if they do not know the reporter or feel it may be inappropriate  to comment on a particular  matter.  Contact persons in the Public  Relations  Department are listed in Appendix A.

Responsibility  to Report  Violations.  The following is a description  of reporting  requirements  and  procedures that may or do arise if an officer or employee  becomes  aware of  material  violations  of the Code or  applicable laws or regulations.

         General  Obligation  of  Officers  and  Employees.  If an  officer  of Group  and/or  its  affiliates  and subsidiaries  or anyone acting in a  supervisory  capacity  becomes  aware of a material  violation of the
         Code  or any  applicable  law or  regulation,  he or  she  must  report  it to his or her  supervisor,  if appropriate,  or the next level of  supervisory  authority or the Director of Human  Resources.  All other employees  are  encouraged,  if they become aware of a material  violation of this Code or any  applicable law or regulation,  to report, on a confidential  basis, the violation to the appropriate  supervisor.  If the supervisor  appears to be involved in the  wrongdoing,  the report should be made to the next level of supervisory  authority or to the Director of the Human  Resources  Department.  Upon  notification  of the alleged  violation,  the  supervisor  or  Director of Human  Resources  is  obligated  to advise the Legal
         Department.  Any report may be submitted  anonymously;  anonymous  complaints  must be in writing and sent in a  confidential  envelope  to the Price  Group  Chief Legal  Counsel.  International  employees  should contact  London  Human  Resources  or the TRP  International  Compliance  Team.  U.K.  employees  may also contact the FSA.

         It is Price  Group's  policy that no adverse  action will be taken against any person who becomes aware of a violation of the Code and reports the violation in good faith.

         Sarbanes-Oxley  Whistleblower  Procedures.  Pursuant to the  Sarbanes-Oxley  Act,  the Audit  Committee of
         Price Group has adopted  procedures  ("Procedures")  regarding  the receipt,  retention  and  treatment of complaints  received  by Price  Group  regarding  accounting,  internal  accounting  controls  or auditing matters and the  confidential,  anonymous  submission by employees of Price Group or any of its affiliates of concerns  regarding  questionable  accounting or auditing  matters.  All employees  should  familiarize
         themselves   with   these   Procedures,   which   are   posted  on  the   firm's   intranet   site   under
         Corporate/Legal/Policies.

         Under the  Procedures,  complaints  regarding  certain  auditing and accounting  matters should be sent to
         Chief Legal Counsel,  T. Rowe Price Group,  Inc, The Legal Department  either through  interoffice mail or by mail to P.O. Box 37283, Baltimore, Maryland 21297-3283.

         Sarbanes-Oxley  Attorney Reporting  Requirements.  Attorneys employed or retained by Price Group or any of the Price Funds are also  subject to certain  reporting  requirements  under the  Sarbanes-Oxley  Act. The relevant procedures are posted on the firm's intranet site under Corporate/Legal/Policies.

Service as Trustee,  Executor or Personal  Representative.  You may serve as the trustee,  co-trustee,  executor or personal  representative  for the estate of or a trust created by close family members.  You may also serve in such capacities  for  estates  or trusts  created by  nonfamily  members.  However,  if an Access  Person  expects to be actively  involved in an investment  capacity in connection with an estate or trust created by a nonfamily  member, he or she must  first be  granted  permission  by the Ethics  Committee.  If you serve in any of these  capacities, securities  transactions  effected in such  accounts  will be subject to the prior  transaction  clearance  (Access
Persons  only,  except for Price Group  stock  transactions,  which  require  prior  transaction  clearance  by all personnel)  and  reporting  requirements  (Access  Persons and  Non-Access  Persons) of our  Statement of Policy on
Securities  Transactions.  Although  Access Persons,  the independent  directors of the Price Funds are not subject to the prior transaction  clearance  requirements and are subject to modified reporting as described on pp. 4-20 to
4-23.

If you presently  serve in any of these  capacities for nonfamily  members,  you should report the  relationship in writing to the Ethics Committee.

Speaking  Engagements and  Publications.  Employees are often asked to accept  speaking  engagements on the subject of  investments,  finance,  or their own  particular  specialty  with our  organization.  This is encouraged by the firm, as it enhances our public  relations,  but you should obtain  approval from your  supervisor  and the head of your  Division  before  you  accept  such  requests.  You may also  accept an offer to teach a course or seminar on investments or related topics (for example,  at a local college) in your  individual  capacity with the approval of your  supervisor and the head of your Division and provided the course is in compliance  with the Guidelines  found in Investment Services' Compliance Manual.

Before making any  commitment to write or publish any article or book on a subject  related to  investments or your work at Price Group, approval should be obtained from your supervisor and the head of your Division.

                                    APPENDIX A TO THE T. ROWE PRICE GROUP, INC.
                                            CODE OF ETHICS AND CONDUCT

o    Brokerage Control Committees.  There are three Brokerage Control Committees which set the policy regarding the allocation of client brokerage.  For more information for the U.S.-based advisers, contact Art
     Varnado of the Fixed Income Committee or Jim Kennedy of the Equity Committee, as appropriate, in Baltimore.
     For more information for the international advisers, contact David Warren or Neil Smith of the International
     Committee, in London.

o    Ethics Committee.  The members of the Ethics Committee are David Warren in London and Henry Hopkins,
     Andy Brooks, Jim Kennedy, Bill Reynolds, Joe Carrier, and Melody Jones in Baltimore.

o    Chairperson of the Ethics Committee.  The Chairperson of the Ethics Committee is Henry Hopkins.
     Requests to him should be sent to the attention of John Gilner in the Legal Department, except that requests regarding IPO's for U.S. Access Persons who are Non-Investment Personnel may be directed to either John
     Gilner or Andy Brooks.

o    Baltimore Legal/Compliance.  The members of Baltimore Legal/Compliance are John Gilner, Dottie Jones,
     Karen Clark, and Lisa Daniels.

o    TRP International Compliance Team.  The members of the TRP International Compliance Team are Calum
     Ferguson, Carol Bambrough, Jeremy Fisher, Sophie West, Maxine Martin and Louise Jones.

o    Designated Person, TRP International Compliance Team.  Carol Bambrough, Louise Jones, and Jeremy Fisher.

o    Designated Person, Baltimore Legal/Compliance.  Dottie Jones; Karen Clark.

o    Management Committee.  George A. Roche, Edward C. Bernard, James A.C. Kennedy, Williams T. Reynolds,
     James S. Riepe, Brian C. Rogers, and David J.L. Warren.

o    Public Relations Department.  Steven Norwitz, Robin Brenza, and Brian Lewbart in Baltimore and Juliet
     Sellers in London.

                                             T. ROWE PRICE GROUP, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                      MATERIAL, INSIDE (NON-PUBLIC) INFORMATION

Purpose of  Statement  of Policy.  The  purpose of this  Statement  of Policy  ("Statement")  is to comply with the
United States Insider Trading and Securities Fraud  Enforcement Act's ("Act")  requirement to establish,  maintain, and  enforce  written  procedures  designed to prevent  insider  trading  and to  explain:  (i) the  general  legal prohibitions  and  sanctions  regarding  insider  trading under both U.S. and U.K. law; (ii) the meaning of the key concepts  underlying the  prohibitions;  (iii) your  obligations in the event you come into possession of material, non-public information; and (iv) the firm's educational program regarding insider trading.

Additionally  Hong Kong,  Singapore,  Japan,  most European  countries and many other  jurisdictions  have laws and regulations  prohibiting the misuse of inside  information.  While no specific  reference is made to these laws and regulations in this Statement,  the Statement should provide general guidance regarding  appropriate  activities to employees  who  trade  in these  markets.  There  is,  however,  no  substitute  for  knowledge  of local  laws and regulations  and employees are expected to understand  all relevant  local  requirements  and comply with them. Any questions  regarding the laws or regulations of any jurisdiction  should be directed to the Legal Department or the
TRP International Compliance Team.

Price Group has also adopted a Statement of Policy on Securities  Transactions  (see page 4-1), which requires both
Access  Persons  (see p. 4-4) and  Non-Access  Persons  (see p. 4-4) to obtain  prior  transaction  clearance  with respect to their  transactions  in Price  Group  stock and  requires  Access  Persons to obtain  prior  transaction clearance with respect to all pertinent securities  transactions.  In addition,  both Access Persons and Non-Access
Persons are required to report such  transactions on a timely basis to the firm. The  independent  directors of the
Price Funds, although Access Persons, are not subject to prior transaction  clearance  requirements and are subject to modified reporting as described on pp. 4-20 to 4-23.

The Basic  Insider  Trading  Prohibition.  The "insider  trading"  doctrine  under United  States  securities  laws generally prohibits any person (including investment advisers) from:

o        trading in a security  while in possession  of material,  non-public  information  regarding the issuer of the security;

o        tipping such information to others;

o        recommending the purchase or sale of securities while in possession of such information;

o        assisting someone who is engaged in any of the above activities.

Thus,  "insider  trading" is not limited to insiders of the issuer whose  securities are being traded.  It can also apply  to  non-insiders,  such as  investment  analysts,  portfolio  managers,  consultants  and  stockbrokers.  In addition,  it is not  limited  to  persons  who  trade.  It  also  covers  persons  who  tip  material,  non-public information  or  recommend  transactions  in  securities  while in  possession  of such  information.  A "security"
includes not just equity securities, but any security (e.g., corporate and municipal debt securities, including securities issued by the federal government).

Policy of Price  Group on Insider  Trading.  It is the policy of Price  Group and its  affiliates  to forbid any of their officers,  directors,  employees,  or other personnel  (e.g.,  consultants)  while in possession of material, non-public  information,  from trading  securities  or  recommending  transactions,  either  personally or in their proprietary  accounts  or on behalf of others  (including  mutual  funds and  private  accounts)  or  communicating material,  non-public  information  to others in  violation of  securities  laws of the United  States,  the United
Kingdom, or any other country that has jurisdiction over its activities.

"Need to Know" Policy. All information  regarding planned,  prospective or ongoing securities  transactions must be treated as confidential.  Such information  must be confined,  even within the firm, to only those  individuals and departments  that  must have  such  information  in order  for the  respective  entity to carry out its  engagement properly and effectively.  Ordinarily,  these prohibitions will restrict  information to only those persons who are involved in the matter.

Transactions  Involving  Price Group Stock.  You are reminded that you are an "insider" with respect to Price Group since  Price Group is a public  company and its stock is traded in the  over-the-counter  market.  It is  therefore important that you not discuss with family,  friends or other persons any matter  concerning Price Group that might involve material, non-public information, whether favorable or unfavorable.

Sanctions.  Penalties  for  trading on  material,  non-public  information  are  severe,  both for the  individuals involved in such unlawful  conduct and for their firms.  A person or entity that violates the insider  trading laws can be subject to some or all of the penalties  described  below,  even if he/she/it  does not  personally  benefit from the violation:

o        Injunctions;
o        Treble damages;
o        Disgorgement of profits;
o        Criminal fines;
o        Jail sentences;
o        Civil penalties for the person who committed the violation (which would,  under normal  circumstances,  be the  employee  and not the firm) of up to three times the profit  gained or loss  avoided,  whether or not the individual actually benefited; and
o        Civil penalties for the controlling  entity (e.g.,  Price Associates) and other persons,  such as managers and supervisors, who are deemed to be controlling persons, of up to the greater of $1,000,000 or three times the amount of the profit  gained or loss avoided  under U.S.  law.  Fines can be unlimited under U.K. law.

In addition,  any  violation of this  Statement  can be expected to result in serious  sanctions  being  imposed by
Price Group, including dismissal of the person(s) involved.

The  provisions  of U.S.  and U.K. law  discussed  below and the laws of other  jurisdictions  are complex and wide ranging.  If you are in any doubt about how they  affect you,  you must  consult  the Legal  Department  or the TRP
International Compliance Team, as appropriate.

U.S. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

Introduction.  "Insider  trading" is a top  enforcement  priority of the  Securities  and Exchange  Commission.  In
1988,  the  Insider  Trading  and  Securities  Fraud  Enforcement  Act was  signed  into  law.  This  Act has had a far-reaching  impact  on all  public  companies  and  especially  those  engaged  in the  securities  brokerage  or investment  advisory  industries,  including  directors,  executive officers and other controlling  persons of such companies.  Specifically, the Act:

      Written  Procedures.   Requires  SEC-registered  brokers,  dealers  and  investment  advisers  to  establish, maintain and enforce written policies and procedures  reasonably  designed to prevent the misuse of material, non-public information by such persons.

      Civil Penalties.  Imposes severe civil penalties on brokerage firms,  investment  advisers,  their management and advisory  personnel and other  "controlling  persons" who fail to take adequate steps to prevent  insider trading  and  illegal  tipping  by  employees  and  other  "controlled  persons."  Persons  who  directly  or indirectly control  violators,  including entities such as Price Associates and their officers and directors, face penalties to be determined by the court in light of the facts and  circumstances,  but not to exceed the greater  of  $1,000,000  or three  times  the  amount of profit  gained  or loss  avoided  as a result of the violation.

      Criminal Penalties.  Provides as penalties for criminal securities law violations:

      o        Maximum jail term -- from five to ten years;
      o        Maximum criminal fine for individuals -- from $100,000 to $1,000,000;
      o        Maximum criminal fine for entities -- from $500,000 to $2,500,000.

      Private  Right of  Action.  Establishes  a  statutory  private  right of action on behalf of  contemporaneous traders against insider traders and their controlling persons.

      Bounty Payments.  Authorizes the SEC to award bounty payments to persons who provide  information  leading to the  successful  prosecution  of insider  trading  violations.  Bounty  payments are at the discretion of the
      SEC, but may not exceed 10% of the penalty imposed.

The Act has been  supplemented  by three SEC  rules,  10b5-1,  10b5-2  and FD,  which are  discussed  later in this
Statement.

Basic Concepts of Insider  Trading.  The four critical  concepts  under United States law in insider  trading cases are: (1) fiduciary  duty/misappropriation,  (2) materiality,  (3) non-public, and (4) use/possession.  Each concept is discussed below.

Fiduciary  Duty/Misappropriation.  In two  decisions,  Dirks v. SEC and  Chiarella v.  United  States,  the  United
States  Supreme Court held that insider  trading and tipping  violate the federal  securities law if the trading or tipping of the information results in a breach of duty of trust or confidence.

A typical breach of duty arises when an insider,  such as a corporate officer,  purchases  securities of his or her corporation  on  the  basis  of  material,  non-public  information.  Such  conduct  breaches  a duty  owed  to the corporation's  shareholders.  The duty breached,  however,  need not be to  shareholders  to support  liability for insider trading;  it could also involve a breach of duty to a client,  an employer,  employees,  or even a personal acquaintance.  For example,  courts have held that if the insider  receives a personal  benefit  (either  direct or indirect) from the  disclosure,  such as a pecuniary gain or reputational  benefit,  that would be enough to find a fiduciary breach.

The concept of who  constitutes  an  "insider"  is broad.  It includes  officers,  directors  and  employees  of an issuer.  In addition,  a person can be a "temporary  insider" if he or she enters into a confidential  relationship in the conduct of an issuer's  affairs  and, as a result,  is given access to  information  solely for the issuer's purpose.  A temporary  insider can include,  among others, an issuer's  attorneys,  accountants,  consultants,  and bank lending  officers,  as well as the  employees  of such  organizations.  In  addition,  any person may become a temporary  insider of an issuer if he or she advises the issuer or provides  other  services,  provided  the issuer expects such person to keep any material, non-public information disclosed confidential.

Court decisions have held that under a  "misappropriation"  theory, an outsider (such as an investment analyst) may be  liable  if he or she  breaches  a duty  to  anyone  by:  (1) obtaining  information  improperly,  or (2)  using information  that was  obtained  properly  for an improper  purpose.  For example,  if  information  is given to an analyst on a confidential  basis and the analyst uses that information for trading purposes,  liability could arise under the  misappropriation  theory.  Similarly,  an analyst  who trades in breach of a duty owed  either to his or her employer or client may be liable under the  misappropriation  theory.  For  example,  the Supreme  Court upheld the  misappropriation  theory  when a lawyer  received  material,  non-public  information  from a law  partner who represented  a client  contemplating  a tender  offer,  where  that  lawyer  used the  information  to trade in the securities of the target company.

SEC Rule 10b5-2  provides a  non-exclusive  definition  of  circumstances  in which a person has a duty of trust or confidence for purposes of the  "misappropriation"  theory of insider  trading.  It states that a "duty of trust or confidence" exists in the following circumstances, among others:

(1)      Whenever a person agrees to maintain information in confidence;

(2)      Whenever  the  person  communicating  the  material  nonpublic  information  and the  person to whom it is communicated  have  a  history,  pattern,  or  practice  of  sharing  confidences,  that  resulted  in a reasonable expectation of confidentiality; or

(3)      Whenever a person  receives or obtains  material  nonpublic  information  from his or her spouse,  parent, child,  or  sibling  unless it is shown  affirmatively,  based on the facts  and  circumstances  of that family relationship, that there was no reasonable expectation of confidentiality.

The  situations  in which a person can trade  while in  possession  of  material,  non-public  information  without breaching  a duty are so  complex  and  uncertain  that the only  safe  course is not to  trade,  tip or  recommend securities while in possession of material, non-public information.

Materiality.  Insider trading  restrictions  arise only when the information  that is used for trading,  tipping or recommendations  is "material." The  information  need not be so important that it would have changed an investor's decision to buy or sell;  rather,  it is enough that it is the type of  information on which  reasonable  investors rely in making purchase, sale, or hold decisions.

      Resolving  Close Cases.  The United States Supreme Court has held that, in close cases,  doubts about whether or not information is material  should be resolved in favor of a finding of  materiality.  You should also be aware that your judgment  regarding  materiality  may be reviewed by a court or the SEC with the 20-20 vision of hindsight.

      Effect on Market Price.  Any information  that, upon  disclosure,  is likely to have a significant  impact on the market price of a security should be considered material.

      Future  Events.  The  materiality  of facts  relating to the possible  occurrence of future events depends on the likelihood that the event will occur and the significance of the event if it does occur.

      Illustrations.  The following  list,  though not  exhaustive,  illustrates the types of matters that might be considered material: a joint venture,  merger or acquisition;  the declaration or omission of dividends;  the acquisition or loss of a significant  contract; a change in control or a significant change in management;  a call of securities for redemption;  the borrowing of a significant  amount of funds;  the purchase or sale of a significant  asset;  a  significant  change in capital  investment  plans;  a significant  labor dispute or disputes with  subcontractors  or suppliers;  an event  requiring an issuer to file a current  report on Form
      8-K with the SEC;  establishment  of a program to make  purchases of the issuer's own shares;  a tender offer for another  issuer's  securities;  an event of  technical  default or default on interest  and/or  principal payments;  advance  knowledge of an upcoming  publication  that is expected to affect the market price of the stock.

Non-Public Vs. Public  Information.  Any  information  that is not "public" is deemed to be  "non-public."  Just as an investor is permitted to trade on the basis of  information  that is not  material,  he or she may also trade on the basis of  information  that is  public.  Information  is  considered  public if it has been  disseminated  in a manner making it available to investors  generally.  An example of non-public  information  would include  material information  provided to a select group of analysts but not made  available to the  investment  community at large.
Set forth below are a number of ways in which non-public information may be made public.

      Disclosure to News Services and National Papers.  The U.S. stock exchanges  require  exchange-traded  issuers to disseminate material, non-public information about their companies to: (1) the  national  business and financial  newswire  services (Dow Jones and Reuters);  (2) the  national service (Associated Press); and
      (3) The New York Times and The Wall Street Journal.

      Local  Disclosure.  An  announcement by an issuer in a local newspaper might be sufficient for an issuer that is only locally traded, but might not be sufficient for an issuer that has a national market.

      Information  in SEC  Reports.  Information  contained  in  reports  filed  with the SEC will be  deemed to be public.

If Price  Group is in  possession  of  material,  non-public  information  with  respect to a security  before such information  is  disseminated  to the public (i.e.,  such as being  disclosed in one of the public media  described above),  Price  Group and its  personnel  must wait a  sufficient  period of time  after the  information  is first publicly  released before trading or initiating  transactions  to allow the  information to be fully  disseminated.
Price Group may also follow Chinese Wall procedures, as described on page 3-12 of this Statement.

Concept  of  Use/Possession.  It is  important  to note  that the SEC  takes the  position  that the law  regarding insider  trading  prohibits  any person from trading in a security in  violation of a duty of trust and  confidence while in  possession of material,  non-public  information  regarding the security.  This is in contrast to trading on the basis of the  material,  non-public  information.  To  illustrate  the  problems  created  by the use of the
"possession" standard, as opposed to the "caused" standard, the following three examples are provided:

      First, if the investment  committee to a Price mutual fund were to obtain  material,  non-public  information about one of its portfolio  companies  from a Price equity  research  analyst,  that fund would be prohibited from trading in the  securities  to which that  information  relates.  The  prohibition  would last until the information is no longer material or non-public.

      Second, if the investment  committee to a Price mutual fund obtained material,  non-public  information about a particular  portfolio  security but continued to trade in that security,  then the committee  members,  the applicable Price Adviser, and possibly management personnel might be liable for insider trading violations.

      Third,  even if the  investment  committee  to the Fund  does  not  come  into  possession  of the  material, non-public  information  known to the equity research  analyst,  if it trades in the security,  it may have a difficult burden of proving to the SEC or to a court that it was not in possession of such information.

The SEC has expressed its view about the concept of trading "on the basis" of material,  nonpublic  information  in
Rule  10b5-1.  Under Rule  10b5-1,  and subject to the  affirmative  defenses  contained in the rule, a purchase or sale of a security of an issuer is "on the basis of" material nonpublic information  about that  security or issuer if the person  making the  purchase  or sale was aware of the  material nonpublic information when the person made the purchase or sale.

A person's  purchase or sale is not "on the basis of" material,  nonpublic  information  if he or she  demonstrates that:

(A)      Before becoming aware of the information, the person had:

         (1)      Entered into a binding contract to purchase or sell the security;

         (2)      Instructed another person to purchase or sell the security for the instructing person's account, or

         (3)      Adopted a written plan for trading securities.

When a contract,  instruction  or plan is relied upon under this rule, it must meet detailed  criteria set forth in
Rule 10b5-1(c)(1)(i)(B) and (C).

Under Rule 10b5-1,  a person other than a natural  person (e.g.,  one of the Price  Advisers) may also  demonstrate that a purchase or sale of securities is not "on the basis of" material  nonpublic  information if it  demonstrates that:

o        The individual  making the investment  decision on behalf of the person to purchase or sell the securities was not aware of the information; and

o        The person had implemented  reasonable  policies and procedures,  taking into  consideration the nature of the person's business,  to ensure that individuals making investment  decisions would not violate the laws prohibiting  trading on the basis of material  nonpublic  information.  These  policies and procedures may include  those that restrict any  purchase,  sale,  and causing any purchase or sale of any security as to which the person  has  material  nonpublic  information,  or those  that  prevent  such  individuals  from becoming aware of such information.

Tender  Offers.   Tender  offers  are  subject  to  particularly  strict  regulation  under  the  securities  laws.
Specifically,  trading in  securities  that are the subject of an actual or impending  tender offer by a person who is in  possession  of material,  non-public  information  relating to the offer is illegal,  regardless  of whether there was a breach of fiduciary duty.  Under no  circumstances  should you trade in securities  while in possession of material, non-public information regarding a potential tender offer.

Selective  Disclosure of Material,  Non-Public  Information by Public Companies.  The SEC has adopted Regulation FD to prohibit  certain issuers from selectively  disclosing  material,  nonpublic  information to certain persons who would be expected to trade on it. The rule  applies  only to  publicly-traded  domestic  (U.S.)  companies,  not to foreign government or foreign private issuers.

      Under this rule, whenever:

      o        An issuer, or person acting on its behalf,

      o        discloses material, non-public information,

      o        to  securities  professionals,  institutional  investors,  broker-dealers,  and  holders  of the  issuer's securities,

      o        the issuer must make public disclosure of that same information,

      o         simultaneously (for intentional disclosures), or

      o        promptly  within 24 hours after  knowledge of the  disclosure by a senior  official  (for  non-intentional disclosures).

Regulation FD does not apply to all of the issuer's  employees;  rather only  communications  by an issuer's senior management  (executive  officers and directors),  its investor  relations  professionals,  and others who regularly communicate  with market  professionals  and security  holders are covered.  Certain  recipients of information are also excluded from the Rule's coverage,  including persons who are subject to a confidentiality  agreement,  credit rating agencies, and "temporary insiders," such as the issuer's lawyers, investment bankers, or accountants.

Information Regarding Price Group.

The  illustrations  of material  information  found on page 3-5 of this  Statement are equally  applicable to Price
Group as a public  company and should  serve as examples of the types of matters  that you should not discuss  with persons outside the firm.  Remember,  even though you may have no intent to violate any federal  securities law, an offhand comment to a friend might be used  unbeknownst to you by such friend to effect  purchases or sales of Price
Group stock.  If such  transactions  were discovered and your friend were  prosecuted,  your status as an informant or "tipper" would directly involve you in the case.

U.K. LAW AND REGULATION REGARDING INSIDER TRADING PROHIBITIONS

In the U.K.,  insider  trading is  prohibited  by two levels of  legislation;  under  criminal  law by the Criminal
Justice Act 1993 (the "CJA  1993"),  and under a parallel  civil regime by the  Financial  Services and Markets Act
2000 (the "FSMA 2000").

Part VIII of the FSMA 2000 contains  provisions  that set out the penalties for market abuse.  The regulating  body in the U.K.,  the Financial  Services  Authority  (the "FSA"),  has issued a Code of Market  Conduct that describes this market abuse regime.

Under the Code of Market  Conduct there are three types of market abuse  offense,  one in relation to the misuse of information,  one in  relation  to  creating  a false or  misleading  impression,  and one in  relation  to  market distortion.  A  description  of the misuse of  information  offense  under the Code of Market  Conduct is  provided below at page 3-11.

The Criminal Justice Act 1993

The CJA 1993 prohibits an "insider" from:

o        dealing in "securities" about which he or she has "inside information";
o        encouraging another person to deal in those securities;
o        disclosing the "inside  information"  otherwise than in the proper performance of the insider's employment office or profession.

The definition of  "securities"  is very wide and is not limited to U.K.  securities.  The CJA 1993 also covers all dealing in "securities," whether on or off market and whether done within or without the U.K

The following flow chart illustrates the core concepts under the CJA 1993:

Start --- Does the transaction   Yes   Are you an individual with   Yes   Do you have the      Yes
          involve "Securities"?  ---   "Inside Information"?        ---   information as an    ---------------------
                 |                             |                          "Insider"?                               |
                 |                             |                              |                                    |
                 |                             |                              |                                    |
                 V  No                         V  No                          V  No                                |
|-----------------------------------------------------------------------------                                     |
|                                                                                                                  |
| No                 No                           No                                 No                            |
|---  Are you       ---   Are you "Encouraging"  ---   Does dealing involve a       ---  Are you dealing on a ---  |
|   "Disclosing"?         dealing?                     "Professional Intermediary"       "Regulated Market"?
|        |                      |                                  |                               |
|        |                      |                                  |                               |
|    Yes V                 Yes  V                            Yes   V                               V  Yes
|        -------------------------------------------------------------------------------------------
|                                                  |
|                                                  |
|                                                  V
|                                           Does a defense apply?
|                                              /           \
|                                         Yes /             \  No
|                                            V               V
|                                       No regulatory      Civil and/or criminal
--------------------------------------  action             penalties

You  should  keep  in mind  that  even if no  regulatory  action  is  taken,  an  investigation  may  have  adverse consequences, including unfavorable press coverage.

Who is an Insider?  A person has information as an "insider" if:

o       it is, and he or she knows that it is, "inside information" and;
o       he or she has it, and knows that he or she has it,  directly  or  indirectly  from an "inside  source." An
        "inside  source" is any  director,  employee or  shareholder  of an issuer of  securities  or anyone having access to the information by virtue of his or her employment, profession, office and duties.

What is Inside Information Under the CJA 1993?  "Inside Information" is information which:

o        relates to particular securities, or particular issuers of securities;

o        is specific or precise;

o        has not been "made public"; and

o        is  likely  to  have  a  significant   effect  on  the  price  if  it  were  "made  public."  Examples  of price-sensitive information would include knowledge of any:

o        proposed takeover or merger;

o        potential issuer insolvency;

o        unpublished information as to profits or losses of any issuer for any period;

o        decision by an issuer concerning dividends or other distributions;

o        proposed change in the capital structure of an issuer;

o        material acquisitions or realizations of assets by an issuer;

o        substantial acquisition or disposal of shares of an issuer;

o        proposal to change the general character or nature of the business of an issuer;

o        proposed change in the directors or senior executives of an issuer; and

o        substantial borrowing by an issuer.

When is Information made Public?  Information is "made public" if it:

o        is published in  accordance  with the rules of a regulated  market for the purpose of informing  investors and their professional advisers;

o        is contained in records open to public inspection;

o        can be readily acquired by any person likely to deal in the securities

o        to which the information relates, or

o        of an issuer to which the information relates;

o        is derived from information which has been "made public".

Criminal  Penalties.  The penalties under the CJA 1993 are a maximum of seven years  imprisonment  and an unlimited fine.

The Financial Services And Markets Act 2000 - The Misuse Of Information Under The Code Of Market Conduct

Under FSMA 2000,  the misuse of information is defined as  "behaviour based  on information  which is not generally available to those using the market but which,  if  available  to a regular  user of the market,  would or would be likely to be regarded by him as relevant when deciding the terms on which  transactions  in investments of the kind in question  should be  effected."  As required by the FSMA 2000,  the FSA has  published a Code of Market  Conduct that provides  guidance in determining  which types of behavior may be considered to constitute  market abuse.  The misuse of information  offense is one of the three types of market abuse offense;  the other two relate to creating a false or misleading impression and market distortion.

It should be noted  that there does not need to be any intent  for the  market  abuse  offense to be  committed;  a person can  therefore in theory  inadvertently  commit an offence.  Additionally  the market abuse regime under the
Code of Market Conduct purports to have extra-territorial reach.

The Code of Market Conduct,  including  annexes,  runs to over a hundred pages and is written in descriptive  style which makes it  difficult  to read,  assimilate  and apply in practical  context.  The flow chart  attached to this
Statement as Appendix B has  therefore  been prepared to  illustrate  the principal  concepts of the Code of Market
Conduct as they relate to the misuse of  information.  Any questions  regarding the Code of Market  Conduct  should be directed to a member of the TRP International Compliance Team.

Requiring or  encouraging  - Although  individuals  may not have  personally  engaged in market  abuse,  they still commit an offense if they  "require or  encourage"  another to engage in market  abuse.  An  individual  taking (or refraining  from taking) any action  "requiring or  encouraging"  another person to engage in market abuse does not have to receive any benefit for an offense to have been committed.

Penalties  and Burden of Proof - The  standard of proof  required for an offense to have been  committed  under the
FSMA  2000 is  not the  U.K.  criminal law standard, i.e. "beyond  all reasonable doubt."  The lower U.K. civil law standard of "balance of  probabilities"  applies,  although some areas of the Code of Market Conduct make reference to "reasonable likelihood."  Despite the lower burden of proof, the penalties available to the FSA are severe;  the
FSA can levy  unlimited fines,  issue  public  censure  and can  suspend or withdraw  the authorization of firms or individuals.

PROCEDURES TO BE FOLLOWED WHEN RECEIVING MATERIAL, NON-PUBLIC INFORMATION

Whenever  you believe  that you have or may have come into  possession  of material,  non-public  information,  you should immediatel y contact  the  appropriate person or group as described below and refrain  from  disclosing  the information  to anyone else,  including  persons within  Price  Group, unless specifically advised to the contrary.

Specifically, you may not:

o        Trade in securities to which the material, non-public information relates;

o        Disclose the information to others;

o        Recommend purchases or sales of the securities to which the information relates.

If it is determined that the information is material and non-public, the issuer will be placed on either:

o        A  Restricted  List  ("Restricted  List") in order to prohibit  trading in the  security  by both  clients and Access Persons; or

o        A Watch List ("Watch  List"),  which restricts the flow of the information to others within Price Group in
         order  to  allow  the  Price  Advisers  investment   personnel  to  continue  their  ordinary  investment
         activities.  This procedure is commonly referred to as a Chinese Wall.

The Watch List is highly  confidential  and  should,  under no  circumstances,  be  disseminated  to anyone  except authorized  personnel in the Legal  Department  and  Baltimore  Legal/Compliance  who are  responsible  for placing issuers on and  monitoring  trades in securities of issuers  included on the Watch List. As described  below,  if a
Designated  Person on the TRP  International  Compliance Team believes that an issuer should be placed on the Watch
List, he or she will contact  Baltimore  Legal/Compliance.  Baltimore  Legal/Compliance  will coordinate  review of trading in the securities of that issuer with the TRP International Compliance Team as appropriate.

The person whose  possession of or access to inside  information has caused the inclusion of an issuer on the Watch
List may never trade or recommend the trade of the  securities of that issuer  without the specific  prior approval of the Legal Department.

The Restricted  List is also highly  confidential  and should,  under no  circumstances,  be disseminated to anyone outside Price Group.

For U.S. - Based Personnel:

An  individual  subject to the Code who is based in the  United  States  and is, or  believes  he or she may be, in possession of material,  non-public  information  should  immediately  contact the Legal  Department.  If the Legal
Department  determines that the  information is both material and  non-public,  the issuer will be placed on either the Watch or Restricted  List. If the issuer is placed on the  Restricted  List,  Baltimore  Legal/Compliance  will promptly  relay the identity of the issuer,  the  person(s) in possession  of the  information,  the reason for its inclusion,  and the local time and the date on which the issuer was placed on the  Restricted  List to a Designated
Person on the TRP  International  Compliance  Team and to the London and Hong Kong Head Dealers or their  designees
("Head Dealers"). The Designated Person will place the issuer on the Restricted List in London.

The Watch List is maintained solely by Baltimore Legal/Compliance.

If the U.S.-based  individual is unsure about whether the  information is material or non-public,  he or she should immediately  contact the Legal  Department for advice and may not disclose the information or trade in the security until the issue is resolved.  The  U.S.-based  person may only disclose the  information  if approved on a "need to know" basis by the Legal Department.

When the information is no longer  material or is public,  Baltimore  Legal/Compliance  will remove the issuer from the Watch or Restricted  List,  noting the reason for and the date and local time of removal of the issuer from the
List. If the issuer is being removed from the  Restricted  List,  Baltimore  Legal/Compliance  will promptly  relay this information to a Designated  Person on the TRP  International  Compliance Team and to the London and Hong Kong
Head  Dealers.  The  Designated  Person  will  remove  the issuer  from the  Restricted  List in London.  Baltimore
Legal/Compliance will document the removal of the issuer from either List.

If you receive a private  placement  memorandum  and the existence of the private  offering  and/or the contents of the  memorandum  are material and  non-public,  you should  contact the Legal  Department  for a  determination  of whether the issuer should be placed on the Watch or Restricted List.

For International Personnel:

An  individual  stationed  in London,  Paris,  Copenhagen,  Amsterdam,  or Buenos Aires will be referred to in this portion of the Statement as "London  Personnel." An individual  stationed in Hong Kong,  Singapore or Tokyo will be referred to in this portion of the Statement as "Hong Kong Personnel."

o    Procedures for London  Personnel.  Whenever a person  identified as London Personnel is, or believes he or she may be, in possession  of material,  non-public  information  about a security or an issuer of a security,  he or she should immediately inform one of the Designated  Persons on the TRP International  Compliance Team that he or she is in possession of such  information  and the nature  of the  information.  If the  information  is determined  to  be  material and non-public,  the Designated Person on the TRP  International  Compliance Team
     will make a record of this  notification by contacting a Designated  Person in Baltimore  Legal/Compliance  to
     place the issuer on the Watch List or by placing the issuer on the Restricted  List. If the Designated  Person on the TRP  International  Compliance Team places the issuer on the Restricted  List, he or she will note such pertinent  information  as the identity of the issuer,  the person(s) in possession  of the  information,  the reason for its  inclusion,  and the local  time and date on which the  issuer was placed on this List.  If the issuer is  placed on  the  Restricted List, he or she will  also promptly relay this information to one of the
     Designated Persons in Baltimore Legal/Compliance, who will place the issuer on the Restricted List in Baltimore, and to the London and Hong Kong Head Dealers.

          If the London  Personnel is unsure about whether the  information is material and  non-public,  he or she should immediately  contact the TRP International  Compliance Team, the TRPI Compliance  Officer,  or the
          Legal  Department  for advice and may not disclose  the  information  or trade in the security  until the issue is resolved.  The London  Personnel  may only  disclose the  information  if approved on a "need to know"  basis  by the TRP  International  Compliance  Team,  the TRPI  Compliance  Officer,  or the  Legal
          Department.

          When the  information  is no longer  material  or is  public,  one of the  Designated  Persons on the TRP
          International  Compliance Team will contact a Designated Person in Baltimore  Legal/Compliance  regarding removing the issuer from the Watch List or will remove the issuer from the  Restricted  List and note the reason for and the date and local time of  removal of the issuer  from this List.  If the issuer is being removed from the  Restricted  List,  he or she will also  promptly  relay the  information  to one of the
          Designated  Persons  in  Baltimore  Legal/Compliance  and to the  London  and  Hong  Kong  Head  Dealers.
          Baltimore  Legal/Compliance  will  remove  the  issuer  from the  Restricted  List in  Baltimore.  If the
          Designated  Person on the TRP  International  Compliance  Team is unsure  whether  the  issuer  should be removed from the Watch or Restricted  List, he or she should first  contact the TRPI  Compliance  Officer or  the  Legal  Department  for  advice.  If the  Designated  Persons  on the  TRP  Compliance  Team  are
          unavailable,  the London  Employee  should contact the TRPI  Compliance  Officer or the Legal  Department
          regarding removal of the issuer from the Restricted List.

o        Procedures for Hong Kong  Personnel.  Whenever a person  identified as Hong Kong Personnel is, or believes he or she may be, in possession  of material,  non-public  information  about a security or the issuer of any  security,  he or she  should  immediately  inform  the Hong  Kong Head  Dealer  that he or she is in possession of such  information  and the nature of the  information.  The Hong Kong Head Dealer will make a record of this notification,  noting the person(s) in possession of the information,  the nature of the information,  and the local time and date on which the information was received,  and contact by email as soon  as  possible  a  Designated  Person  on the TRP  International  Compliance  Team  or,  if they  are unavailable,  in  Baltimore  Legal/Compliance.  Until a  Designated  Person has  determined  whether  the issuer  should be placed on the Watch or  Restricted  List,  the Hong Kong Dealing Desk will refrain from trading the  securities of the issuer.  The  Designated  Person will inform the Hong Kong Head Dealer and a Designated  Person in the other location (i.e.,  Baltimore  Legal/Compliance  or the TRP  International
          Compliance  Team) as soon as  possible  regarding  whether or not the issuer has been placed on the Watch or Restricted List.

          If the Hong Kong  Personnel is unsure about whether the  information  is material and  non-public,  he or she should  immediately  contact the Hong Kong Head  Dealer.  The Hong Kong  Personnel  and the Hong Kong
          Head  Dealer  may only  disclose  the  information  if  approved  on a "need  to  know"  basis by the TRP
          International Compliance Team, the TRPI Compliance Officer, or the Legal Department.

          The Hong Kong  Personnel  or the Hong Kong Head  Dealer  should  contact a  Designated  Person on the TRP
          International Compliance Team or in Baltimore Legal/Compliance, the TRPI Compliance Officer, or the Legal
          Department  regarding  removal of the issuer from the Restricted List.
          When the  information  is no longer  material  and/or  non-public,  a  Designated  Person will remove the issuer  from the  Restricted  List,  note the  reason  for and the date and local  time of removal of the issuer from this List and promptly relay the  information  to one of the Designated  Persons in the other location  and to the Hong Kong Head  Dealer.  The  Designated  Person  will  remove the  issuer  from the
          Restricted  List in that  location.  The Hong Kong  Personnel or the Hong Kong Head Dealer should contact a Designated Person in Baltimore Legal/Compliance regarding removal of the issuer from the Watch List.

Specific Procedures Relating to the Safeguarding of Inside Information.

To ensure the integrity of the Chinese Wall, and the  confidentiality  of the Restricted List, it is important that you take the following steps to safeguard the confidentiality of material, non-public information:

o        Do not discuss confidential information in public places such as elevators, hallways or social gatherings;

o        To the extent  practical,  limit access to the areas of the firm where  confidential  information could be observed or overheard to employees with a business need for being in the area;

o        Avoid using speaker phones in areas where unauthorized persons may overhear    conversations;

o        Where  appropriate,  maintain the  confidentiality of client identities by using code names or numbers for confidential projects;

o        Exercise care to avoid placing documents containing confidential information in areas   where   they   may
         be read by unauthorized persons and store such documents in secure    locations  when  they  are  not  in
         use; and

o        Destroy copies of confidential documents no longer needed for a project.

ADDITIONAL PROCEDURES

Education  Program.  While the probability of research  analysts and portfolio  managers being exposed to material, non-public  information with respect to issuers  considered for investment by clients is greater than that of other personnel,  it is imperative that all personnel  understand this Statement,  particularly since the insider trading restrictions also apply to transactions in the stock of Price Group.

To ensure that all  appropriate  personnel  are  properly  informed of and  understand  Price  Group's  policy with respect to insider trading, the following program has been adopted.

      Initial Review for New Personnel.  All new persons subject to the Code,  which includes this Statement,  will be given a copy of it at the time of their  association  and will be required to certify  that they have read
      it. A  representative  of the Legal  Department or the TRP  International  Compliance  Team, as  appropriate, will review the Statement with each new portfolio  manager,  research  analyst,  and trader,  as well as with any person who joins the firm as a vice  president of Price Group,  promptly  after his or her  employment in that position.

      Revision  of  Statement.  All  persons  subject  to the Code will be  informed  whenever  this  Statement  is materially revised.

      Annual Review with Research  Analysts,  Counselors and Traders.  A representative  of the Legal Department or the TRP  International  Compliance  Team, as  appropriate,  will review this Statement at least annually with portfolio managers, research analysts, and traders and with other employees as appropriate.

      Annual  Confirmation  of  Compliance.  All  persons  subject  to the  Code  will be asked  to  confirm  their understanding of and adherence to this Statement on an annual basis.

Questions.  If you have any questions with respect to the  interpretation  or application  of this  Statement,  you are encouraged to discuss them with your  immediate  supervisor,  the Legal  Department,  or the TRP  International
Compliance Team as appropriate.

                                                                                                         APPENDIX B

                                     Misuse of Information under the FSMA 2000

Does the proposed action involve "behavior" that comes within the scope of the FSMA 2000?         No
[N.B. Inaction may also be an offense when a required disclosure is not made.]

"Behavior" includes:  dealing, arranging, advising, disclosing and managing.

                                     Yes

Does the behavior relate to investments that are traded or tradable on U.K. markets, or            No
any derivative of such an investment?

                                     Yes

Is the behavior based upon information, i.e., will information have a material influence           No
on any action?

                                     Yes

Is the information generally available?  [N.B. Information obtained by research or                 No
analysis is regarded as being generally available.]

                                     No

Is the information "relevant information"?                                                                    Behavior does not
                                                                                                   No         constitute market
[In determining the relevance of information FSA will have regard to:  how precise,                           abuse through the
significant, current and reliable the information is.  The extent to which the                                miuse of information.
information is available and the extent to which other relevant material information is available will also be considered.]

                                     Yes

Is the information "disclosable" or "announceable"?  In this context "disclosable"                 No
generally means information that has to be disclosed in accordance with a legal or regulatory requirement, and "announceable" generally means information that is routinely the subject of a public announcement.  [Please ask a member of the TRP
International Compliance Team for specific guidance.]

                                     Yes

Does a "safe harbor" apply?                                                                        Yes

Safe harbors are types of behaviour that are confirmed as not being market abuse by the Code of Market Conduct.  [Please ask a member of the TRP International
Compliance Team for specific guidance.]

                                     No

Refer to TRP International Compliance Team - possible market abuse.

                                             T. ROWE PRICE GROUP, INC.
                                                 STATEMENT OF POLICY
                                                         ON
                                               SECURITIES TRANSACTIONS

BACKGROUND INFORMATION.

Legal  Requirement.  In  accordance  with the  requirements  of the  Securities  Exchange  Act of 1934 (the
"Exchange  Act"),  the Investment  Company Act of 1940,  the  Investment  Advisers Act of 1940, the Insider
Trading  and  Securities  Fraud  Enforcement  Act of  1988,  and  the  various  United  Kingdom  and  other jurisdictions' laws and regulations,  Price Group and the mutual funds ("Price Funds") which its affiliates manage have adopted this Statement of Policy on Securities Transactions ("Statement").

Price  Advisers'  Fiduciary  Position.  As  investment  advisers,  the Price  Advisers  are in a  fiduciary position  which  requires  them to act with an eye only to the  benefit of their  clients,  avoiding  those situations  which might place,  or appear to place,  the interests of the Price Advisers or their officers, directors and employees in conflict with the interests of clients.

Purpose of Statement.  The Statement  was developed to help guide Price Group's  employees and  independent directors and the  independent  directors of the Price Funds and the T. Rowe Price  Savings Bank  ("Savings
Bank") in the conduct of their personal investments and to:

o        eliminate the possibility of a transaction  occurring that the SEC or other  regulatory  bodies would view as illegal, such as Front Running (see definition below);

o        avoid  situations  where it might  appear that Price  Group or the Price  Funds or any of their  officers, directors,  employees,  or other  personnel had  personally  benefited at the expense of a client or fund shareholder or taken inappropriate advantage of their fiduciary positions; and

o        prevent, as well as detect, the misuse of material, non-public information.

Those subject to the Code,  including  the  independent  directors of Price Group,  the Price Funds and the
Savings Bank, are urged to consider the reasons for the adoption of this  Statement.  Price Group's and the
Price Funds' reputations could be adversely affected as the result of even a single transaction  considered questionable in light of the fiduciary  duties of the Price Advisers and the  independent  directors of the
Price Funds.

Front  Running.  Front  Running is illegal.  It is generally  defined as the purchase or sale of a security by an officer,  director or employee of an investment  adviser or mutual fund in  anticipation of and prior to the  adviser  effecting  similar  transactions  for its clients in order to take  advantage  of or avoid changes in market prices effected by client transactions.

QUESTIONS  ABOUT  THE  STATEMENT.  You are urged to seek the  advice of the  Chairperson  of the  Ethics  Committee
(U.S.-based personnel) or the TRP International  Compliance Team (International  personnel) when you have questions as to the application of this Statement to individual circumstances.

EXCESSIVE  TRADING OF MUTUAL FUND SHARES.  The issue of excessive  trading by mutual fund shareholders is a serious one and is not  unique to T. Rowe  Price.  Employees  may not  engage in  trading of shares of a Price Fund that is inconsistent with the prospectus of that Fund.

Excessive  trading occurs when an investor in a fund places frequent  trades in and out of the fund,  often holding shares for a very short period of time.  Frequent  purchase and redemption  activity drives up fund  administration costs and  negatively  impacts the  investment  strategy of the fund. T. Rowe Price is committed to protecting  the interests of long-term shareholders.

The T. Rowe Price Funds' excessive  trading policy  ("Policy")  states that during any 120-day period,  you may not exceed one  buy-and-one  sell or one  sell-and-one  buy  occurrence  in any  individual  T. Rowe Price Fund. If you exceed this limit or if your trading  activity  involves  market  timing,  you are in violation of this Policy.  If you purchase shares through an intermediary  (e.g., a  broker/dealer,  recordkeeper or other third party),  you are in  violation  of the  Policy if you  exceed the limit of one  purchase  and one sale or one sale and one  purchase involving  the same fund  within any  120-day  period or if you hold fund  shares for less than 60  calendar  days.
Pre-authorized,  systematic  transactions,  such as contributions made through payroll, loans and withdrawals,  are exempt from these  trading  guidelines  and  transactions  in shares of Price money market funds are not subject to this Policy.  However, exchanges between a money fund and a non-money fund are subject to the Policy.

This Policy is set forth in each Fund's  prospectus,  which governs all trading  activity in the Fund regardless of whether  you are  holding  T. Rowe  Price  Fund  shares as a retail  investor  or  through  your T. Rowe Price U.S.
Retirement Program account.

In  addition  to any action  taken by the  affected  Fund,  violation  of this Policy may also result in the Ethics
Committee imposing  disciplinary action,  including suspension of trading privileges,  forfeiture of profits or the amount of losses avoided, and termination of employment.

Employees  are also  expected  to abide by  trading  restrictions  imposed  by other  funds as  described  in their prospectuses.  If you violate the trading  restrictions  of a non-Price  Fund, the Ethics  Committee may impose the same penalties available for violation of the Price Funds excessive trading Policy.

PERSONS SUBJECT TO STATEMENT.  The provisions of this Statement  apply as described below to the following  persons and  entities.  Each person and entity  (except the  independent  directors of Price Group and the Savings Bank) is classified  as  either  an Access  Person  or a  Non-Access  Person as  described  below.  The  provisions  of this
Statement may also apply to an Access Person's or Non-Access  Person's  spouse,  minor children,  and certain other relatives,  as  further  described  on page 4-5 of this  Statement.  All  Access  Persons  except  the  independent directors  of the Price Funds are subject to all  provisions  of this  Statement  except  certain  restrictions  on purchases in initial public  offerings that apply only to Investment  Personnel.  The independent  directors of the
Price Funds are not subject to prior transaction  clearance  requirements and are subject to modified  reporting as described on p. 4-20.  Non-Access  Persons are subject to the general principles of the Statement and its reporting requirements,  but are only  required  to receive  prior  transaction  clearance  for  transactions  in Price Group stock.  The persons and entities covered by this Statement are:

        Price Group.  Price Group, each of its subsidiaries and affiliates, and their retirement plans.

        Employee Partnerships.  Partnerships such as Pratt Street Ventures.

        Personnel.  Each officer,  inside director and employee of Price Group and its subsidiaries and affiliates, including T. Rowe Price Investment Services, Inc., the principal underwriter of the Price Funds.

        Certain Temporary Workers.  These workers include:

        o        All temporary workers hired on the Price Group payroll ("TRP Temporaries");

        o        All agency temporaries whose assignments at Price Group exceed four weeks or whose cumulative assignments exceed eight weeks over a twelve-month period;

        o        All independent or agency-provided consultants whose assignments exceed four weeks or whose cumulative assignments  exceed  eight weeks over a  twelve-month  period and whose work is closely  related to the ongoing work of Price Group's employees (versus project work that stands apart from ongoing work); and

        o        Any contingent worker whose assignment is more than casual in nature or who will be exposed to the kinds of information and situations that would create conflicts on matters covered in the Code.

        Retired Employees.  Retired employees of Price Group who receive investment  research  information from one or more of the Price Advisers will be subject to this Statement.

        Independent  Directors of Price Group, the Savings Bank and the Price Funds.  The independent  directors of
        Price Group  include those  directors of Price Group who are neither  officers nor employees of Price Group or any of its  subsidiaries  or  affiliates.  The  independent  directors of the Savings Bank include those directors  of the  Savings  Bank who are  neither  officers  nor  employees  of  Price  Group or any of its subsidiaries  or affiliates.  The  independent  directors of the Price Funds include those directors of the
        Price Funds who are not deemed to be "interested persons" of Price Group.

        Although  subject to the general  principles of this  Statement,  including the  definition of  "beneficial ownership,"  independent  directors are subject only to modified  reporting  requirements.  See pp. 4-20 to
        4-24.  The trades of the  independent  directors  of the Price Funds are not  subject to prior  transaction clearance  requirements.  The trades of the  independent  directors  of Price Group and of the Savings Bank are not subject to prior transaction clearance requirements except for transactions in Price Group stock.

ACCESS  PERSONS.  Certain  persons  and  entities  are  classified  as "Access  Persons"  under the Code.  The term
"Access Person" means:

o        the Price Advisers;

o        any  officer  (vice  president  or above) or  director  of any of the Price  Advisers  or the Price  Funds
         (except the  independent  directors  of the Price Funds are not subject to prior  transaction  clearance and have modified reporting requirements, as described below);

o        any person  associated  with any of the Price  Advisers or the Price Funds who, in connection  with his or her  regular  functions  or duties,  makes,  participates  in, or obtains or has access to  information regarding  the  purchase  or sale of  securities  by a Price Fund or other  advisory  client,  or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

o        any person in a control  relationship  to any of the Price  Advisers  or a Price  Fund who  obtains or has access to information  concerning  recommendations  made to a Price Fund or other  advisory  client with regard to the purchase or sale of securities by the Price Fund or advisory client.

        All Access Persons are notified of their status under the Code.

        Investment  Personnel.  An Access Person is further identified as "Investment  Personnel" if, in connection with his or her regular  functions or duties,  he or she "makes or participates  in making  recommendations regarding the purchase or sale of securities" by a Price Fund or other advisory client.

        The term "Investment Personnel" includes, but is not limited to:

        o   those employees who are authorized to make investment  decisions or to recommend  securities  transactions on behalf of the  firm's  clients  (investment  counselors  and  members  of the  mutual  fund  advisory committees);

        o   research and credit analysts; and

        o   traders who assist in the investment process.

        All Investment  Personnel are deemed Access  Persons under the Code. All Investment  Personnel are notified of their status under the Code.  Investment  Personnel  are  prohibited  from  investing in initial  public offerings.  See pp. 4-12; 4-15.

NON-ACCESS  PERSONS.  Persons  who do not fall  within the  definition  of Access  Persons  are deemed  "Non-Access
Persons." If a Non-Access  Person is married to an Access  Person,  then the  non-Access  Person is deemed to be an
Access Person under the beneficial ownership provisions described below.  However, the independent directors of Price
Group and the Savings Bank are not included in this definition.

TRANSACTIONS  SUBJECT  TO  STATEMENT.  Except  as  provided  below,  the  provisions  of this  Statement  apply  to transactions that fall under either one of the following two conditions:

First,  you are a "beneficial  owner" of the security  under the Rule 16a-1 of the Exchange Act, as defined  below;
or

Second,  if you control or direct  securities  trading for another  person or entity,  those  trades are subject to this Statement even if you are not a beneficial  owner of the securities.  For example,  if you have an exercisable trading  authorization  (e.g.,  a power of  attorney  to direct  transactions  in another  person's  account) of an unrelated  person's or entity's  brokerage  account,  or are directing  another person's or entity's trades,  those transactions  will  usually be subject to this  Statement  to the same  extent  your  personal  trades  would be as described below.

Definition of  Beneficial  Owner.  A  "beneficial  owner" is any person who,  directly or  indirectly,  through any contract,  arrangement,  understanding,  relationship, or otherwise, has or shares in the opportunity,  directly or indirectly, to profit or share in any profit derived from a transaction in the security.

A person has beneficial ownership in:

o        securities  held by members of the person's  immediate  family  sharing the same  household,  although the presumption of beneficial ownership may be rebutted;

o        a person's  interest in  securities  held by a trust,  which may include  both  trustees  with  investment control and, in some instances, trust beneficiaries;

o        a person's  right to acquire  securities  through the exercise or conversion of any  derivative  security, whether or not presently exercisable;

o        a general  partner's  proportionate  interest  in the  portfolio  securities  held by a general or limited partnership;

o        certain  performance-related  fees other than an asset-based fee,  received by any broker,  dealer,  bank, insurance company,  investment company,  investment adviser,  investment manager,  trustee or person or entity performing a similar function; and

o        a person's right to dividends that is separated or separable  from the underlying  securities.  Otherwise, right to dividends alone shall not represent beneficial ownership in the securities.

A shareholder  shall not be deemed to have beneficial  ownership in the portfolio  securities held by a corporation or  similar  entity in which the person  owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

Requests for Clarifications or Interpretations  Regarding  Beneficial  Ownership or Control. If you have beneficial ownership  of a security,  any  transaction  involving  that  security  is  presumed to be subject to the  relevant requirements of this Statement,  unless you have no control over the  transaction.  Such a situation may arise, for example,  if you have delegated  investment  authority to an independent  investment  adviser or your spouse has an independent  trading  program in which you have no input.  Similarly,  if your spouse has investment  control over, but no beneficial  ownership in, an unrelated account,  the Statement may not apply to those securities and you may wish to seek clarification or an interpretation.

If you are involved in an investment account for a family situation, trust, partnership,  corporation,  etc., which you  feel  should  not be  subject  to the  Statement's  relevant  prior  transaction  clearance  and/or  reporting requirements,  you  should  submit a written  request  for  clarification  or  interpretation  to either  Baltimore
Legal/Compliance  or the TRP International  Compliance Team, as appropriate.  Any such request for clarification or interpretation  should name the account,  your interest in the account,  the persons or firms  responsible  for its management,  and the specific  facts of the  situation.  Do not assume that the  Statement is not  applicable;  you must receive a  clarification  or  interpretation  about the  applicability  of the Statement.  Clarifications  and interpretations  are  not  self-executing;  you  must  receive  a  response  to  a  request  for  clarification  or
interpretation  directly  from  Baltimore   Legal/Compliance  or  the  TRP  International  Compliance  Team  before proceeding with the transaction or other action covered by this Statement.

PRIOR TRANSACTION  CLEARANCE  REQUIREMENTS  GENERALLY.  As described,  certain transactions require prior clearance before  execution.  Receiving  prior  transaction  clearance  does not relieve you from  conducting  your  personal securities  transactions  in full  compliance  with  the  Code,  including  its  prohibition  on  trading  while in possession of material,  inside  information,  and with applicable law,  including the prohibition on Front Running
(see page 4-1 for definition of Front Running).

TRANSACTIONS  IN STOCK OF PRICE GROUP.  Because Price Group is a public  company,  ownership of its stock  subjects its officers,  inside and  independent  directors,  employees  and all others  subject to the Code to special legal requirements  under the United States  securities  laws. You are  responsible  for your own  compliance  with these requirements.  In  connection  with these legal  requirements,  Price Group has  adopted  the  following  rules and procedures:

       Independent  Directors of Price Funds.  The  independent  directors of the Price Funds are prohibited  from owning the stock or other securities of Price Group.

       Quarterly  Earnings  Report.  Generally,  all Access  Persons and  Non-Access  Persons  and the  independent directors  of Price Group and the Savings  Bank must refrain  from  initiating  transactions  in Price Group stock in which they have a beneficial  interest  from the sixth trading day following the end of the quarter
       (or such other date as management  shall from time to time determine)  until the third trading day following the  public release of  earnings.  You will be  notified in writing by the Management Committee from time to time as to the controlling dates.

        Prior  Transaction  Clearance of Price Group Stock  Transactions  Generally.  Access Persons and Non-Access
        Persons and the independent  directors of Price Group and the Savings Bank are required to obtain clearance prior to effecting any proposed  transaction  (including  gifts and  transfers)  involving  shares of Price
        Group stock owned  beneficially,  including  through the Employee Stock Purchase Plan ("ESPP").  A transfer includes a change in  ownership  name of shares of Price  Group  stock,  including a transfer of the shares into  street  name to be held in a  securities  account  and any  transfers  of shares of Price Group stock between securities firms or accounts, including accounts held at the same firm.

        Prior Transaction  Clearance  Procedures for Price Group Stock.  Requests for prior  transaction  clearance must be in writing on the form entitled  "Notification  of Proposed  Transaction"  (available on the firm's
        Intranet  under  Corporate/Employee  Transactions  - TRPG Stock) and must be  submitted  to the Finance and
        Corporate Tax  Department,  BA-5215 or faxed to  410-345-3223.  The Finance and Corporate Tax Department is
        responsible  for  processing  and  maintaining  the records of all such  requests.  This  includes not only market  transactions,  but also sales of stock  purchased  either  through the ESPP or through a securities account if shares of Price Group stock are  transferred  there from the ESPP.  Purchases  effected  through the ESPP are automatically reported to the Finance and Corporate Tax Department.

        Prohibition   Regarding   Transactions   in   Publicly-Traded   Price  Group   Options.   Transactions   in
        publicly-traded options on Price Group stock are not permitted.

        Prohibition  Regarding  Short  Sales of Price  Group  Stock.  Short  sales of  Price  Group  stock  are not permitted.

        Applicability  of 60-Day  Rule to Price  Group Stock  Transactions.  Transactions  in Price Group stock are subject to the 60-Day Rule except for  transactions  effected  through the ESPP,  the  exercise of employee stock options granted by Price Group and the subsequent sale of the derivative  shares, and shares obtained through an established dividend reinvestment program.
        For a full description of the 60-Day Rule, please see page 4-28.

        Gifts of Price Group stock, although subject to prior transaction  clearance,  are also not subject to this
        Rule.

        For example,  purchases of Price Group stock in the ESPP through  payroll  deduction are not  considered in determining the applicability of the 60-Day Rule to market transactions in Price Group stock. See p. 4-28.

       The  60-Day  Rule does  apply to shares  transferred  out of the ESPP to a  securities  account;  generally, however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP.

              ===================================================================================================
              Access Persons and Non-Access Persons and the independent directors of Price Group and the
              Savings Bank must obtain prior transaction clearance of any transaction involving Price Group stock from the Finance and Corporate Tax Department.
              ===================================================================================================

        Initial  Disclosure  of Holdings of Price Group  Stock.  Each new  employee  must report to the Finance and
        Corporate Tax  Department  any shares of Price Group stock of which he or she has  beneficial  ownership no later than 10 business days after his or her starting date.

        Dividend  Reinvestment  Plans for Price Group Stock.  Purchases  of Price Group stock owned  outside of the
        ESPP and effected through a dividend  reinvestment plan need not receive prior transaction clearance if the firm has been  previously  notified  by the  employee  that he or she will be  participating  in that plan.
        Reporting  of  transactions  effected  through  that plan need only be made  quarterly  through  statements provided  to  Baltimore  Legal/Compliance  or the  TRP  International  Compliance  Team  by  the  financial institution (e.g., broker/dealer) where the account is maintained,  except in the case of employees who are subject to Section 16 of the Exchange Act, who must report such transactions immediately.

        Effectiveness  of Prior  Clearance.  Prior  transaction  clearance of  transactions in Price Group stock is effective  for five (5) business  days from and  including  the date the  clearance is granted,  unless (i)
        advised to the contrary by the Finance and Corporate Tax Department prior to the proposed  transaction,  or
        (ii) the person  receiving  the  clearance  comes  into  possession  of  material,  non-public  information concerning  the firm.  If the proposed  transaction  in Price Group stock is not executed  within this time period, a new clearance must be obtained before the individual can execute the proposed transaction.

        Reporting of Disposition of Proposed Transaction.  You must use the form returned to you by the Finance and
        Corporate Tax Department to notify it of the disposition  (whether the proposed transaction was effected or not) of each  transaction  involving  shares of Price  Group  stock  owned  directly.  The  notice  must be returned  within two business  days of the trade's  execution or within seven  business days of the date of prior transaction clearance if the trade is not executed.

        Insider Reporting and Liability.  Under current rules, certain officers,  directors and 10% stockholders of a publicly traded company  ("Insiders") are subject to the requirements of Section 16. Insiders include the directors and certain executive  officers of Price Group. The Finance and Corporate Tax Department  informs any new Insider of this status.

        SEC Reporting.  There are three  reporting forms which Insiders are required to file with the SEC to report their  purchase,  sale and transfer  transactions  in, and  holdings  of,  Price Group stock.  Although the
        Finance and Corporate Tax Department  will provide  assistance in complying with these  requirements  as an accommodation  to  Insiders,  it  remains  the legal  responsibility  of each  Insider  to ensure  that the applicable reports are filed in a timely manner.

         o        Form 3. The initial ownership report by an Insider is required to be filed on Form 3. This report must be filed  within ten days after a person  becomes an Insider  (i.e.,  is elected as a director or appointed  as an  executive  officer)  to report  all  current  holdings  of Price  Group  stock.
                  Following the election or  appointment  of an Insider,  the Finance and Corporate Tax  Department
                  will  deliver  to the  Insider  a Form 3 for  appropriate  signatures  and  will  file  the  form electronically with the SEC.

         o        Form 4. Any change in the Insider's ownership of Price Group stock must be reported on a Form 4 unless eligible  for  deferred  reporting  on year-end  Form 5. The Form 4 must be filed  electronically before the end of the second  business day following the day on which a transaction  resulting in a  change  in  beneficial  ownership  has been  executed.  Following  receipt  of the  Notice  of
                  Disposition of the proposed  transaction,  the Finance and Corporate Tax Department  will deliver to the  Insider  a Form 4, as  applicable,  for  appropriate  signatures  and will  file the form electronically with the SEC.

         o        Form 5. Any transaction or holding that is exempt from reporting on Form 4, such as small purchases of stock,  gifts,  etc.  may be  reported  electronically  on a  deferred  basis on Form 5 within 45 calendar days after the end of the calendar  year in which the  transaction  occurred.  No Form 5 is necessary if all transactions and holdings were previously reported on Form 4.

               Liability for  Short-Swing  Profits.  Under the United States  securities  laws,  profit realized by certain officers,  as well as directors and 10% stockholders of a company (including Price Group) as a result of a purchase and sale (or sale and  purchase)  of stock of the company  within a period of less than six months must be returned to the firm or its designated payee upon request.

        Office of Thrift Supervision  ("OTS") Reporting.  TRPA and Price Group are holding companies of the Savings
        Bank,  which is regulated by the OTS. OTS  regulations  require the directors  and senior  officers of TRPA and Price Group to file reports  regarding  their personal  holdings of the stock of Price Group and of the stock of any  non-affiliated  bank,  savings  bank,  bank  holding  company,  or savings  and loan  holding company.  Although  the  Bank's  Compliance  Officer  will  provide  assistance  in  complying  with  these requirements as an accommodation,  it remains the responsibility of each person to ensure that the required reports are filed in a timely manner.

PRIOR TRANSACTION CLEARANCE REQUIREMENTS (OTHER THAN PRICE GROUP STOCK) FOR ACCESS PERSONS.

Access Persons other than the independent  directors of the Price Funds must, unless otherwise  provided for below, obtain  prior  transaction  clearance  before  directly  or  indirectly  initiating,  recommending,  or in any  way participating  in,  the  purchase  or sale of a  security  in which the  Access  Person  has,  or by reason of such transaction  may  acquire,  any  beneficial  interest  or  which he or she  controls.  Non-Access  Persons  are not required to obtain prior  clearance  before  engaging in any securities  transactions,  except for  transactions in
Price Group stock.

               ====================================================================================================
               Access Persons and Non-Access Persons and the independent directors of Price Group and the Savings
               Bank must obtain prior transaction clearance of any transaction involving Price Group stock from the Finance and Corporate Tax Department.
               ====================================================================================================

Where  required,  prior  transaction  clearance must be obtained  regardless of whether the transaction is effected through TRP Brokerage  (generally  available only to U.S.  residents) or through an unaffiliated  broker/dealer  or other entity.  Please note that the prior  clearance  procedures do not check  compliance  with the 60-Day Rule (p.
4-28); you are responsible for ensuring your compliance with this rule.

The independent directors of the Price Funds are not required to received prior transaction clearance in any case.

TRANSACTIONS  (OTHER  THAN IN PRICE  GROUP  STOCK)  THAT DO NOT  REQUIRE  EITHER  PRIOR  TRANSACTION  CLEARANCE  OR
REPORTING.  The following transactions do not require either prior transaction clearance or reporting:

               Mutual Funds and Variable Insurance  Products.  The purchase or redemption of shares of any open-end investment  companies,  including the Price Funds, and variable insurance products,  except that any employee who serves as the president or executive  vice president of a Price Fund must report his or her  beneficial  ownership or control of shares in that Fund to Baltimore  Legal/Compliance  through electronic mail to Dottie Jones.

               U.S. Government Obligations.  Purchases or sales of direct obligations of the U.S. Government.

               Certain  Commodity  Futures  Contracts.  Purchases  or  sales of  commodity  futures  contracts  for tangible goods (e.g.,  corn,  soybeans,  wheat) if the transaction is regulated solely by the United
               States Commodity Futures Trading Commission ("CFTC").  Futures contracts for financial  instruments, however, must receive prior clearance.

TRANSACTIONS  (OTHER THAN PRICE GROUP STOCK) THAT DO NOT REQUIRE PRIOR  TRANSACTION  CLEARANCE BUT MUST BE REPORTED
BY BOTH ACCESS PERSONS AND NON-ACCESS PERSONS.

               Unit Investment  Trusts.  Purchases or sales of shares in unit investment  trusts  registered  under the Investment  Company Act of 1940,  including  such unit  investment  trusts as DIAMONDS  ("DIA"),
               SPYDER ("SPY") and NASDAQ-100 Index Tracking Stock ("QQQ").

               National Government Obligations (other than U.S.).  Purchases or sales of direct obligations of national (non-U.S.) governments.

               Pro Rata  Distributions.  Purchases  effected  by the  exercise  of  rights  issued  pro rata to all holders of a class of securities or the sale of rights so received.

               Stock Splits,  Reverse Stock Splits, and Similar  Acquisitions and Dispositions.  The acquisition of additional shares or the disposition of existing  corporate  holdings through stock splits,  reverse stock  splits,  stock  dividends,  exercise of rights,  exchange or  conversion.  Reporting  of such transactions need only be made quarterly.

               Mandatory Tenders.  Purchases and sales of securities pursuant to a mandatory tender offer.

               Spousal  Employee-Sponsored  Payroll  Deduction  Plans.  Purchases,  but  not  sales,  by an  Access
               Person's spouse  pursuant to an  employee-sponsored  payroll  deduction plan (e.g., a 401(k) plan or employee stock purchase plan),  provided Baltimore  Legal/Compliance  (U.S.-based  personnel) or the
               TRP  International  Compliance Team  (International  personnel) has been previously  notified by the
               Access Person that the spouse will be  participating  in the payroll  deduction  plan.  Reporting of such  transactions  need only be made quarterly.  A sale or exchange of stock held in such a plan is subject to the prior transaction clearance requirements.

               Exercise of Stock Option of Corporate  Employer by Spouse.  Transactions  involving  the exercise by an Access  Person's  spouse  of a stock  option  issued by the  corporation  employing  the  spouse.
               However, a subsequent sale of the stock obtained by means of the exercise,  including sales effected by a "cash-less" transactions, must receive prior transaction clearance.

               Dividend  Reinvestment Plans.  Purchases effected through an established Dividend  Reinvestment Plan
               ("DRP").  Reporting of these  transactions  may be made quarterly.  An Access  Person's  purchase of share(s)  of the issuer to  initiate  participation  in the DRP or an Access  Person's  purchase  of shares in addition to those  purchased  with  dividends  (a  "Connected  Purchase")  and any sale of shares from the DRP must receive prior transaction clearance.

               Systematic  Investment  Plans/Savings  Schemes.  Purchases effected through a systematic  investment plan (i.e., a regular  savings scheme or savings plan)  involving the automatic  investment of a set dollar  or other  currency  amount  on  predetermined  dates,  provided  Baltimore  Legal/Compliance
               (U.S.-based personnel) or the TRP International  Compliance Team (International  personnel) has been previously  notified  by the  Access  Person  that he or she  will be  participating  in the plan or scheme.  Reporting of  Systematic  Investment  Plan/Savings  Scheme  transactions  need only be made quarterly.  An Access  Person's  purchase of securities of the issuer to initiate  participation  in the plan and any sale of shares from such a plan must receive prior clearance.

               Inheritances.  The acquisition of securities through inheritance.

               Gifts.  The giving of or receipt of a security as a gift.

The independent directors of the Price Funds are subject to modified reporting requirements.

TRANSACTIONS  (OTHER THAN PRICE GROUP STOCK) THAT REQUIRE PRIOR  TRANSACTION  CLEARANCE BY ACCESS  PERSONS.  If the
transaction or security is not listed above as not requiring prior  transaction  clearance,  you should assume that it is subject to this requirement unless specifically  informed otherwise by Baltimore  Legal/Compliance or the TRP
International   Compliance  Team.  The  only  Access  Persons  not  subject  to  the  prior  transaction  clearance requirements  are the  independent  directors of the Price Funds.  Among the  transactions  that must receive prior transaction clearance are transactions in:

o        Closed-end  funds,  including U.K.  investment  trusts and Exchange Traded Funds ("ETFs") (e.g.,  iShares,
         Cubes) unless organized as unit investment trusts under the Investment Company Act, and

o        Sector index funds that are closed-end funds.

OTHER  TRANSACTION  REPORTING  REQUIREMENTS.  Any transaction  that is subject to the prior  transaction  clearance requirements  on behalf of an Access  Person  (except the  independent  directors  of the Price  Funds),  including purchases in initial public offerings and private placement  transactions,  must be reported.  Although  Non-Access
Persons are not required to receive prior  transaction  clearance  for  securities  transactions  (other than Price
Group  stock),  they must report any  transaction  that would  require  prior  transaction  clearance  by an Access
Person.  The  independent  directors of Price  Group,  the Price Funds and the Savings Bank are subject to modified reporting requirements.

PROCEDURES FOR OBTAINING PRIOR  TRANSACTION  CLEARANCE  (OTHER THAN PRICE GROUP STOCK) FOR ACCESS  PERSONS.  Unless
prior  transaction  clearance is not required as described above or the Chairperson of the Ethics  Committee or his or her designee has otherwise determined that prior transaction  clearance is not required,  Access Persons,  other than the  independent  directors of the Price Funds,  must receive prior  transaction  clearance for all securities transactions.

Access  Persons should follow the procedures set forth below,  depending upon their  location,  before  engaging in the  transactions  described.  If an Access Person is not certain whether a proposed  transaction is subject to the prior  transaction  clearance  requirements,  he or she  should  contact  Baltimore  Legal/Compliance  or  the  TRP
International Compliance Team, as appropriate, before proceeding.

For U.S. - Based Access Persons:

       Procedures For Obtaining Prior Transaction Clearance For Initial Public Offerings ("IPOs"):

               Non-Investment  Personnel.   Access  Persons  who  are  not  Investment  Personnel  ("Non-Investment
               Personnel")  may purchase  securities  that  are the  subject  of an  IPO only after receiving prior transaction clearance in writing from the Chairperson of the Ethics Committee or his or her designee
               ("Designee").  An IPO would include,  for  example, an offering of  securities registered  under the
               Securities Act of 1933 when the issuer of the securities,  immediately  before the registration, was not subject to certain reporting requirements of the Exchange Act.

               In  considering  such a request  for prior  transaction  clearance,  the  Chairperson  or his or her
               Designee will determine  whether the proposed  transaction  presents a conflict of interest with any of the firm's clients or otherwise  violates the Code.  The  Chairperson or his or her Designee will also consider whether:

               1.     The purchase is made through the Non-Investment Personnel's regular broker;

               2.     The number of shares to be  purchased  is  commensurate  with the normal size and activity of the Non-Investment Personnel's account; and

               3.     The transaction  otherwise meets the  requirements of the NASD  restrictions,  as applicable, regarding  the sale of a new issue to an account in which a  "restricted  person," as defined in NASD Rule 2790, has a beneficial interest.

        In addition to receiving prior  transaction  clearance from the Chairperson of the Ethics  Committee or his or her  Designee,  Non-Investment  Personnel  must also  check  with the  Equity  Trading  Desk the day the offering is priced  before  purchasing  in the IPO. If a client order has been  received  since the initial prior transaction approval was given, the prior transaction clearance will be withdrawn.

        Non-Investment  Personnel  will not be permitted to purchase  shares in an IPO if any of the firm's clients are prohibited from doing so because of affiliated transaction  restrictions.  This prohibition will remain in effect until the firm's clients have had the  opportunity  to purchase in the secondary  market once the underwriting  is  completed  --  commonly  referred  to as the  aftermarket.  The  60-Day  Rule  applies to transactions in securities purchased in an IPO.

               Investment Personnel.  Investment Personnel may not purchase securities in an IPO.

               Non-Access  Persons.  Although  Non-Access  Persons are not  required to receive  prior  transaction clearance  before  purchasing  shares  in  an  IPO,  any  Non-Access  Person  who  is  a  registered representative  of  Investment  Services is  reminded  that NASD Rule 2790 may  restrict  his or her ability to buy shares in a new issue.

        Procedures For Obtaining Prior Transaction Clearance For Private Placements.  Access Persons may not invest in a private  placement of  securities,  including the purchase of limited  partnership  interests,  unless prior  transaction  clearance in writing has been obtained from the Chairperson of the Ethics  Committee or his or her Designee.  In considering such a request for prior transaction  clearance,  the Chairperson will determine  whether  the  investment  opportunity  (private  placement)  should be  reserved  for the firm's clients, and whether the opportunity is being offered to the Access Person by virtue of his or her position
        with  the  firm.   The  Chairperson  will  also  secure,  if  appropriate,  the  approval  of the  proposed transaction  from  the chairperson  of the applicable  investment  steering  committee.  These  investments may  also have  special reporting requirements, as discussed under "Procedures for Reporting Transactions,"
        at p. 4-20.

                Continuing  Obligation.  An Access Person who has received  prior  transaction  clearance to invest and does  invest in a  private  placement  of  securities  and who,  at a later  date,  anticipates participating  in the  firm's  investment  decision  process  regarding  the  purchase  or  sale of securities  of the issuer of that  private  placement  on behalf of any  client,  must  immediately disclose his or her prior  investment  in the private  placement to the  Chairperson  of the Ethics
                Committee and to the chairperson of the appropriate investment steering committee.

       Registered  representatives of Investment  Services are reminded that NASD rules may restrict  investment in a private placement in certain circumstances.

        Procedures For Obtaining Prior Transaction  Clearance For All Other Securities  Transactions.  Requests for
        prior  transaction  clearance  by Access  Persons for all other  securities  transactions  requiring  prior transaction  clearance  should  generally  be made via iTrade on the  firm's  intranet.  The iTrade  system automatically  sends any request for prior  transaction  approval that requires manual  intervention to the
        Equity Trading  Department.  If iTrade is not  available,  requests may be made orally,  in writing,  or by electronic  mail  (email  address  "Personal  Trades"  in the  electronic  mail  address  book).  Obtaining clearance by electronic mail if iTrade is not available is strongly  encouraged.  All requests must include the name of the security,  a definitive security identifier (e.g., CUSIP,  ticker, or Sedol), the number of shares or amount of bond involved,  and the nature of the transaction,  i.e.,  whether the transaction is a purchase,  sale,  short sale,  or buy to cover.  Responses  to all  requests  will be made by iTrade or the
        Equity Trading Department,  documenting the request and whether or not prior transaction clearance has been granted.  The Examiner  system  maintains  the record of all approval  and  denials,  whether  automatic or manual.

        Requests will  normally be processed on the same day;  however,  additional  time may be required for prior transaction clearance for certain securities, including non-U.S. securities.

        Effectiveness of Prior Transaction  Clearance.  Prior transaction clearance of a securities  transaction is effective for three (3) business  days from and including the date the clearance is granted,  regardless of the time of day when clearance is granted.  If the proposed  securities  transaction is not executed within this time, a new  clearance  must be obtained.  In  situations  where it appears that the trade will not be executed  within  three  business  days even if the order is entered  in that time  period  (e.g.,  certain transactions through Transfer Agents or spousal  employee-sponsored payroll deduction plans), please notify
        Baltimore Legal/Compliance before entering the order.

        Reminder.  If you are an Access Person and become the beneficial  owner of another's  securities  (e.g., by marriage  to the  owner of the  securities)  or begin to  direct  trading  of  another's  securities,  then transactions in those securities also become subject to the prior  transaction clearance requirements.  You must also report acquisition of beneficial ownership or control of these securities within 10 business days of your knowledge of their existence.

For International Access Persons:

        Procedures for Obtaining Prior Transaction Clearance for Initial Public Offerings ("IPOs"):

               Non-Investment  Personnel.   Access  Persons  who  are  not  Investment  Personnel  ("Non-Investment
               Personnel")  may  purchase  securities  that are the  subject of an IPO only after  receiving  prior transaction clearance in writing from the TRP International Compliance Team.

               The TRP  International  Compliance Team will determine whether the proposed  transaction  presents a conflict of interest with any of the firm's  clients or otherwise  violates the Code.  The Team will also consider whether:

                      1.     The purchase is made through the Non-Investment Personnel's regular broker;

                      2.     The  number  of  shares to be  purchased  is  commensurate  with the  normal  size and activity of the Non-Investment Personnel's account; and

                      3.     The transaction otherwise meets the requirements of the NASD's restrictions  regarding the sale of a new issue to an account in which a  "restricted  person,"  as defined in
                             NASD Rule 2790, has a beneficial interest, if this is applicable.

               In addition to receiving prior  transaction  clearance from the TRP  International  Compliance Team,
               Non-Investment  Personnel must also check with the T. Rowe Price  International  Compliance Team the day  the  offering  is  priced  before  purchasing  in the  IPO.  The T.  Rowe  Price  International
               Compliance  Team will  contact  the London  Dealing  Desk to confirm  that no client  order has been received  since the  initial  prior  transaction  approval  was  given.  If a client  order has been received, the prior transaction clearance will be withdrawn.

               Non-Investment  Personnel  will not be permitted  to purchase  shares in an IPO if any of the firm's clients  are  prohibited  from  doing  so  because  of  affiliated  transaction  restrictions.  This prohibition  will remain in effect until the firm's clients have had the  opportunity to purchase in
               the  secondary  market  once  the   underwriting  is  completed  -  commonly   referred  to  as  the
               aftermarket.  The 60-Day Rule applies to transactions in securities purchased in an IPO.

                      Investment Personnel. Investment Personnel may not purchase securities in an IPO.

        Procedures for Obtaining Prior Transaction  Clearance for Private Placements.  Prior transaction  clearance to invest in or sell  securities  through a private  placement  of  securities,  including  the purchase of limited  partnership  interests,  must be sought from the TRP  International  Compliance  Team in the usual manner.  The prior  transaction  clearance process will include a review by a member of the Investment Team to determine  whether the  investment  opportunity  (private  placement)  should be reserved for the firm's clients and whether the  opportunity is being offered to the Access Person by virtue of his or her position with the firm, as well as approval by a member of the Ethics  Committee.  These  investments  may also have special reporting requirements, as discussed under "Procedures for Reporting Transactions" at p. 4-20.

               Continuing  Obligation.  Any Access Person who has received  prior  transaction  clearance to invest and does  invest  in a  private  placement  of  securities  and who,  at a later  date,  anticipates participating  in the  firm's  investment  decision  process  regarding  the  purchase  or  sale  of securities  of the  issuer of that  private  placement  on behalf of any  client,  must  immediately disclose his or her prior investment in the private  placement to the TRP  International  Compliance
               Team.

        Registered  representatives of Investment  Services are reminded that NASD rules may restrict investment in a private placement in certain circumstances.

        Procedures For Obtaining Prior Transaction  Clearance For All Other Securities  Transactions.  Requests for
        prior  transaction  clearance  by Access  Persons for all other  securities  transactions  requiring  prior transaction  clearance  should  generally  be made via iTrade on the  firm's  intranet.  The iTrade  system automatically  sends any request for prior  transaction  approval that requires manual  intervention to the
        TRP  International  Compliance Team. If iTrade is not available,  requests may be made orally,  in writing, or by electronic  mail (email address "TRPI  Compliance" in the  electronic  mail address book).  Obtaining clearance by electronic mail if iTrade is not available is strongly  encouraged.  All requests must include the name of the security,  a definitive security identifier (e.g., CUSIP,  ticker, or SEDOL), the number of shares or amount of bond involved,  and the nature of the transaction,  i.e.,  whether the transaction is a purchase,  sale,  short sale or buy to cover.  Responses to all requests  will be made by iTrade or the TRP
        International  Compliance Team,  documenting the request and whether or not prior transaction clearance has been granted.  The Examiner system maintains the record of all approvals and denials,  whether automatic or manual.

        Requests  will  normally be processed on the same day they are received;  however,  additional  time may be required in certain circumstances (e.g., to allow checks to be made with overseas offices as necessary).

       Effectiveness of Prior  Transaction  Clearance.  Prior  transaction  clearance of a securities  transaction, whether  obtained via iTrade or from the TRP  International  Compliance  Team,  is  effective  for three (3)
       business  days  from  and  including  the  date  the  clearance  is  granted.  If  the  proposed  securities transaction  is  not  executed  within this time, a new clearance must be obtained.  For  example,  if prior transaction clearance is granted at 2:00 pm Monday, the trade must be executed by Wednesday.  In  situations where it appears that the trade will not be executed within three business days even if the order is entered in that time  period  (e.g.,  an Individual Savings Account), please notify the TRP International Compliance
       Team before entering the order.

        Reminder.  If you are an Access Person and become the beneficial  owner of another's  securities  (e.g., by marriage  to the  owner of the  securities)  or begin to  direct  trading  of  another's  securities,  then transactions in those securities also become subject to the prior transaction clearance  requirements.  You must also report  acquisition  of beneficial  ownership or control of these  securities  within 10 business days of your knowledge of their existence.

REASONS FOR DISALLOWING ANY PROPOSED  TRANSACTION.  Prior  transaction  clearance will usually not be granted for a proposed  transaction by the Trading  Department,  either  directly or by iTrade,  and/or by the Chairperson of the
Ethics Committee or by the TRP International Compliance Team if:

              Pending  Client  Orders.  Orders  have been  placed by any of the Price  Advisers to purchase or sell the security unless certain size or volume  parameters as described below under "Large  Issuer/Volume
              Transactions" are met.

              Purchases and Sales Within Seven (7) Calendar  Days.  The security has been  purchased or sold by any client of a Price Adviser  within seven calendar days  immediately  prior to the date of the proposed transaction,  unless certain size or volume parameters as described below under "Large  Issuer/Volume
              Transactions" are met.

              For example, if a client transaction occurs on Monday,  prior transaction  clearance is not generally granted to an Access  Person to purchase or sell that security  until Tuesday of the following  week.
              Transactions  in securities in pure as opposed to enhanced  index funds are not  considered  for this purpose.

              If all clients have eliminated  their holdings in a particular  security,  the seven-day  restriction is not applicable to an Access Person's transactions in that security.

              Approved  Company Rating  Changes.  A change in the rating of an approved  company as reported in the firm's Daily  Research  News has occurred  within seven (7) calendar  days  immediately  prior to the date of the proposed  transaction.  Accordingly,  trading would not be permitted until the eighth (8)
              calendar day.

              Securities  Subject to Internal  Trading  Restrictions.  The security is limited or restricted by any of the Price Advisers as to purchase or sale by Access Persons.

If for any reason an Access  Person  has not  received  a  requested  prior  transaction  clearance  for a proposed securities  transaction,  he or she must not communicate  this information to another person and must not cause any other person to enter into such a transaction.

Requests for  Reconsideration of Prior Transaction  Clearance  Denials.  If an Access Person has not been granted a requested prior  transaction  clearance,  he or she may apply to the Chairperson of the Ethics  Committee or his or her designee for  reconsideration.  Such a request must be in writing and must fully  describe the basis upon which the  reconsideration  is being requested.  As part of the  reconsideration  process,  the Chairperson or his or her designee  will  determine  if any  client  of any  of the  Price  Advisers  may be  disadvantaged  by the  proposed transaction  by the Access Person.  The factors the  Chairperson or his or her designee may consider in making this determination include:

o        the size of the proposed transaction;

o        the nature of the proposed  transaction  (i.e., buy or sell) and of any recent,  current or pending client transactions;

o        the trading volume of the security that is the subject of the proposed Access Person transaction;

o        the existence of any current or pending order in the security for any client of a Price Adviser;

o        the reason the Access Person wants to trade (e.g., to provide funds for the purchase of a home); and

o        the number of times the Access Person has requested  prior  transaction  clearance for the proposed  trade and the amount of time elapsed between each prior transaction clearance request.

TRANSACTION  CONFIRMATIONS AND PERIODIC ACCOUNT  STATEMENTS.  All Access Persons (except the independent  directors of the Price Funds) and  Non-Access  Persons must request  broker-dealers,  investment  advisers,  banks,  or other financial  institutions  executing  their  transactions  to send a duplicate  confirmation  or  contract  note with respect  to each and  every  reportable  transaction,  including  Price  Group  stock,  and a copy of all  periodic statements  for all  securities  accounts in which the Access  Person or  Non-Access  Person is  considered to have beneficial  ownership and/or control (see page 4-5 for a discussion of beneficial  ownership and control  concepts)
as follows:

o    U.S.-based  personnel should have this information sent to the attention of Compliance,  Legal Department,
     T. Rowe Price, P.O. Box 17218, Baltimore, Maryland  21297-1218.

o    International  personnel  should have this  information  sent to the  attention  of the TRP  International
     Compliance Team, T. Rowe Price International, Inc., 60 Queen Victoria Street, London EC4N 4TZ United Kingdom.

The independent  directors of Price Group, the Price Funds, and the Savings Bank are subject to modified  reporting requirements described at pp. 4-20 - 24.

If transaction or statement  information is provided in a language other than English,  the employee should provide a translation into English of the documents.

NOTIFICATION  OF SECURITIES  ACCOUNTS.  Access Persons  (except the  independent  directors of the Price Funds) and
Non-Access Persons must give notice before opening or trading  in a  securities  account  with any broker,  dealer, investment  adviser,  bank,  or other  financial  institution, including TRP Brokerage, as follows:

o        U.S.-based personnel must give notice by email to Legal/Compliance (email address "Legal Compliance");

o        International  personnel must give notice in writing  (which may include  email) to the TRP  International
         Compliance Team.

The  independent  directors  of Price  Group,  the  Price  Funds,  and the  Savings  Bank are not  subject  to this requirement.

        New  Personnel  Subject to the Code.  A person  subject to the Code must give  written  notice as  directed above of any existing securities accounts maintained with any broker,  dealer,  investment adviser, bank or other financial institution within 10 business days of association with the firm.

        You do not have to report accounts at transfer  agents or similar  entities if the only securities in those accounts are variable  insurance  products or mutual funds if these are the only types of  securities  that can be held or traded in the  accounts.  If other  securities  can be held or traded,  the accounts must be reported.  For  example,  if you have an account at T. Rowe Price  Services,  Inc.,  a transfer  agent that holds  shares  of a Price  Fund,  that  account  does  not have to be  reported.  If,  however,  you have a brokerage  account  it must be  reported  even if the only  securities  currently  held or traded in it are mutual funds.

        Officers,  Directors  and  Registered  Representatives  of  Investment  Services.  The NASD  requires  each associated person of T. Rowe Price Investment Services, Inc. to:

        o     Obtain approval for a securities account from Investment Services (whether the  registered  person is based in the United  States or  internationally);  the  request  for  approval  should be in writing, directed to Baltimore  Legal/Compliance,  and submitted  before  opening or placing the initial trade in the securities account; and

        o     If the securities account is with a broker/dealer, provide the broker/dealer with written notice of his or her association with Investment Services.

       Annual  Statement by Access  Persons.  Each Access  Person,  except an Access  Person who is an  independent director  of the  Price  Funds,  must  also  file with the firm a  statement  of his or her  accounts  as of year-end in January of the following year.

       Reminder.  If you become the beneficial  owner of another's  securities  (e.g.,  by marriage to the owner of the  securities)  or begin to  direct  trading  of  another's  securities,  then the  associated  securities accounts become subject to the account reporting requirements.

PROCEDURES  FOR REPORTING  TRANSACTIONS.  The following  requirements  apply both to Access  Persons and Non-Access
Persons except the independent  directors of Price Group,  the Price Funds and the Savings Bank, who are subject to modified reporting requirements:

        Report Form. If the executing firm provides a confirmation,  contract note or similar document  directly to the firm,  you do not need to make a further  report.  You must report all other  transactions  on the form designated "T. Rowe Price Employee's Report of Securities  Transactions,"  which is available on the firm's
        Intranet under  Corporate/Legal.  You must report any transaction  reported on a periodic  (e.g.,  monthly, quarterly)  statement,  rather than on a confirmation,  contract note or similar  document,  yourself using this form.

        When Reports are Due.  You must report a securities  transaction  within ten (10)  business  days after the trade  date or within  ten (10)  business  days  after the date on which you first  gain  knowledge  of the transaction  (for example,  a bequest) if this is later.  Reporting of transactions  involving a systematic investment  plan/savings  scheme,  in an  established  dividend  reinvestment  plan,  or  the  purchase  of securities by a spouse pursuant to an  employee-sponsored  payroll deduction plan, however, may be reported quarterly.

        The TRP International Compliance Team will send all reports it receives to Baltimore  Legal/Compliance on a quarterly basis.

        Reporting  Certain Private  Placement  Transactions.  If your investment  requires  periodic  capital calls
        (e.g., in a limited  partnership)  you must report each capital call within ten (10) business days. This is the case  even if you are an  Access  Person  and you  received  prior  transaction  clearance  for a total cumulative investment.

        Reminder.  If you become the beneficial  owner of another's  securities  (e.g., by marriage to the owner of the securities) or begin to direct trading of another's  securities,  the  transactions in these securities become subject to the transaction reporting requirements.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF THE PRICE FUNDS.

        Transactions  in  Publicly  Traded  Securities.  An  independent  director  of the Price  Funds must report transactions  in  publicly-traded  securities  where the  independent  director  controls  or directs  such transactions.  These reporting  requirements apply to transactions the independent director effects for his or her own beneficial  ownership as well as the beneficial  ownership of others,  such as a spouse or other family member.  An independent  director does not have to report  securities  transactions in accounts over which the  independent  director has no direct or indirect  influence or control (e.g.,  transactions in an account  managed  by an  investment  professional  pursuant  to a  discretionary  agreement  and  where the independent director does not participate in the investment decisions).

        Transactions  in  Non-Publicly  Traded  Securities.  An  independent  director  does  not  have  to  report transactions  in  securities  which are not traded on an exchange or listed on NASDAQ  (i.e.,  non-publicly traded securities), unless the independent director knew, or in the ordinary course of fulfilling his or her official duties as a Price Funds  independent  director,  should have  known  that during the 15-day period immediately before or after the independent director's  transaction in such  non-publicly  traded security, a Price Adviser purchased, sold or considered purchasing or selling such security for a Price Fund or Price advisory client.

               Methods of Reporting.  An  independent  director has the option to satisfy his or her  obligation to report  transactions in securities via a Quarterly Report or by arranging for the executing  brokers
               of  such  transactions  to  provide  duplicate  transaction   confirmations  directly  to  Baltimore
               Legal/Compliance.

                      Quarterly  Reports.  If a  Price  Fund  independent  director  elects  to  report  his or her transactions  quarterly:  (1) a report  for each  securities  transaction  must be filed with
                      Baltimore  Legal/Compliance no later than ten (10) days after the end of the calendar quarter in which the  transaction  was  effected;  and (2) a report  must be filed for each  quarter, regardless  of  whether  there  have  been  any  reportable  transactions.  Baltimore  Legal/
                      Compliance  will send to each  independent  director of the Price Funds who chooses to report transactions  on a quarterly  basis a reminder  letter and reporting form  approximately  ten days before the end of each calendar quarter.

                      Duplicate  Confirmation  Reporting.  An  independent  director  of the  Price  Funds may also instruct  his or  her  broker  to  send  duplicate  transaction  information  (confirmations)
                      directly to Baltimore  Legal/Compliance.  An independent  director who chooses to have his or her broker send  duplicate  account  information  to  Baltimore  Legal/Compliance  in lieu of directly reporting  broker-executed  transactions must nevertheless continue to report in the normal  way  (i.e.,  Quarterly  Reports)  any  securities  transactions  for  which a  broker confirmation is not generated.

                      Among the types of transactions that are commonly not reported through a broker  confirmation and may therefore have to be reported directly to T. Rowe Price are:

                      o        Exercise of Stock Option of Corporate Employer;

                      o        Inheritance of a Security;

                      o        Gift of a Security; and

                      o        Transactions in Certain Commodities Futures Contracts (e.g., financial indices).

                      An independent  director of the Price Funds must include any  transactions  listed above,  as applicable,  in his or her Quarterly Reports if not otherwise contained in a duplicate broker confirmation.  Baltimore  Legal/Compliance  will  send to each  independent  director  of the
                      Price  Funds who  chooses to report  transactions  through  broker  confirmations  a reminder letter and reporting form  approximately  ten days before the end of each calendar quarter so that transactions not reported by broker confirmations can be reported on the reporting form.

        Reporting of Officership,  Directorship,  General Partnership or Other Managerial  Positions Apart from the
        Price Funds.  An  independent  director of the Price Funds shall report to Baltimore  Legal/Compliance  any officership,  directorship,  general  partnership or other  managerial  position which he or she holds with any public, private, or governmental issuer other than the Price Funds.

        Reporting of Significant Ownership.

                      Issuers (Other than Non-Public  Investment  Partnerships,  Pools or Funds). If an independent director  of the Price  Funds owns more than 1/2 of 1% of the total  outstanding  shares of a public or private issuer (other than a non-public investment  partnership,  pool or fund), he or she must  immediately  report this  ownership  in writing to  Baltimore  Legal/Compliance, providing  the name of the issuer and the total  number of the issuer's  shares  beneficially owned.

                     Non-Public  Investment  Partnerships,  Pools or Funds. If an independent director of the Price
                     Funds owns more  than 1/2 of 1% of the  total  outstanding  shares  or units  of a  non-public investment  partnership,  pool or fund over which the independent  director  exercises control or influence,  or is informed of the investment  transactions of that entity,  the independent
                     director  must  report  such   ownership  in  writing  to  Baltimore   Legal/Compliance.   For
                     non-public  investment  partnerships,  pools or funds where the independent  director does not exercise  control or influence  and is not  informed of the  investment  transactions  of such
                     entity,   the   independent   director   need  not  report   such   ownership   to   Baltimore
                     Legal/Compliance  unless and until such ownership exceeds 4% of the total  outstanding  shares or units of the entity.

        Investments  in Price  Group.  An  independent  director of the Price Funds is  prohibited  from owning the common stock or other securities of Price Group.

        Investments in Non-Listed  Securities  Firms.  An independent  director of the Price Funds may not purchase or sell the shares of a broker/dealer,  underwriter or federally registered  investment adviser unless that entity is traded on an exchange or listed on NASDAQ or the purchase or sale has otherwise  been approved by the Price Fund Boards.

        Restrictions on Client Investment Partnerships.

               Co-Investing.  An  independent  director of the Price Funds is not  permitted to co-invest in client investment  partnerships of Price Group or its affiliates,  such as Strategic  Partners,  Threshold, and Recovery.

               Direct  Investment.  An  independent  director  of the Price Funds is not  permitted  to invest as a limited partner in client investment partnerships of Price Group or its affiliates.

        Dealing  with  Clients.  Aside from  market  transactions  effected  through  securities  exchanges  or via
        NASDAQ,  an independent  director of the Price Funds may not,  directly or indirectly,  sell to or purchase from a client any  security.  This  prohibition  does not preclude the purchase or  redemption of shares of any open-end mutual fund that is a client of any of the Price Advisers.

REPORTING REQUIREMENTS FOR THE INDEPENDENT DIRECTORS OF PRICE GROUP.

        Reporting of Personal Securities  Transactions.  An independent  director of Price Group is not required to report his or her personal  securities  transactions (other than transactions in Price Group stock) as long as the independent  director does not obtain  information  about the Price Advisers'  investment  research, recommendations,  or  transactions.  However,  each  independent  director of Price Group is reminded  that changes to certain information reported by the respective  independent director in the Annual Questionnaire for Independent  Directors are required to be reported to Corporate Records in Baltimore (e.g.,  changes in holdings of stock of financial institutions or financial institution holding companies).

        Reporting of  Officership,  Directorship,  General  Partnership or Other  Managerial  Positions  Apart from
        Price  Group.  An  independent  director of Price  Group shall  report to  Baltimore  Legal/Compliance  any officership,  directorship,  general  partnership or other  managerial  position which he or she holds with any public, private, or governmental issuer other than Price Group.

Reporting of Significant Ownership.

        Issuers (Other than Non-Public  Investment  Partnerships,  Pools or Funds).  If an independent  director of
        Price Group owns more than 1/2 of 1% of the total  outstanding  shares of a public or private issuer (other than a non-public investment  partnership,  pool or fund), he or she must immediately report this ownership in writing to  Baltimore  Legal/Compliance,  providing  the name of the issuer and the total  number of the issuer's shares beneficially owned.

        Non-Public  Investment  Partnerships,  Pools or Funds. If an independent  director of Price Group owns more than 1/2 of 1% of the total outstanding shares or units of a non-public investment partnership, pool or fund over which the  independent  director  exercises  control or  influence,  or is informed of the  investment transactions of that entity,  the  independent  director must report such ownership in writing to Baltimore
        Legal/Compliance.  For non-public  investment  partnerships,  pools or funds where the independent director does not exercise  control or influence and is not informed of the investment  transactions of such entity, the  independent  director need not report such  ownership to Baltimore  Legal/Compliance  unless and until such ownership exceeds 4% of the total outstanding shares or units of the entity.

TRANSACTION  REPORTING  REQUIREMENTS FOR THE INDEPENDENT  DIRECTORS OF THE SAVINGS BANK. The independent  directors of the Savings Bank are not required to report their personal  securities  transactions (other than transactions in
Price Group stock) as long as they do not obtain information about the Price Advisers' investment research,

recommendations,  or transactions,  other than information  obtained because the Savings Bank is a client of one or more of the Price Advisers.  In addition,  the independent  directors of the Savings Bank may be required to report other personal securities  transactions and/or holdings as specifically  requested from time to time by the Savings
Bank in accordance with regulatory or examination requirements.

MISCELLANEOUS RULES REGARDING PERSONAL SECURITIES  TRANSACTIONS.  These rules vary in their applicability depending upon whether you are an Access Person.

The following rules apply to all Access Persons,  except the independent  directors of the Price Funds,  and to all
Non-Access Persons:

        Dealing with Clients.  Access Persons and Non-Access  Persons may not,  directly or indirectly,  sell to or purchase  from a client  any  security.  Market  transactions  are not  subject to this  restriction.  This prohibition  does not preclude the purchase or redemption  of shares of any open-end  mutual fund that is a client of any of the Price  Advisers  and does not apply to  transactions  in a spousal  employer-sponsored payroll deduction plan or spousal employer-sponsored stock option plan.

        Investment Clubs.  These restrictions vary depending upon the person's status, as follows:

               Non-Access  Persons.  A Non-Access  Person may form or  participate  in a stock or  investment  club without prior clearance from the Chairperson of the Ethics Committee  (U.S.-based  personnel) or the
               TRP  International  Compliance  Team  (international  personnel).  Only  transactions in Price Group stock are subject to prior  transaction  clearance.  Club  transactions must be reported just as the
               Non-Access Person's individual trades are reported.

               Access  Persons.  An Access Person may not form or participate in a stock or investment  club unless prior written  clearance has been obtained from the Chairperson of the Ethics Committee  (U.S.-based
               personnel)  or  the  TRP  International  Compliance  Team  (international   personnel).   Generally,
               transactions by such a stock or investment  club in which an Access Person has beneficial  ownership or  control  are  subject  to the  same  prior  transaction  clearance  and  reporting  requirements applicable to an individual  Access Person's trades.  If, however,  the Access Person has beneficial ownership  solely by virtue of his or her spouse's  participation  in the club and has no investment control or input into decisions  regarding the club's  securities  transactions,  the Chairperson of the Ethics  Committee or the TRP  International  Compliance  Team may, as appropriate as part of the prior clearance process,  require the prior transaction  clearance of Price Group stock transactions only.

        Margin Accounts.  While margin accounts are discouraged,  you may open and maintain margin accounts for the purchase of securities  provided such accounts are with firms with which you maintain a regular  securities account relationship.

        Trading Activity.  You are discouraged from engaging in a pattern of securities transactions that either:

        o    is so excessively frequent as to potentially  impact  your  ability  to  carry  out  your  assigned responsibilities, or

        o    involves securities positions that are disproportionate to your net assets.

        At the discretion of the Chairperson of the Ethics  Committee,  written  notification of excessive  trading may be sent to you  and/or  the  appropriate  supervisor  if ten or more  reportable  trades  occur in your account(s) in a month, or if circumstances otherwise warrant this action.

The following rules apply only to Access Persons other than the independent directors of the Price Funds:

        Large Issuer/Volume Transactions.  Although subject to prior transaction clearance,  transactions involving securities of certain large issuers or of issuers with high trading  volumes,  within the parameters set by the Ethics Committee (the "Large  Issuer/Volume  List"), will be permitted under normal  circumstances,  as follows:

        Transactions  involving no more than U.S.  $20,000 (all amounts are in U.S.  dollars) or the nearest  round lot (even if the amount of the transaction  marginally exceeds $20,000) per security per seven (7) calendar day period in securities of:

        o        issuers with market capitalizations of $5 billion or more, or

        o        U.S. issuers with an average daily trading volume in excess of 500,000 shares over the preceding 90 calendar days are  usually  permitted,  unless the rating on the security as reported in the firm's
                 Daily Research News has been changed to a 1 or a 5 within the seven (7) calendar days  immediately prior to the date of the proposed transaction.

        These parameters are subject to change by the Ethics Committee.  An Access Person should be aware that if prior transaction clearance is granted for a specific number of shares lower than the number requested, he or she may not be able to receive permission to buy or sell additional shares of the issuer for the next seven (7) calendar days.

       If you believe one or both of these  criteria  should be applied to a non-U.S.  issuer,  you should  contact
       Baltimore  Legal/Compliance or the TRP International  Compliance Team, as appropriate.  When contacted,  the
       TRP International Compliance Team will coordinate the process with Baltimore Legal/Compliance.

        Transactions  Involving  Options on Large  Issuer/Volume  List Securities.  Access Persons may not purchase uncovered put options or sell  uncovered  call options unless  otherwise  permitted  under the "Options and
        Futures" discussion on p. 4-26.  Otherwise, in the case of  options on an individual  security on the Large
        Issuer/Volume  List (if it has not had a prohibited rating change),  an Access Person may trade the greater of 5 contracts or sufficient  option  contracts to  control  $20,000 in the  underlying  security;  thus an
        Access  Person may trade 5 contracts even if this permits the Access Person to control more than $20,000 in the underlying security.  Similarly, the Access Person may trade more than 5 contracts as long as the number of  contracts  does not permit him or her to control more than $20,000 in the underlying security.

        Transactions Involving Exchange-Traded Index Options.  Generally, an Access Person may trade the greater of
        5 contracts or sufficient contracts to control $20,000 in the underlying securities;  thus an Access Person may trade 5  contracts  even if this  permits  the  Access  Person to  control  more  than  $20,000  in the underlying securities.  Similarly,  the Access Person may trade more than 5 contracts as long as the number of contracts  does not permit him or her to control more than $20,000 in the underlying  securities.  These parameters are subject to change by the Ethics Committee.

        Please note that an option on a Unit Investment Trust (e.g., QQQ) is not an exchange-traded index option and does not fall under this provision.  See the discussion under General Information on Options and
        Futures below.

        Client Limit Orders.  Although subject to prior  transaction  clearance,  an Access Person's proposed trade in a  security  is  usually  permitted  even if a limit  order has been  entered  for a client for the same security, if:

        o        The Access Person's trade will be entered as a market order; and

        o        The client's limit order is 10% or more away from the market at the time the Access Person requests prior transaction clearance.

        Japanese New Issues.  All Access Persons are prohibited  from purchasing a security which is the subject of an IPO in Japan.

General  Information on Options and Futures (Other than Exchange - Traded Index  Options).  If a transaction in the underlying  instrument does not require prior transaction clearance (e.g.,  National Government  Obligations,  Unit
Investment  Trusts),  then an options or futures  transaction on the underlying  instrument  does not require prior transaction  clearance.  However, all options and futures  transactions,  except the commodity futures transactions described on page 4-10,  must be reported even if a transaction in the underlying  instrument  would not have to be reported  (e.g.,  U.S.  Government  Obligations).  Transactions in publicly traded options on Price Group stock are not  permitted.  See p. 4-7.  Please  consult the specific  discussion on Exchange - Traded Index Options above for transactions in those securities.

==========================================================================================================
Before engaging in options and futures transactions, Access Persons should understand the impact that the 60-Day Rule and intervening client transactions may have upon their ability to close out a position with a profit (see page 4-28).
==========================================================================================================

               Options and Futures on Securities and Indices Not Held by Clients of the Price  Advisers.  There are
               no specific  restrictions  with respect to the  purchase,  sale or writing of put or call options or any other  option or futures  activity,  such as  multiple  writings,  spreads and  straddles,  on a security  (and  options or futures on such  security)  or index that is not held by any of the Price
               Advisers' clients.

               Options on Securities Held by Clients of the Price  Advisers.  With respect to options on securities of  companies  which are held by any of Price  Advisers'  clients,  it is the firm's  policy that an
               Access Person  should not profit from a price decline of a security  owned by a client (other than a
               "pure"  Index  account).  Therefore,  an Access  Person  may:  (i)  purchase  call  options and sell covered call options and (ii)  purchase  covered put options and sell put options.  An Access Person may not purchase  uncovered put options or sell  uncovered  call options,  even if the issuer of the underlying  securities is included on the Large  Issuer/Volume  List, unless purchased in connection with other options on the same security as part of a straddle,  combination or spread strategy which is designed to result in a profit to the Access Person if the  underlying  security rises in or does not  change  in  value.  The  purchase,  sale  and  exercise  of  options  are  subject  to the same restrictions  as those set forth with respect to  securities,  i.e., the option should be treated as if it were the common stock itself.

               Other  Options  and  Futures  Held by Clients  of the Price  Advisers.  Any other  option or futures transaction  with  respect to  domestic  or foreign  securities  held by any of the Price  Advisers'
               clients will receive prior  transaction  clearance if appropriate  after due consideration is given, based on the  particular  facts  presented,  as to whether  the  proposed  transaction  or series of transactions  might appear to or actually  create a conflict  with the interests of any of the Price
               Advisers'  clients.  Such  transactions  include  transactions  in  futures  and  options on futures involving financial instruments regulated solely by the CFTC.

               Closing or Exercising Option Positions.  A transaction  initiated by an Access Person to exercise an option or to close an option  transaction  must also  receive  prior  transaction  clearance.  If an intervening  client  transaction  in the  underlying  security has  occurred  since the position was opened,  the Access Person may not receive prior clearance to initiate a transaction to exercise the option or to close out the position, as applicable.

        Short Sales.  Short sales by Access Persons are subject to prior clearance  unless the security itself does not otherwise  require prior clearance.  In addition,  Access Persons may not sell any security short which is owned by any  client  of one of the Price  Advisers  unless a  transaction  in that  security  would not require prior  clearance.  Short sales of Price Group stock are not permitted.  All short sales are subject to the 60-Day Rule described below.

       The 60-Day  Rule.  Access  Persons are  prohibited  from  profiting  from the  purchase and sale or sale and purchase of the same (or  equivalent)  securities  within 60 calendar days. An  "equivalent"  security means any option,  warrant,  convertible security,  stock appreciation right, or similar right with an exercise or conversion  privilege  at a price  related  to the  subject  security,  or similar  securities  with a value
       derived  from  the  value  of  the  subject  security.   Thus,  for  example,  the  rule  prohibits  options
       transactions  on or short sales of a security  that may result in a gain  within 60 days of the  purchase of the underlying  security.  In addition,  the rule applies  regardless of the Access  Person's other holdings of the same  security  or  whether  the  Access  Person  has split his or her  holdings  into tax lots.  For example,  if an Access  Person  buys 100 shares of XYZ stock on March 1, 1998 and  another 100 shares of XYZ stock on  February  27,  2004,  he or she may not  sell  any  shares  of XYZ  stock at a profit  for 60 days following  February 27, 2004.  The 60-Day Rule "clock"  restarts  each time the Access Person trades in that security.

       The closing of a position in a European  style option on any  security  other than an index will result in a
       60-Day Rule  violation  if the  position  was opened  within the 60-day  window and the closing  transaction results in a gain.  Multiple  positions  will not be netted to  determine an overall gain or loss in options on the same underlying security expiring on the same day.

       The 60-Day Rule does not apply to:

       o    any transaction by a Non-Access Person other than transactions in Price Group stock not excluded below;

       o    any transaction that does not require from prior transaction clearance (e.g.,  purchase or sale of unit investment trust, including SPYDER and QQQ, exercise of corporate stock option by Access Person spouse, systematic investment plan; see p. 4-10);

       o    any  transaction in a security in which either the acquisition  or the sale of that  security  does not require prior transaction clearance (e.g., if an Access Person inherits a security, a transaction that did not require prior transaction clearance, then he or she may sell the security inherited at a profit within 60 calendar days of its acquisition);

       o    the purchase and sale or sale and purchase of exchange-traded index options;

       o    any transaction in Price Group stock effected through the ESPP (note that the 60-Day Rule does apply to shares transferred out of the ESPP to a securities account;  generally,  however, an employee remaining in the ESPP may not transfer shares held less than 60 days out of the ESPP);

       o    the exercise of "company-granted" Price Group stock options and the subsequent sale of the  derivative shares; and

       o    any purchase of Price Group stock through an established dividend reinvestment plan.

               Prior  transaction  clearance  procedures  do  not  check  compliance  with  the  60-Day  Rule  when considering a trading  request.  Access Persons are responsible  for checking their  compliance with this rule  before  entering  a trade.  If you have any  questions  about  whether  this Rule will be triggered  by a proposed  transaction,  you should  contact  Baltimore  Legal/Compliance  or the TRP
               International Compliance Team before requesting prior transaction clearance for the proposed trade.

               Access  Persons  may  request  in  writing  an  interpretation  from the  Chairperson  of the Ethics
               Committee that the 60-Day Rule should not apply to a specific transaction or transactions.

        Investments  in  Non-Listed  Securities  Firms.  Access  Persons  may not  purchase or sell the shares of a broker/dealer,  underwriter or federally  registered  investment adviser unless that entity is traded on an exchange or listed as a NASDAQ stock or prior  transaction  clearance is given under the private  placement procedures (see pp. 4-13; 4-16).

REPORTING  OF  ONE -  HALF  OF ONE  PERCENT  OWNERSHIP.  If an  employee  owns  more  than  1/2 of 1% of the  total outstanding  shares of a public or private company,  he or she must immediately report this in writing to Baltimore
Legal/Compliance,  providing  the name of the company and the total number of such  company's  shares  beneficially owned.

GAMBLING  RELATED TO THE  SECURITIES  MARKETS.  All  persons  subject  to the Code are  prohibited  from  wagering, betting or gambling related to individual  securities,  securities  indices or other similar  financial  indices or instruments.  This  prohibition  applies to wagers placed through  casinos,  betting  parlors or internet  gambling sites  and is  applicable  regardless  of  where  the  activity  is  initiated  (e.g.,  home  or firm  computer  or telephone).  This specific  prohibition  does not restrict the purchase or sale of securities  through a securities account  reporting  to  Baltimore  Legal/Compliance  or the  TRP  International  Compliance  Team,  even  if  these transactions are effected with a speculative investment objective.

DISCLOSURE OF PERSONAL  SECURITIES  HOLDINGS BY ACCESS PERSONS.  Upon  commencement  of employment,  appointment or promotion (no later than 10 calendar  days after the starting  date),  each Access  Person,  except an  independent director  of the Price  Funds,  is  required by United  States  securities  laws to disclose in writing all current securities  holdings  in which he or she is  considered  to have  beneficial  ownership  and  control  ("Securities
Holdings  Report")  (see page 4-5 for  definition  of the term  Beneficial  Owner)  and  provide or  reconfirm  the information  regarding all of his or her securities  accounts.  The form to provide the Securities  Holdings Report will be provided upon  commencement  of  employment,  appointment or promotion and should be submitted to Baltimore
Legal/Compliance  (U.S.-based personnel) or the TRP International  Compliance Team (International  personnel).  The form on which to report securities accounts can be found on the firm's Intranet under Corporate/Legal.

Each Access  Person,  except an  independent  director  of the Price  Funds,  is also  required to file a "Personal
Securities  Report,"  consisting  of  a  Statement  of  Personal  Securities  Holdings  and  a  Securities  Account
Verification  Form Report,  on an annual basis. The Personal  Securities Report must be as of year end and be filed with the firm in January of the following year.

CONFIDENTIALITY  OF RECORDS.  Price Group makes every  effort to protect the privacy of all persons and entities in connection  with their  Securities  Holdings  Reports,  Reports of Securities  Transactions,  Reports of Securities
Accounts, and Personal Securities Reports.

SANCTIONS.  Strict  compliance  with the provisions of this Statement is considered a basic provision of employment or other association with Price Group and the Price Funds. The Ethics Committee,  Baltimore  Legal/Compliance,  and
the TRP International  Compliance Team are primarily  responsible for administering  this Statement.  In fulfilling this function,  the Ethics  Committee will institute such  procedures as it deems  reasonably  necessary to monitor each person's and entity's compliance with this Statement and to otherwise prevent and detect violations.

        Violations by Access Persons,  Non-Access  Persons and Independent  Directors of Price Group or the Savings
        Bank.  Upon  discovering  a material  violation  of this  Statement  by any person or entity  other than an independent  director  of a Price  Fund,  the Ethics  Committee  will  impose  such  sanctions  as it deems appropriate  and as are approved by the  Management  Committee or the Board of Directors  including,  inter alia, a letter of censure or  suspension,  a fine, a suspension  of trading  privileges or  termination  of employment and/or  officership of the violator.  In addition,  the violator may be required to surrender to
        Price Group, or to the party or parties it may designate,  any profit realized from any transaction that is in violation of this  Statement.  All material  violations of this Statement shall be reported to the Board of  Directors  of Price  Group  and to the Board of  Directors  of any Price  Fund  with  respect  to whose securities such violations may have been involved.

        Violations  by  Independent  Directors  of Price  Funds.  Upon  discovering  a material  violation  of this
        Statement by an independent  director of a Price Fund, the Ethics  Committee shall report such violation to the Board on which the  director  serves.  The Price Fund  Board will  impose  such  sanctions  as it deems appropriate.

                                             T. ROWE PRICE GROUP, INC.
                                                STATEMENT OF POLICY
                                          WITH RESPECT TO COMPLIANCE WITH
                                           COPYRIGHT AND TRADEMARK LAWS

Purpose of Statement of Policy.  To protect the interests of Price Group and its personnel, Price Group has adopted this Statement of Policy with Respect to Compliance with Copyright and Trademark Laws ("Statement") to:
(1) describe the legal principles governing copyrights, trademarks, and service marks; (2) ensure that Price
Group's various copyrights, trademarks, and service marks are protected from infringement; and, (3) prevent Price
Group from violating intellectual property rights of others.  Although this Statement primarily describes the requirements of United States law, it is important to note that many nations have laws in this area.

Definition of Copyright

In order to protect  authors and owners of books,  articles,  drawings,  designs,  business logos,  music,  videos, electronic media, or computer programs and software,  the U.S. Copyright Law makes it a crime to reproduce,  in any manner,  any copyrighted  material  without the express written  permission of the copyright  owner.  Under current law,  all  original  works are  copyrighted  at the moment of creation;  it is no longer  necessary  to  officially register a  copyright.  Copyright  infringements  may result in  judgments  of actual  damages  (i.e.,  the cost of additional  subscriptions,  attorneys fees and court costs) as well as statutory damages, which can range from $750 to $30,000 per infringement plus a potential of $150,000 per infringement for willful infringement.

Reproduction  of  Articles  and  Similar  Materials  for  Internal  and  External  Distribution.  In  general,  the unauthorized  reproduction  and  distribution  of  copyrighted  material is a U.S. and state crime.  This  includes downloading or copying  information from an Internet  website or any fee-paid  subscription  publication  services.
Copyrighted  material may not be  reproduced  without the express  written  permission  of the  copyright  owner (a sample  Permission  Request  Letter is available from the Legal  Department).  An exception to the copyright law is the "fair use"  doctrine,  which allows  reproduction  for  scholarly  purposes,  criticism,  or  commentary.  This exception ordinarily does not apply in a business  environment.  Thus,  personnel wishing to reproduce  copyrighted material for internal or external distribution must obtain written permission from the author or publisher.

It is your  responsibility  to obtain  permission to reproduce  copyrighted  material.  The  permission  must be in writing and  forwarded to the Legal  Department.  If the  publisher  will not grant  permission  to  reproduce  the
copyrighted   material,   then  the  requestor  must  purchase  from  the  publisher  or  owner  either  additional subscriptions  or  copies  of the work or  refrain  from  using it.  The  original  article  or  periodical  may be circulated  as an  alternative  to  purchasing  additional  copies.  If the work in question is  accessible  via an
Internet web site, the web site address may be circulated in order for others to publicly view the information.

o        For works  published  after January 1st 1978,  copyrights last for the life of the author or owner plus 70 years or up to 120 years from creation.

o        The electronic transmission of copyrighted works can constitute an infringement.

o        The United States  Digital  Millennium  Copyright Act ("DMCA") makes it a violation to (i) alter or remove copyright  notices,  (ii) provide false  copyright  notices,  or (iii)  distribute  works knowing that the copyright notice has been removed or altered.

o        Derivative  Works - a derivative  work is a new work created based on an original work.  Only the owner of a copyright has the right to authorize someone else to create a new version of the original work.

o        Subscription  Agreements  for on-line  publications  typically  only grant  permission for the licensee to make a single  copy.  Permission  from the  copyright  owner must be  granted in order to make  additional copies.

Personal  Computer  Software  Programs.  Software products and on-line  information  services  purchased for use on
Price  Group's  personal  computers  are generally  copyrighted  material and may not be reproduced or  transferred without the proper  authorization  from the software vendor.  See the T. Rowe Price Group, Inc. Statement of Policy
With Respect to Computer Security and Related Issues for more information.

Definition of Trademark and Service Mark

         Trademark.  A trademark is either a word, phrase or design, or combination of words,  phrases,  symbols or designs,  which identifies and  distinguishes  the source of the goods or services of one party from those of others.  For example, Kleenex is a trademark for facial tissues.

         Service Mark. A service mark is the same as a trademark  except that it identifies and  distinguishes  the source of a service  rather  than a  product.  For  example,  "Invest  With  Confidence"  is a  registered service mark, which identifies and distinguishes the services offered by Price Group or its affiliates.

         Normally,  a mark for goods  appears on the product or on its  packaging,  while a service mark appears in advertising for the services.

Use of the "TM", "SM" and (R)

Anyone who claims rights in a mark may use the TM  (trademark) or SM (service  mark)  designation  with the mark to alert  the  public  to the  claim.  It is  not  necessary  to  have  a  federal  registration,  or  even a  pending application, to use these  designations.  The claim may or may not be valid. The registration symbol,(R),  may only be used when the mark is  registered  with the United  States  Patent  and  Trademark  Office  ("PTO") or a Foreign
Trademark  Office. It is improper to use this symbol at any point before the registration  issues.  The symbols are not considered part of the mark.

It is  important  to  recognize  that many  nations  have laws in this area.  It is  important to contact the Legal
Department before using a mark in any country.

Registered  Trademarks  and Service  Marks.  Once Price Group has  registered  a trademark or service mark with the
PTO or a Foreign  Trademark  Office,  it has the exclusive right to use that mark. In order to preserve rights to a registered  trademark  or service  mark,  Price Group must (1) use the mark on a  continuous  basis and in a manner consistent with the Certificate of  Registration;  (2) place the  registration  symbol, (R) next to the mark in all publicly distributed media; and (3) take action against any party infringing upon the mark.

Establishing a Trademark or Service Mark.  The Legal  Department  has the  responsibility  to register and maintain all  trademarks  and service  marks and protect them against any  infringement.  If Price Group wishes to utilize a particular  word,  phrase,  or symbol,  logo or design as a trademark or service mark, the Legal Department must be notified  in  advance so that a search  may be  conducted  to  determine  if the  proposed  mark has  already  been registered  or is in use by another  entity.  Until  clearance is obtained from the Legal  Department,  no new mark should be used.  This  procedure  has been adopted to ensure that Price Group does not  unknowingly  infringe  upon another  company's  trademark.  Once a proposed  mark is cleared for use and Price wishes to use the mark,  it must be accompanied by the  abbreviations  "TM" or "SM" as  appropriate,  until it has been  registered.  All trademarks and service marks that have been registered with the PTO or a Foreign Trademark  Office,  must be accompanied by an encircled (R) when used in any public document.  These symbols  need only  accompany  the mark in the first or most prominent  place it is used in each public  document.  Subsequent use of the same trademark or service mark in such material  would not need to be marked.  The Legal  Department  maintains  a written  summary  of all Price  Group's
registered  and  pending   trademarks  and  service   marks,   which  is  posted  on  the  firm's   intranet  under
Corporate/Legal/Trademarks  and Service  Marks of T. Rowe Price  Group,  Inc. If you have any  questions  regarding the status of a trademark or service mark, you should contact the Legal Department.

Infringement  of Price Group's  Registered  Marks. If you notice that another entity is using a mark similar to one that Price Group has registered,  you should notify the Legal  Department  immediately to that  appropriate  action can be taken to protect Price Group's interests in the mark.

                                             T. ROWE PRICE GROUP, INC.
                                        STATEMENT OF POLICY WITH RESPECT TO
                                       COMPUTER SECURITY AND RELATED ISSUES

PURPOSE OF  STATEMENT  OF POLICY.  The  central and  critical  role of  computer  systems in our firm's  operations underscores  the  importance of ensuring the integrity of these systems.  The data stored on our firm's  computers, as well as the  specialized  software  programs and systems  developed for the firm's use, are  extremely  valuable assets and very confidential.

This Statement of Policy  ("Statement")  establishes a comprehensive  computer  security program relating to common issues relevant to all Associates and situations.  Contact Enterprise  Security regarding  additional or new policy determinations  that may be relevant for specific  situations,  especially those concerning system  development and new technologies.

The Statement has been designed to:

o        prevent the  unauthorized use of or access to our firm's computer  systems  (collectively  the "Systems"), including the firm's electronic mail ("email") and voice mail systems;

o        prevent breaches in computer security;

o        maintain the integrity of confidential information;

o        protect customer information; and

o        prevent the introduction of computer viruses into our Systems that could imperil the firm's operations.

In  addition,  the  Statement  describes  various  issues that arise in  connection  with the  application  of U.S.
Copyright Law to computer software.

Any material  violation of this Statement may lead to sanctions,  which may include  dismissal of the individual or individuals involved.

CONFIDENTIALITY  OF SYSTEMS  ACTIVITIES AND INFORMATION.  Systems  activities and information  stored on our firm's computers  (including email,  voice mail, and online  facsimiles) may be subject to monitoring by firm personnel or others.  Any new  technologies,  whether  introduced by Price Group or  instigated  by the Associate  (see Portable
Computer  Equipment and Hardware),  may also be monitored.  All such information,  including messages on the firm's email,  voice mail, and online  facsimile  systems,  are records of the firm and the sole property of the firm. The firm reserves the right to monitor,  access,  and disclose for any purpose all information,  including all messages sent,  received,  or stored  through  the  Systems.  The use of the firm's  computer  systems is  intended  for the transaction  of firm  business and is for  authorized  users only.  Associates  should limit any personal  use. All firm  policies  apply to  the use of the Systems.  See the Code of Ethics and Conduct and pertinent Human Resources
Handbook or Guidelines (e.g., The U.S. Associates Handbook).

By using the firm's  Systems,  you agree to be bound by this  Statement and consent to the access to and disclosure of all  information,  including  email and voice mail  messages,  by the firm.  You do not have any  expectation of privacy in connection with the use of the Systems,  or with the  transmission,  receipt,  or storage of information in the Systems.

Information  entered into our firm's  computers  but later  deleted from the Systems may continue to be  maintained permanently on our firm's back-up tapes or in records  retained for regulatory or other  purposes.  You should take care so that you do not create  documents  or  communications  that might  later be  embarrassing  to you or to our firm.  This policy applies to email,  voice mail, and internet  messaging,  as well to any other  communication  on the Systems.

PRIVACY AND PROTECTION OF DATA AND COMPUTER  RESOURCES.  The protection of firm  information and the maintenance of the privacy of corporate  and  customer  data  requires  consistent  effort by each  individual  and involves  many aspects of the work  environment.  Individuals  who are users of computer and network  resources and those who work within the Systems areas must bear in mind privacy and  protection  obligations.  Therefore,  data within the Price
Group  network  should be considered  proprietary  and  confidential  and should be protected as such. In addition, particular  customer data, or the data of customers of certain  business units,  may be required to be specifically protected  as  prescribed  by laws or  regulatory  agency  requirements  (refer to the T. Rowe Price  Statement  of
Policies and  Procedures on Privacy in this Code).  Responsible  use of computer  access and  equipment,  including
Internet  and email use, as described  in this  Statement  of Policy with Respect to Computer  Security and Related
Issue,  is integral to  protecting  data. In addition,  the  protection of data privacy must be kept in mind during the design,  development,  maintenance,  storage,  handling,  access,  transfer,  and  disposal  phases of computer related activities.

In addition:

   o        It is company policy not to publicize the location of the Owings Mills Technology  Center.  The goal is not  to  link  this  address  to the  main  location  of  the  company's  computer  systems.  It is the responsibility  of all Associates to protect  information  about the location of the Technology  Center whenever  possible.  Although there will be situations  where using the address is unavoidable,  use of the  address  is  generally  not  necessary.  It should  not be used on the  Internet  for any  reason, business or personal.

   o        The  @troweprice.com email address should be  treated as a  business  asset.  It should not be used for
            situations  not  related  to  immediate  business  responsibilities.   The  email  addresses  of  other
            Associates should never be given out without their permission.

SECURITY  ADMINISTRATION.  Enterprise  Security  in T.  Rowe  Price  Investment  Technologies,  Inc.  ("TRPIT")  is
responsible  for  identifying  security  needs and  overseeing  the  maintenance  of computer  security,  including
Internet-related security issues.

AUTHORIZED  SYSTEMS  USERS.  In general,  access to any type of system is restricted  to authorized  users who need access in order to support  their  business  activities.  Access for  mainframe,  LAN and external  systems must be requested on a "Security  Access Request" ("SAR") form. The form is available on the Enterprise  Security  intranet site.  Access  requests  and  changes  must be  approved  by the  appropriate  supervisor  or manager in the user's department.  "Security  Access  Approvers"  are  responsible  for ensuring that only  required  access is approved.
"Security Access Approvers" can be held accountable for any access they approve.

Managers  and  supervisors  are  responsible  for  notifying  Enterprise  Security,  in a  timely  manner,  that an
Associate,  consultant,  or temporary worker has left the firm so that access may be suspended.  This is especially important for temporary staff contracted  independently of Human  Resources,  TRPIT Finance,  or one of the on-site temporary  agencies.  Managers and  supervisors  have an  obligation to prevent the use of "User-IDs" of terminated
Associates,  consultants,  and temporary workers. If a consultant is reassigned from a TRP project for an amount of time - even though he or she is expected to return to that  project at a later date - his or her User-ID  should be disabled, although not deleted, until the consultant returns.

The  Enterprise  Security  department  has the  authority,  at its own  discretion,  to disable any User- ID on any platform  that  appears  to be dormant  or  abandoned.  Efforts  will be made to  contact  presumed  owners of such
User-IDs,  but, in the  absence  of an  identified owner, User-IDs may be disabled as part of system management and vulnerability assessment processes.

AUTHORIZED  APPLICATION USERS. Access to specific computer  applications (i.e.,  Finance,  Retirement Plan Services systems) can also be  requested.  Many  application  systems have an  additional  level of security,  such as extra passwords.  If a user  wants  access to an  application  or data that is  outside  the  normal  scope of his or her business  activity,  additional  approval may be required from the "Owner" of such  application  or data. The Owner is the employee who is  responsible  for making  judgments  and  decisions on behalf of the firm with regard to the application or data, including the authority to decide who may have access.

USER-IDS,  PASSWORDS,  AND OTHER SECURITY ISSUES.  Once a request for access is approved,  a unique User-ID will be assigned the user.  Each  User-ID has a password  that must be kept  confidential  by the user.  For most  systems, passwords  must be changed on a regular  schedule  and  Enterprise  Security has the  authority  to  determine  the password  policy.  Passwords should be of reasonable  complexity and uniqueness to prevent easy guessing;  employee
IDs should not also be used as the  password  and should not be easily  deducible  personal or family  information.
Passwords  should  expire  on a  schedule  approved  by  Enterprise  Security  unless  specific  variance  has been permitted.

User-IDs and  passwords  may not be shared  except with  authorized  TRPIT  personnel  for security or  maintenance purposes.  Users can be held  accountable  for work performed with their User-IDs.  Personal  computers must not be left logged on and unattended  unless screen savers with passwords or  software-based  keyboard locks are utilized.
System  and  application  administrators  must not  alter  security  settings,  even  though  their  administrative privileges  give them the ability to do so.  Pranks,  jokes,  or other  actions  that  simulate or trigger a system security event such as, but not limited to, a computer virus are prohibited and can result in disciplinary  action.
No  one may engage in  activities  that bypass  or compromise the integrity of security features or change security settings.

EXTERNAL COMPUTER SYSTEMS.  Our data processing  environment  includes access to data stored not only on our firm's computers,  but also on external  systems,  such as DST.  Although the security  practices  governing these outside systems are established by the providers of these external  systems,  requests for access to such systems should be directed to Enterprise Security.  User-IDs and passwords to these systems must be kept confidential by the user.

PORTABLE  COMPUTER  EQUIPMENT  AND  HARDWARE.  It must be assumed that firm  notebook  computers,  PDAs,  and other portable computer equipment contain  information that is sensitive.  Therefore,  portable computer equipment should be password protected with a frequently changed,  non-intuitive  password.  They should be protected in transit and either  kept  with  the  user or  maintained  securely  if not with the  user.  Sensitive  information  that is not currently needed should be removed and stored elsewhere.  Passwords and SecurId  cards/tokens  should not be stored with the machine or  maintained  in a list on the computer or PDA.  Proper virus  prevention  and backup  practices should be  regularly  performed.  In the event of loss or theft,  the Help Desk should be  contacted to review with the individual whether there are any protective actions that need to be taken.

The introduction or installation of any hardware or software to enable a wireless networking connection into the
TRP network, unless supported by Production Services and reviewed for secured deployment by Enterprise Security, is prohibited.  Violation of this policy is a great potential risk to the TRP network and any such unapproved wireless device will be disabled and confiscated.

Where wireless technology is being used for PC's for external use, such as while traveling, these PCs may never be connected to the TRP network while the wireless access is enabled.

Applications, services, or equipment that connect with or interact with the Price Group network that are not provided or supported by Price Group are prohibited except as provided below for certain personally owned PCs.
Damage to the Price Group network, systems, data, or reputation by use of any of these can result in disciplinary action to the individual or individuals involved.  Personally owned PCs used with approved VPN access may be permitted if all of the conditions of VPN access are followed.

ACCESS TO THE INTERNET AND OTHER ON-LINE SERVICES.  Access to the Internet  (including,  but not limited to, email, instant messaging,  remote FTP, Telnet, World Wide Web, Gopher, remote  administration,  secure shell, and using IP tunneling  software to remotely control Internet  servers)  presents  special  security  considerations  due to the world-wide nature of the connection and the security  weaknesses  present in Internet  protocols and services.  The firm can provide  authorized  individuals  with access to Internet email and other  Internet  services (such as the
World Wide Web) through a direct connection from the firm's network.

Access to the Internet or Internet  services  from our firm's  computers,  including  the firm's email  system,  is intended for legitimate  business  purposes;  Associates  should limit any personal use. Internet email access must be requested through Enterprise Security, approved by the individual's supervisor or an  appropriate  T. Rowe Price manager, and provided only through firm-approved connections.  All firm policies  apply to the use of the  Internet or Internet services. See the Code and the  pertinent  Human Resources  Handbook  or  Guidelines  (e.g.,  The  U.S.
Associates Handbook).  For example, in addition to the prohibition on accessing inappropriate sites discussed below, the following policies apply:

     o        Applications, services, or equipment that connect with or interact with the Price Group network that are not  provided  or  supported  by Price  Group are  prohibited  except as  provided  below for certain personally  owned PCs.  Damage to the Price Group  network,  systems,  data,  or reputation by use of any  of  these  can  result  in  disciplinary  action  to the  individual  or  individuals  involved.
              Personally  owned PCs used with  approved VPN access may be permitted  if all the  conditions  of VPN access are followed.

     o        You may not download anything for installation or storage onto the firm's  computers  for personal use including, but not limited to, music, games, or messaging and mail applications.

     o        You may not use the firm's Systems or hardware in any way that might pose a business risk or  customer data privacy risk, or violate other laws, including U.S. Copyright laws.

     o        You may not spend excessive time or use excessive network resources for personal purposes.

     o        You may not engage in activities that bypass or compromise  the integrity of network security features like firewalls or virus scanners.

Please note that many  activities  other than those  mentioned  may be  prohibited  because they pose a risk to the firm or its  Systems.  You should  review the list of  vulnerabilities  maintained  on the  firm's  Intranet  under
Technology  Services/Enterprise  Security/Policies &  Information/System  Vulnerability  Advisory.  If you have any doubt, contact Enterprise Security before engaging in the activity.

         Use  of  Internet.   In  accordance  with  firm  policies,   individuals  are  prohibited  from  accessing
         inappropriate  sites,  including,  but not limited to, adult and gambling  sites.  Firm personnel  monitor
         Internet  use for  visits  to  inappropriate  sites  and for  inappropriate  use.  If you  have  questions regarding what  constitutes an inappropriate  site or inappropriate  use, you should discuss it first with your  supervisor or an  appropriate  T. Rowe Price manager who may refer the question to Human  Resources.
         See p. 4-29 for a more  detailed  discussion  of the  prohibitions  on  internet  gambling  related to the securities markets.

         Dial-Out  Access.  Using a modem or an Internet  connection on a firm computer housed at any of the firm's offices to access an Internet service provider using one's home or personal account  is prohibited, unless this is an authorized account being used by authorized personnel  to service the Price  Group's connection to the  Internet.  When  Internet  access  is granted, the individual will be asked to reaffirm his or her understanding of this Statement.

         Unauthorized  modems are not permitted.  Dial-out  access that  circumvents the Internet  firewall,  proxy server,  or  authentication  mechanisms  except by authorized  personnel in the business of Price Group is prohibited.

         On-line Services.  Access to America Online ("AOL"),  AOL Instant Messenger  ("AIM"),  or other commercial on-line  service  providers  or products is not  permitted  from a firm  computer  except for a legitimate business  purpose,  approved by the individual's  supervisor or an appropriate T. Rowe Price Manager,  and
         Enterprise  Security,  and with  software  obtained  through the Price Group Help Desk.  Once approved AOL access has been  implemented,  access is only  permitted via the AOL password and screen name supplied and approved by Enterprise Security.

         Internet  domain names are assets of the firm and are  purchased and  maintained  by Enterprise  Security.
         Individuals  or  consultants  may not  contract for domain names for use by Price Group or for the benefit of Price Group.

         Participation on Bulletin Boards,  Chat Rooms and Similar  Services.  Because  communications by our firm, or any  individuals  associated  with it, on on-line  service  bulletin  boards,  chat rooms,  and similar services  are  subject to United  States,  state and  international,  and NASD  regulations,  unsupervised participation can result in serious securities violations.

         Certain  designated  individuals have been authorized to use AOL to monitor and respond to inquiries about our firm and its investment  services and products or otherwise  observe  messages on such  services.  Any individual  not within this  special  group  should  contact the  appropriate  supervisor  and  Enterprise
         Security,  as described in "On-line Services" above,  before engaging in these activities.  Generally,  an individual  must also receive the  independent  authorization  of one member of the Board of T. Rowe Price
         Investment  Services,  Inc. and of the Legal  Department  before  initiating or responding to a message on any  computer  bulletin  board,  chat room or similar  service  relating to the firm,  a Price Fund or any
         investment  or  Brokerage  option  or  service.   This  policy  applies  whether  or  not  the  individual
         contributes  or  merely  observes,  whether  or  not  the  individual  intends  to  disclose  his  or  her relationship  to the firm,  whether or not our firm  sponsors the bulletin  board,  and whether or not the firm is the principal focus of the bulletin board.

         Email Use.  Access to the firm's email system is intended for  legitimate  business  purposes;  Associates should limit any personal use. All firm  policies  apply to the use of email.  Firm  personnel may monitor email usage for inappropriate  use. If you have questions  regarding what constitutes  inappropriate  use, you should  discuss it first with your  supervisor or an  appropriate  T. Rowe Price manager who may refer the question to Human Resources.

         Email  services,  other than those  provided  or  approved by Price  Group,  may not be used for  business purposes.  In addition,  accessing  email services (such as AOL email or Hotmail) not provided or approved by Price Group from firm  equipment  for any reason could allow the  introduction  of viruses or malicious code into the network or lead to the compromise of confidential data.

         You should  understand  that email sent through the Internet is not secure and could be  intercepted  by a third party.  Confidential and company  proprietary  information  should not be included in external email unless  specifically  prescribed by accepted business  procedures.  Use of Microsoft Outlook Web Access to the Price Group email  system  provides an  encrypted  mail session so that email is not in the clear over the  Internet  and is not  passing  through a  non-Price  Group email  system.  When remote  access to the firm's email system,  or external access to firm email,  is required,  Outlook Web Access is the preferred mode of access.

DIAL-IN  ACCESS.  The ability to access our firm's  computer  Systems  from a remote  location  is also  limited to authorized users and authorized  methods.  A security system that is approved by Enterprise  Security and that uses a strong  authentication  method  must be  employed  when  accessing  our firm's  network  from a remote  computer.
Authorization  for remote access can be requested by completing a "Security  Access  Request"  form. Any individual who requires  remote  access  should  contact the Price Group Help Desk for desktop  setup.  Phone  numbers used to access our firm's computer systems are confidential.

Vendors may need remote  access to the Price Group  network or specific  servers for  application  support,  system troubleshooting,  or  maintenance.  The  preferred  method  for  vendor  access to the Price  Group  network is via
SecurID with the card being held by someone  internally on behalf of the vendor.  Other  methods of remote  access, like VPN or  dial-in/dial-out  modems,  should not be offered or established without prior approval from Enterprise
Security.  (Prior  approval  from  Enterprise  Security is not  required  for  vendors  accessing  non-Price  Group equipment that is not connected to the Price Group network).

PROTECTION FROM MALICIOUS CODE.  "Malicious  code" is a computer  program(s)  designed to damage or impair software or data on a computer  system.  Software from any outside source may contain a computer virus or similar  malicious code.  Types of carriers and  transmission  methods  increase  daily and  currently  include  diskettes,  CDs, file transfers  and  downloads,  executables,  some email  attachments,  and active  code over the Web. A  comprehensive malicious code  prevention and control program is in place  throughout  Price Group.  This program  provides policy
and  procedures  for  anti-virus  and  malicious  code  controls  on  all  systems.   More  information  about  the
anti-virus/malicious code program can be found on the TRPIT Intranet.

Introducing  a virus or similar  malicious  code into the Price Group  Systems by engaging in  prohibited  actions, such as downloading  non-business related software,  or by failing to implement  recommended  precautions,  such as updating  virus scanning software on remote machines, may lead to  sanctions, which may  include  dismissal  of the individual or individuals involved.  Opening a file or attachment is at your own risk and presumes you have knowledge of the safety of the contents.

In summary:

o        No one should  endeavor to, or assist  another to,  introduce  into the Price Group  environment  anything identified as a virus by a scanner used by Price Group for any reason.

o        No one may  disable  or  subvert  virus  scanning  or a  similar  protective  technology  for any  reason, including to allow something to be received or downloaded onto a Price Group asset or system.

o        Failing to protect  Price  Group  systems  and assets is also  against  policy,  for  example,  failing to maintain updated scanning files.

o        At all times,  receipt of files,  execution of attachments,  etc. is at the user's own risk and depends on the user's  awareness of the risks and his or her  evaluation of the  legitimacy  and safety of what is being opened.

         Virus Scanning  Software.  As part of the Price Group malicious code program,  virus scanning  software is installed on the  majority of  applicable  platforms.  This  software is designed to detect and  eradicate malicious  code,  Trojans,  worms,  and  viruses.  All  desktop  computers  have  the  corporate  standard anti-virus  scanning  software  installed and running.  This  software is installed and  configured by the
         Distributed   Processing  Support  Group  and  runs  constantly.   Virus  scanning  software  updates  are
         automatically  distributed to the desktops as they become  available.  Desktop virus scanning software can also be used by the employee to scan diskettes,  CDs, directories,  and attachments "on demand".  Altering or  disabling  this  desktop  scanning  software  is  prohibited.  Contact  the Price  Group Help Desk for assistance.

         Email.  An email  malicious  code/anti-virus  gateway scans the content of inbound and outbound  email for viruses.  Infected email and attachments  will be cleaned when possible and  quarantined  when not able to be cleaned.  Updating of the email gateway anti-virus software and pattern files is done automatically.

         Certain  file  extensions  of  email  attachments  are  blocked  at the  email  gateway  and  in  Outlook.
         Transmission  of these file types pose a risk to Price Group's  infrastructure  since most  malicious code is transmitted via these  extensions.  The extensions  currently blocked are EXE, COM, PIF, SCR, VBS, EML,
         BAT,  CMD,  MPG, and LNK.  Additional  attachment  types may be blocked on a temporary or permanent  basis
         (possibly  without  prior  notification  to the firm) as the risk  evaluations  dictate.  If a file with a prohibited  extension  must be  transmitted  for  business  purposes,  it should  be zipped or  compressed
         (self-extracting zip files are detected as EXE extension  attachments and blocked).  As always,  opening a file is at your own risk and presumes you have knowledge of the safety of the contents.

         Portable and Remote  Computers.  Laptops and other  computers that remotely access the Price Group network are also required to have the latest anti-virus software and pattern files.

         It is the responsibility of each user to ensure that his or her portable  computer's  anti-virus  software is  regularly  updated.  The Price  Group Help Desk has  instructions  available.  Contact the Price Group
         Help Desk to obtain further information.

         Downloading  or Copying.  The user of a PC with a modem or with an Internet  connection has the ability to connect to other  computers or on-line  services  outside of the firm's  network and there may be business reasons to  download  or copy  software  from  those  sources.  Downloading  or  copying  software,  which includes documents,  graphics,  programs and other  computer-based  materials,  from any outside source is not  permitted  unless  it is for a  legitimate  business  purpose  because  downloads  and  copies  could introduce viruses and malicious code into the Systems.

         Other  Considerations.  Individuals  must call the Price  Group Help Desk when  viruses  are  detected  so that it can ensure  that  appropriate  tracking  and  follow-up  take  place.  Do not  forward  any "virus warning"  mail you  receive to other  staff until you have  contacted  the Help Desk,  since many of these warnings are hoaxes.  When  notified that a user has received  "virus  warning"  mail,  the Help Desk will contact Enterprise Security, whose personnel will check to determine the validity of the virus warning.

         Price Group  Associates  should not attempt to treat a computer  virus or  suspected  computer  virus on a
         Price  Group-owned  machine  themselves.  Contact  the  Price  Group  Help  Desk  for  assistance  and its personnel  will  determine  whether the  machine is  infected,  the  severity  of the  infection,  and the appropriate remedial actions.

APPLICATION  OF U.S.  COPYRIGHT  LAW TO SOFTWARE  PROGRAMS.  Software  products  and on-line  information  services purchased for use on Price Group personal  computers are generally  copyrighted  material and may not be reproduced without  proper  authorization  from the software  vendor.  This  includes the  software on CDs or  diskettes,  any
program  manuals  or  documentation,   and  data  or  software   retrievable  from  on-line  information   systems.
Unauthorized  reproduction  of such material or  information,  or downloading  or printing such material,  violates
United  States law,  and the software  vendor can sue to protect the  developer's  rights.  In addition to criminal penalties  such as fines and  imprisonment,  civil  damages can be awarded for actual  damages as well as statutory damages,  which range from $750 to $30,000 per  infringement,  plus a potential  of $150,000 per  infringement  for willful  infringement.  In addition,  many other nations have laws in this area. See the T. Rowe Price Group,  Inc.
Statement of Policy with Respect to Compliance  with Copyright and Trademark Laws for more  information  about this subject.

Use of any  peer-to-peer  or file-sharing  software or web interface,  which allows users to search the hard drives of other users for files,  is prohibited on the Price Group network and PCs.  Downloading,  or copying to removable media,  copyrighted  materials may violate the rights of the authors of the  materials,  and the use of, or storage on the Price Group network, of these materials may introduce a liability or cause embarrassment to the firm.

GUIDELINES FOR USING PERSONAL COMPUTER SOFTWARE

         Acquisition  and  Installation  of  Software.  Only  Distributed  Processing  Support  Group-approved  and installed  software is  authorized.  Any software  program that is to be used by Price Group  personnel in connection  with the business of the firm must be ordered  through the Price Group Help Desk and installed by the Distributed Processing Support Group of TRPIT.

         Licensing.  Software  residing  on firm LAN  servers  will be either:  (1)  maintained  at an  appropriate license level for the number of users, or (2) made accessible only for those for whom it is licensed.

         Original CDs,  Diskettes and Copies.  In most cases,  software is installed by the Distributed  Processing
         Support  Group and original  software CDs and  diskettes  are not provided to the user.  In the event that original CDs or diskettes are provided,  they must be stored  properly to reduce the possibility of damage or theft.  CDs and diskettes  should be protected from extreme heat,  cold, and contact with anything that may act as a magnet or otherwise  damage them. You may not make additional  copies of software or software manuals obtained through the firm.

         Recommendations,   Upgrades,  and  Enhancements.  All  recommendations  regarding  computer  hardware  and software  programs are to be forwarded to the Price Group Help Desk,  which will  coordinate  upgrades and enhancements.

QUESTIONS  REGARDING  THIS  STATEMENT.  Any questions  regarding  this  Statement  should be directed to Enterprise
Security in TRPIT.

                                             T. ROWE PRICE GROUP, INC.
                                                STATEMENT OF POLICY
                                                        ON
                                          COMPLIANCE WITH ANTITRUST LAWS

Purpose

To protect the  interests of Price Group and its  personnel,  Price Group has adopted  this  Statement of Policy on
Compliance with Antitrust Laws ("Statement") to:

o        Describe  the legal  principles  governing  prohibited  anticompetitive  activity  in the conduct of Price
         Group's business; and

o        Establish  guidelines  for contacts  with other  members of the  investment  management  industry to avoid violations of the antitrust laws.

The Basic United States Anticompetitive Activity Prohibition

Section 1 of the United States Sherman  Antitrust Act (the "Act") prohibits  agreements,  understandings,  or joint actions between companies that constitute a "restraint of trade," i.e., reduce or eliminate competition.

This prohibition is triggered only by an agreement or action among two or more companies;  unilateral  action never violates the Act. To constitute  an illegal  agreement,  however,  an  understanding  does not need to be formal or written.  Comments made in  conversations,  casual comments at meetings,  or even as little as "a knowing wink," as one case says, may be sufficient to establish an illegal agreement under the Act.

The  agreed-upon  action must be  anticompetitive.  Some  actions are "per se"  anticompetitive,  while  others are judged according to a "rule of reason."

o        Some  activities  have been found to be so  inherently  anticompetitive  that a court will not even permit the  argument  that  they  have a  procompetitive  component.  Examples  of such per se illegal activities are agreements between competitors to fix prices or divide up markets in any way, such as exclusive territories.

o        Other joint  agreements  or  activities  will be examined by a court using the rule of reason  approach to see if the procompetitive results of the  arrangement outweigh  the anticompetitive  effects.  Permissible agreements among  competitors may include a buyers'  cooperative,  or a syndicate of buyers for an initial public offering of securities.  In rare instances, an association of sellers (such as ASCAP) may be permissible.

There is also an  exception  for  joint  activity  designed  to  influence  government  action.  Such  activity  is protected  by the First  Amendment  to the U.S.  Constitution.  For  example,  members of an industry  may agree to lobby Congress jointly to enact legislation that may be manifestly anticompetitive.

Penalties for Violating the Sherman Act

A charge  that the Act has been  violated  can be  brought  as a civil or a  criminal  action.  Civil  damages  can include  treble  damages,  plus  attorneys  fees.  Criminal  penalties for  individuals  can include fines of up to
$350,000 and three years in jail, and $100 million or more for corporations.

Situations in Which Antitrust Issues May Arise

To avoid  violating  the Act, any agreement  with other members of the  investment  management  industry  regarding which  securities to buy or sell and under what  circumstances we buy or sell them, or about the manner in which we market our mutual funds and investment and retirement  services,  must be made with the  prohibitions of the Act in mind.

         Trade  Association  Meetings  and  Activities.  A trade  association  is a group of  competitors  who join together to share common  interests and seek common solutions to common  problems.  Such  associations are at a high risk for  anticompetitive  activity and are closely  scrutinized  by  regulators.  Attorneys for trade  associations,  such as the  Investment  Company  Institute,  are  typically  present at meetings of members to assist in avoiding violations.

         Permissible Activities:

         o        Discussion of how to make the industry more competitive.

         o        An exchange of information or ideas that have procompetitive or competitively neutral effects, such as:  methods of protecting  the health or safety of workers;  methods of  educating  customers  and preventing abuses; and information regarding how to design and operate training programs.

         o        Collective action to petition government entities.

         Activities to be Avoided:

         o        Any discussion or direct exchange of current information about prices, salaries, fees, or terms and conditions of sales.  Even if such information  is publicly  available,  problems can arise if  the information available to the public is difficult to compile or not as current as that being exchanged.

               Exception:  A third party  consultant  can,  with  appropriate  safeguards,  collect,  aggregate and disseminate some of this information, such as salary information.

         o        Discussion of future business plans, strategies, or arrangements that might be considered to involve competitively sensitive information.

         o        Discussion of specific customers, markets, or territories.

         o        Negative discussions of service providers that could give rise to an inference of a joint refusal to deal with the provider (a "boycott").

         Investment-Related Discussions

                  Permissible  Activities:  Buyers or sellers with a common economic  interest may join together to facilitate  securities  transactions  that might otherwise not occur,  such as the formation of a syndicate  to buy in a private  placement or initial  public  offering of an issuer's  stock,  or negotiations among creditors of an insolvent or bankrupt company.

                  Competing  investment  managers  are  permitted  to serve on  creditors  committees  together and
                  engage  in  other  similar   activities  in  connection  with  bankruptcies  and  other  judicial proceedings.

                  Activities to be Avoided:  It is important to avoid anything that suggests  involvement  with any other firm in any  threats to  "boycott"  or  "blackball"  new  offerings,  including  making any ambiguous  statement  that,  taken out of  context,  might be  misunderstood  to imply such joint action.  Avoid  careless  or  unguarded  comments  that a hostile or  suspicious  listener  might interpret  as  suggesting  prohibited  coordinated  behavior  between  Price  Group and any other potential buyer.

                           Example:   After  an  Illinois  municipal  bond  default  where  the  state  legislature retroactively  abrogated some of the bondholders' rights,  several investment management complexes  organized to protest the state's  action.  In doing so, there was arguably an implied  threat that members of the group would boycott future  Illinois  municipal bond offerings.  Such a boycott  would be a violation of the Act. The  investment  management firms'  action led to an 18-month  United States  Department  of Justice  investigation.
                           Although  the  investigation  did  not  lead  to any  legal  action,  it  was  extremely expensive and time consuming for the firms and individual managers involved.

                  If you are present when anyone  outside of Price Group  suggests that two or more  investors with a grievance  against an issuer coordinate future  purchasing  decisions,  you should  immediately reject  any such  suggestion.  As soon as  possible  thereafter,  you  should  notify  the  Legal
                  Department, which will take whatever further steps are necessary.

         Benchmarking.  Benchmarking  is the  process of  measuring  and  comparing  an  organization's  processes, products and services to those of industry  leaders for the purpose of adopting  innovative  practices for improvement.

         o        Because benchmarking usually involves the direct exchange of information with competitors, it is particularly subject to the risk of violating the antitrust laws.

         o        The list of issues that may and should  not be discussed in the context of a trade association also applies in the benchmarking process.

         o        All proposed benchmarking agreements must be reviewed by the Legal Department before the firm agrees to participate in such a survey.

International Requirements.  The United Kingdom and the European Union have requirements based on principles similar to those of United States law.  If you have specific questions about United Kingdom or European Union requirements, you should contact the  Legal Department.

                                             T. ROWE PRICE GROUP, INC.
                                  STATEMENT OF POLICIES AND PROCEDURES ON PRIVACY

INTRODUCTION

This Statement of Policies and  Procedures on Privacy  ("Statement")  applies to T. Rowe Price Group,  Inc. and its subsidiaries  and  affiliates,  including its  international  operations.  In addition,  certain  regulated T. Rowe
Price companies (i.e., T. Rowe Price  Associates,  Inc., T. Rowe Price Advisory  Services,  Inc., the T. Rowe Price
Insurance  Agencies,  T. Rowe Price  Investment  Services,  Inc.,  T. Rowe Price  Savings Bank, T. Rowe Price Trust
Company and the Price Funds) offer  financial  products and services to consumers and,  consequently,  are required to deliver privacy notices under the Privacy Rules  ("Regulation  S-P") adopted by the United States Securities and
Exchange  Commission,  as well as privacy regulations of the federal banking regulators,  and applicable state law.
It is Price Group's policy to:

o        Treat  our  customers'  personal  and  financial   information   ("Nonpublic  Customer   Information")  as
         confidential;

o        Protect Nonpublic Customer Information; and

o        Not share this information with third parties unless necessary to process customer  transactions,  service customer accounts, or as otherwise permitted by law.

This Statement  covers only United States  requirements.  International  privacy  regulation is beyond the scope of these  procedures  and if you  conduct  business  internationally  you  should be aware of the  applicable  privacy regulations in the foreign jurisdiction where you conduct business.

INITIAL AND ANNUAL NOTICES OF THE T. ROWE PRICE PRIVACY POLICIES

As a means of informing our customers of T. Rowe Price's  Privacy  Policies,  the firm has adopted a Privacy Policy
Notice, which is provided to customers of the regulated T. Rowe Price companies.

The Privacy Policy Notice is included with or accompanies  any account  application or other material  delivered to prospective  customers  that enables a customer to open an account.  The Privacy  Policy Notice shall also annually be enclosed with customer  account  statements,  typically in April.  Additionally,  an internet website version of the Privacy Policy Notice is posted on Price Group's internet website (troweprice.com).

The Legal  Department is responsible  for any amendments  required to be made to the Privacy Policy Notice.  Retail
Operations is responsible for the initial  Privacy Policy Notice  distribution  to customers,  the  distribution to prospective  customers,  and the annual  distribution  of the  Privacy  Policy  Notice to Price Fund  shareholders,
Brokerage  customers,  annuity  customers and other retail  customers.  Other  business units not covered by Retail
Operations  will be  notified of their  obligations  to deliver the Privacy  Policy  Notice to  customers  in their respective business units.

EDUCATION OF INDIVIDUALS ABOUT PRIVACY POLICIES AND PROCEDURES

Every  individual  at T. Rowe Price should be aware of our Privacy  Policies and  Procedures  and every  individual bears responsibility to protect Nonpublic Customer Information.

Managers  and  supervisors  shall  ensure  that our Privacy  Policies  and  Procedures  are  reviewed  with all new individuals at T. Rowe Price to ensure  sensitivity to our Policies.  Particular  attention  should be given to any temporary or part-time  workers and  consultants  to ensure that they are  educated to the critical  importance  of protecting  confidential  information.  Managers and  supervisors  shall  regularly  review the operations of their business units to identify  potential  exposure for breaches of our Privacy  Policies and  communicate  appropriate remedies to applicable individuals as an integral part of the continuing education of such individuals.

WHAT IS NONPUBLIC CUSTOMER INFORMATION?

Nonpublic Customer  Information  comprises  virtually all the information that a customer supplies to T. Rowe Price as well as the  information  that T. Rowe Price  otherwise  obtains  or  generates  in  connection  with  providing financial products or services to that customer.  Accordingly,  the existence of the customer  relationship  (e.g., customer  lists),  the  contents of any account  application  (including  but not limited to the  customer's  name, address,  social security number,  occupation,  beneficiary information and account number), the customer's account balance,  securities holdings and the customer's  transaction  history would all be Nonpublic Customer  Information that T. Rowe Price considers to be confidential.

METHODS BY WHICH WE PRESERVE CONFIDENTIALITY

Each  Business  Unit Head has  responsibility  with  respect to his or her business  unit to  establish  procedures whereby the confidentiality of Nonpublic Customer  Information is preserved.  Such procedures should address access to and safeguards for Nonpublic  Customer  Information  based upon the business unit's  operations,  access to, and handling of such  information.  The procedures should address  safeguards  relating to  administrative,  technical, and physical access to Nonpublic Customer Information.

      Access to Information

         Nonpublic  Customer  Information  can be used and  stored  in many  forms  (e.g.,  on paper,  as  computer records,  and in  conversations  stored as voice  recordings).  All possible  methods for  conveying  such
         information   must  be  evaluated  for  the  potential  of  inappropriate   disclosure.   Only  authorized
         individuals,  who are trained in the proper handling of Nonpublic Customer  Information,  are permitted to have access to such  information.  Additionally,  managers and supervisors shall limit access to Nonpublic
         Customer  Information  to  those  individuals  who  need  access  to such  information  to  support  their respective  job  functions.  Situations  where  excessive  or  inappropriate  access  to  or  exposure  of
         Nonpublic Customer Information is identified should be remediated.

         Computer Access

         Managers and supervisors of respective  business units are responsible for making  judgments and decisions with  regard to the use of  Nonpublic  Customer  Information  including  decisions  as to who  shall  have computer access to such information.

         In general,  managers and supervisors shall instruct  Enterprise Security to restrict access to any system that maintains Nonpublic Customer  Information to authorized  individuals who need access to support their respective  job  functions.  System  access,  or changes to such access,  shall be submitted in the format directed by Enterprise  Security and  authorized by the  appropriate  business unit manager or supervisor.
         Managers and  supervisors  are also  responsible for notifying  Enterprise  Security,  in a timely manner, that an  employee,  consultant  or  temporary  worker has left the firm so that  access may be  suspended.
         This is  especially  important for  temporary  staff who are  contracted  independent  of Human  Resources and/or one of the on-site  temporary  agencies.  Managers  and  supervisors  are hereby  reminded of their obligations to prevent the use of "User IDs" of terminated  employees,  consultants and temporary  workers to gain improper access to systems.

         In addition to system access,  managers and supervisors  shall review their operations to identify whether any application  systems that maintain Nonpublic  Customer  Information should have an additional level of security,  such as extra  passwords.  Managers and  supervisors  shall promptly  communicate  the need for additional levels of security to Enterprise Security.

         New Business and Systems Development

         All new  business  and systems  application  development  that  relates to or affects  Nonpublic  Customer
         Information  must be developed with  consideration  to the firm's policies and procedures for safeguarding
         Nonpublic  Customer  Information.  Business  and systems  development  must be  continuously  reviewed for adherence to Nonpublic  Customer  Information  protection and the prevention of  unauthorized  exposure of such information.

         Individuals  at  T.  Rowe  Price  working  on  systems  and  processes  dealing  with  Nonpublic  Customer
         Information  must evaluate the potential  risks for breach of the  confidentiality  of Nonpublic  Customer
         Information  and  implement  safeguards  that will provide  reasonable  protection  of the privacy of such information.  Please  refer to the  Statement  of Policy  with  Respect to Computer  Security  and Related
         Issues in this Code for additional  information on system requirements  related to protection of Nonpublic
         Customer Information.

         Safeguarding Nonpublic Customer Information

         To safeguard  the  interests of our customers  and to respect the  confidentiality  of Nonpublic  Customer
         Information, all individuals at T. Rowe Price shall take the following precautions:

         o        Do not discuss Nonpublic Customer Information in public places such as elevators, hallways, lunchrooms or social gatherings;

         o        To the extent practical, limit access to the areas of the firm where Nonpublic Customer Information could be observed or overheard to individuals with a business need for being in the area;

         o        Avoid using speaker phones in areas where unauthorized persons may overhear conversations;

         o        Where appropriate, maintain the confidentiality of client identities by using code names or numbers for confidential projects or use aggregate data that is not personally identifiable to any customer;

         o        Exercise care to avoid placing documents containing Nonpublic Customer Information in areas where they may be read by  unauthorized  persons and store such documents in secure  locations when they are not in use  (particular  attention  should be  directed  to securing  the  information  outside of normal business hours to prevent misappropriation of the information); and

         o        Destroy copies of confidential documents no longer needed for a project.

         Record Retention

         Under various federal and state laws and regulations,  T. Rowe Price is required to produce,  maintain and
         retain  various  records,  documents  and  other  written  (including  electronic)   communications.   All
         individuals at T. Rowe Price are responsible  for adhering to the firm's record  maintenance and retention policies.

         Managers and  supervisors  are responsible to see that all Nonpublic  Customer  Information  maintained by their respective  business units is retained in a secure location.  Nonpublic  Customer  Information shall be secured so that access to the  information  is limited to those  utilizing the  information  to support their respective job functions.

         Destruction of Records

         All  individuals at T. Rowe Price must use care in disposing of any Nonpublic  Customer  Information.  For example,  confidential  paper records that are to be discarded  should be shredded or destroyed so that no personal information is discernable.  If a significant  quantity of material is involved,  Report Services should be contacted for instructions regarding proper disposal.

DEALINGS WITH THIRD PARTIES

Generally,  T. Rowe  Price will not  disclose  any  Nonpublic  Customer  Information  to any third  parties  unless necessary to process a transaction,  service an account or as otherwise permitted by law.  Accordingly,  absent the explicit  approval of the  respective  manager in the business  unit,  individuals  shall not divulge any Nonpublic
Customer  Information to anyone outside of the firm. For example,  individuals  shall not supply a third party with anything  showing actual customer  information for the purpose of providing a "sample" (e.g.,  for software testing or problem  resolution)  without  explicit  manager  approval.  This  prohibition  also bars individuals at T. Rowe
Price from  disclosing to members of their  immediate  family  Nonpublic  Customer  Information or the existence of client relationships.

At times,  in an effort to obtain  confidential  information,  third  parties will assert that they are entitled to certain  information  pursuant to a subpoena or some other legal process or  authority.  Since there can be various issues which may affect the validity of such  demands,  no records or  information  concerning  customers  shall be disclosed  unless  specifically  directed  by the Legal  Department.  Any such  demands for  information  should be promptly referred to the Legal Department.

RETENTION OF THIRD PARTY ORGANIZATIONS BY T. ROWE PRICE

Whenever we hire third party  organizations to provide support services,  we will require them to use our Nonpublic
Customer  Information  only for the purposes  for which they are  retained  and not to divulge or otherwise  misuse that  information.  Therefore,  it is  imperative  that in  retaining  such  third  parties,  we  have  contractual representations  from them to preserve the  confidentiality  of  Nonpublic  Customer  Information  and that we have adequate means to verify their  compliance.  Accordingly,  no third party  organizations  shall be retained to deal with or have access to our Nonpublic  Customer  Information  unless the Legal  Department has determined that there are  adequate  contractual  provisions  in place.  All  non-standard  contracts  relating  to the use of  Nonpublic
Customer  Information  should be submitted to the Legal Department for review; a standard  Nondisclosure  Agreement may also be used if approved by the Legal Department.

In the event a  supervisor  identifies  a need to retain a  temporary  worker  for work  with  access to  Nonpublic
Customer  Information,  the  supervisor  shall ensure that there are  adequate  safeguards  established  to protect confidentiality  of our records.  Additionally,  if such  temporary  worker is being  retained  independent  of the on-site  temporary  agencies  utilized by Human  Resources,  the  supervisor  must contact the Legal  Department to verify  that  there  are  adequate  contractual  safeguards  relative  to  privacy.  Furthermore,  supervisors  are responsible for identifying  temporary  workers,  reporting their identity to Enterprise  Security and to the Legal
Department  and seeing  that such  workers  are  familiar  with the Code of Ethics,  including  the firm's  Privacy
Policies and Procedures.

POTENTIAL BREACHES OF PRIVACY

In the event  that any  circumstances  arise  where a release  of  Nonpublic  Customer  Information  to anyone  not authorized to receive such  information has or may have occurred,  the individual  identifying such possible breach shall  immediately  report the incident to his or her supervisor,  who in turn will notify the respective  Business
Unit Head and the Director of Compliance of Price Group.  The Business  Unit Head will  investigate  the matter and instruct  T. Rowe Price  personnel  on what  actions,  if any,  should be taken to remedy any breach of our Privacy
Policies.

INQUIRIES FROM CUSTOMERS ABOUT PRIVACY

In light of the growing  concerns that many customers  have regarding  privacy of their  financial  records,  it is anticipated  that many customers will have questions.  To assist  customers,  individuals at T. Rowe Price shall be
familiar   with  how  the  Privacy   Policy   Notice  can  be  accessed   from  the  firm's   intranet  site  under
Corporate/Legal/Privacy  Policies and Procedures.  In the event  customers have  questions,  they shall be referred to the T. Rowe Price Privacy Policy Notice.  If customers have questions  regarding the internet and privacy,  such customers  shall be referred to the T. Rowe Price  (website)  Privacy  Policy  Notice,  which is  available  on the intranet  site as well as the firm's  internet  website  (troweprice.com).  Individuals  shall offer to mail to the customer a paper copy of the Privacy Policy Notice to an address specified by the customer, if desired.

In the event a customer  has  questions  about our policy or  procedures  that the  customer  does not consider are addressed by the Privacy Policy  Notice,  the customer  should be referred to the respective  Business Unit Head or the Legal Department.

INTERNATIONAL REQUIREMENTS

The   privacy   policy   for  the   firm's   international   business   is  posted  on  the  TRP   Global   website
(www.trowepriceglobal.com).  Internationally  based  subsidiaries  and  affiliates  must comply with the U.K.  Data
Protection Act as it applies to their  activities.  If you have any questions in this area,  please contact the TRP
International Compliance Team.